Exhibit 10.18

LEASE

BETWEEN

OCEAN RANCH II, LLC

AND

YOSHIHARU GLOBAL CO.
dba YOSHIHARU RAMEN LAGUNA NIGUEL

FOR

OCEAN RANCH II
LAGUNA NIGUEL, CALIFORNIA

DATED: 7/18/2022 | 8:10:54 PM PDT **, 2022**

The submission of this Lease by Landlord, its broker, agent or representative, for examination or execution by Tenant, does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant; it being intended hereby that notwithstanding the preparation of space plans and/or tenant improvements plans, etc., and/or the expenditure by Tenant of time and/or money while engaged in negotiations in anticipation of it becoming the Tenant under this Lease, or Tenant's forbearing pursuit of other leasing opportunities, or even Tenant's execution of this Lease and submission of same to Landlord, that this Lease shall become effective and binding upon Landlord only upon the execution hereof by Landlord and its delivery of a fully executed counterpart hereof to Tenant. No exception to the foregoing disclaimer is intended, nor shall any be implied, from expressions of Landlord's willingness to negotiate with respect to any of the terms and conditions contained herein.

Lease

Table of Contents

SCHEDULE OF EXHIBITS

LEASE

This Lease ("Lease") is entered into as of the date set forth in Section 1.1 by and between Landlord and Tenant.

ARTICLE 1
BASIC LEASE PROVISIONS

The words, figures and definitions set forth in the following Sections are part of this Lease wherever appropriate reference is made thereto, unless modified elsewhere in this Lease.

1.1 Effective Date: means 7/18/2022 | 8:10:54 PM PDT, 2022.

1.2 Landlord: means OCEAN RANCH II, LLC, a California limited liability company.

1.3 Tenant: means YOSHIHARU GLOBAL CO., a Delaware corporation.

1.4 Tenant's Trade Name: means Yoshiharu Ramen Laguna Niguel. (Section 7.1)

1.5 Project: means the commercial development commonly known as the Ocean Ranch Village as shown on the site plan (the "Site Plan") attached hereto as Exhibit A. The Project is located in the City of Laguna Niguel, County of Orange, State of California.

1.6 Premises: means the area shown on Exhibit B to this Lease, and depicted as 32341 Golden Lantern, Suite B, Laguna Niguel, California, containing approximately one thousand five hundred fifty-seven (1,557) square feet of Floor Area. (Section 2.1)

1.7 Permitted Use: Tenant shall use the Premises solely for the purpose of the operation of a first class ramen restaurant consistent with Tenant's locations throughout California, serving the food consistent with the menu attached hereto as Exhibit K. Provided that Tenant (a) obtains and maintains a valid and proper Liquor License (defined in Section 7.11, below), (b) complies with all federal, state, municipal and other governmental laws, regulations and rules with respect to the sale and consumption of alcoholic beverages in the Premises, and (c) complies with applicable provisions of this Lease, Landlord agrees that, subject to and without derogating from the other provisions of this Lease, Tenant shall have the right to sell alcoholic beverages at retail for consumption within the Premises, subject to and in accordance with all applicable provisions of the Liquor License. Tenant expressly assumes the risk that it may not be able to obtain the Liquor License and that the failure to obtain the Liquor License and/or Tenant's inability to serve alcoholic beverages at the Premises at any time during the Term shall in no way impair the validity or effectiveness of this Lease or modify or affect Tenant's obligations under this Lease. The Premises shall be used for no other use or purpose whatsoever, and shall be subject to the existing "exclusive uses" and "prohibited uses" set forth in Exhibit J attached hereto (collectively, the "Use Restrictions"). Without limiting the foregoing, the Permitted Use hereunder shall at all times be subject to the terms of Article 7 of this Lease, including, without limitation, Sections 7.1 and 7.5.

1.8 Term: means the period commencing on the Commencement Date and expiring upon the expiration of the one hundred twentieth (120th) full calendar month after the Rent Commencement Date (defined below). (Section 3.1)

1.9 Option Term: means two (2) Option Terms of five (5) years each, the first such Option Term being referred to herein as "Option Term One" and the second such Option Term being referred to herein as "Option Term Two". (Section 3.4).

1.10 Minimum Monthly Rent and Minimum Annual Rent (Sections 4.2 and 4.3):

Period		Minimum Annual Rent	Minimum Monthly Rent	Rate per Square Foot per Month
RCD -	12th full calendar month after the RCD	$84,078.00	$7,006.50	$4.50
13th full calendar month after the RCD -	24th full calendar month after the RCD	$84,078.00	$7,006.50	$4.50
25th full calendar month after the RCD -	36th full calendar month after the RCD	$86,600.34	$7,216.70	$4.64

37th full calendar month after the RCD -	48th full calendar month after the RCD	$89,198.35	$7,433.20	$4.77
49th full calendar month after the RCD -	60th full calendar month after the RCD	$91,874.30	$7,656.19	$4.92
61st full calendar month after the RCD -	72nd full calendar month after the RCD	$94,630.53	$7,885.88	$5.06
73rd full calendar month after the RCD -	84th full calendar month after the RCD	$97,469.45	$8,122.45	$5.22
85th full calendar month after the RCD -	96th full calendar month after the RCD	$100,393.53	$8,366.13	$5.37
97th full calendar month after the RCD -	108th full calendar month after the RCD	$103,405.33	$8,617.11	$5.53
109th full calendar month after the RCD -	120th full calendar month after the RCD	$106,507.49	$8,875.62	$5.70

If Tenant properly exercises its Option to Extend the Lease pursuant to Section 3.4 of this Lease, Minimum Monthly Rent and Minimum Annual Rent shall be as set forth in Section 4.3(b).

1.11 Minimum Rent: means, as the context requires, either Minimum Monthly Rent or Minimum Annual Rent.

1.12 Breakpoint: means $1,500,000.00 for the period commencing on the Commencement Date and expiring at the end of the twelfth (12th) full calendar month (such period the "First Lease Year"); provided, on the first day after the expiration of the First Lease Year, and on each anniversary of such date thereafter the Breakpoint shall be increased by three percent (3%) over the Breakpoint in effect immediately prior to such date.

1.13 Commencement Date; Rent Commencement Date: "Commencement Date" means the earlier of (i) one hundred eighty (180) days after the Delivery Date (defined below), or (ii) the date Tenant opens for business to the public from the Premises. Each of "Rent Commencement Date" and "RCD" means the date that is one hundred eighty (180) days after the Delivery Date.

1.14 Percentage Rent Rate: means six percent (6%).

1.15 Promotional Charge: means $0.50 per square foot of Floor Area per annum, subject to adjustment as provided in Article 19.

1.16 Radius Restriction: means a distance of three (3) miles from all outer perimeters of the Project. (Section 7.4).

1.17 Insurance Limits: means Three Million Dollars ($3,000,000.00). (Article 9)

1.18 Guarantor: means, collectively and jointly and severally, (a) YOSHIHARU HOLDINGS CO., a California corporation, and (b) James Chae and Jennie Chae, a married couple.

1.19 Landlord's Address For Rent And Notices: c/o Shea Properties, 130 Vantis, Suite 200 Aliso Viejo, CA 92656, Attention: Senior VP of Asset Management; with a copy to: Legal Department. (Section 20.1)

1.20 Security Deposit: means Eleven Thousand Seven Hundred Seven and 36/100 Dollars ($11,707.36). (Section 20.2)

1.21 Tenant's Address For Notices: 6940 Beach Blvd., Suite D-705, Buena Park, CA 90621. Additionally, any default notice shall be forwarded to: 6940 Beach Blvd., Suite D-413, Buena Park, CA 90621. 32341 Golden Lantern, Suite B, Laguna Niguel, CA 92677. (Section 20.1)

1.22 Broker: means Jones Lang Lasalle Brokerage, Inc., and CBRE, Inc., representing Landlord, and Yun Law Group, representing Tenant. (Section 20.10)

1.23 Tenant Improvement Allowance: means an amount not to exceed Seventy Thousand Sixty Five and 00/100 Dollars ($70,065.00) (based upon the amount of Forty-Five Dollars ($45.00) per square foot of Floor Area within the Premises). (Exhibit C).

1.24 Prepaid Rent: means Eight Thousand Three Hundred Sixty-One and 09/100 Dollars ($8,361.09).

ARTICLE 2
PREMISES

2.1 Lease of Premises. Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, which is a part of the Project. Tenant expressly acknowledges and agrees that Tenant shall lease and accept the Premises in their **"AS-IS", "WHERE-IS" "WITH ALL FAULTS"** condition and state of repair. Moreover, Tenant agrees that except as may otherwise be expressly stated in this Lease, that no representations, or warranties, or inducements, with respect to any condition of the Premises have been made by Landlord, or its designated representatives, to Tenant, or its designated representatives. In furtherance of the foregoing, Tenant hereby acknowledges that no promises to decorate, alter, repair or improve the Premises, either before or after the execution of this Lease have been made to Tenant by Landlord, other than the Tenant Improvement Allowance set forth in Section 1.23. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant with the existing mechanical, electrical and plumbing systems (collectively, the "MEP Systems") in good working order. If Tenant discovers that any of the MEP Systems were not in an operable and working condition as of the Delivery Date and provides written notice to Landlord of such deficiency within sixty (60) days after the Delivery Date and such deficiency was not caused by Tenant, its agents or employees, then Landlord shall not be liable to Tenant for any damages but Landlord, at no cost to Tenant and as Tenant's sole and exclusive remedy, shall perform such work or take such other action as may be necessary to place the applicable MEP System in the operable and working condition. If Tenant does not give Landlord written notice of any deficiency of any MEP Systems within the aforementioned sixty (60) days, then Landlord shall not be responsible for correcting such condition pursuant to this Section 2.1 but, rather, such condition shall be corrected as otherwise provided in the Lease. Notwithstanding the above, Landlord's obligation hereunder does not cover the cost of normal repair, maintenance or replacement expected in light of the specifications of the applicable equipment or any damage to the MEP Systems resulting from the acts or omissions of Tenant, its employees, agents and/or invitees. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit C, except as expressly provided otherwise in this Lease, completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto.

2.2 Delivery Date. Provided that Landlord has received no later than the Delivery Date (defined below) the full payment of Prepaid Rent and Security Deposit, as well as insurance certificates, all as provided in this Lease (or, at Landlord's sole election, any of the foregoing), then Landlord shall make good faith efforts to cause the Delivery Date to occur no later than five (5) business days following the Effective Date. "Delivery Date" means the date Landlord makes the Premises available to Tenant for occupancy and the commencement of Tenant's Work.

2.3 Reservation. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the installation, maintenance, use and replacement of pipes, ducts, utility lines, systems and structural elements serving the Project and for such other purposes as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not materially and unreasonably interfere with the operation of Tenant's business on the Premises.

2.4 Floor Area. The term "Floor Area", as used in this Lease, shall mean all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls (and extensions, in the case of openings) and from the center of interior demising walls, and shall include, but not be limited to, restrooms, areas utilized for retail sales, warehouse or storage areas, clerical or office areas, employee areas and any other areas included in the measurement of the Floor Area of the buildings within the Project by applicable governmental authorities for purposes of determining the required number of parking spaces for the Project; provided, however, that the following areas shall not be included in such calculations: (i) space attributable to any multi-deck, platform, rack or other multi-level system used solely for the storage of merchandise which is located vertically above ground floor; (ii) mezzanine areas; and (iii) outdoor sales and seating areas. Deductions shall not be allowed for columns, sprinkler risers, roof drains, vents, piping, wastelines, conduit, ventilation shafts and related items serving the other tenant spaces. Floor Area for Tenant (and other tenants in the Project) shall include a proportionate share of electrical, janitorial and telephone rooms, and interior and exterior corridors, if any, leading to service areas utilized by Tenant (or such other tenants) (the "Adjacent Area"), which proportionate share shall be reasonably determined by Landlord based upon the Floor Area of the Premises and the Floor Area of the premises in the Project which benefit from the Adjacent Area. Landlord shall have the right, following the Commencement Date, to cause the Floor Area of the Premises to be remeasured by a licensed architect. Upon determination of the actual Floor Area of the Premises in the manner set forth above, the Minimum Rent and all other charges payable by Tenant under this Lease which are determined with reference to the Floor Area of the Premises shall be adjusted accordingly.

ARTICLE 3
TERM

3.1 Term of Lease. This Lease shall be effective from and after the Effective Date. The Term shall commence on the Commencement Date and shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of months specified in Article 1 from the first day of the first full calendar month following the Rent Commencement Date.

3.2 Commencement of Tenant's Work. Tenant shall perform "Tenant's Work" (as specified in Exhibit C) so as to allow Tenant to open for business from the Premises as provided in Exhibit C hereto. Tenant agrees that the failure of Landlord to deliver possession of the Premises by the time provided herein will not give rise to any claim for damages by Tenant against Landlord or permit Tenant to rescind or terminate this Lease. If the Delivery Date has not occurred within twelve (12) months from the Effective Date, then either party shall have the right to terminate this Lease upon written notice of such election to the other prior to the actual delivery of the Premises, and thereafter neither party will have any liability or obligations under this Lease to the other, except for any liability or obligations expressly stated in this Lease to survive termination hereof, including the reimbursement of Prepaid Rent and Security Deposit.

3.3 Commencement Date Notice. Landlord shall have the right to give Tenant written notice in substantially the form of Exhibit D (the "Commencement Date Notice") confirming the Commencement Date and, in such event, Tenant shall acknowledge such Commencement Date by returning to Landlord an executed copy of the Commencement Date Notice within ten (10) days of Tenant's receipt thereof. If Tenant fails to return the Commencement Date Notice to Landlord within such ten (10) day period, then Tenant shall conclusively be deemed to have approved the contents of the Commencement Date Notice.

3.4 Option To Extend. Provided that (i) Tenant is not in default of any provision of this Lease at the time of exercise of an option to extend provided herein or at any time thereafter prior to the commencement of the applicable "Option Term" (as hereinafter defined), (ii) Tenant is not, and has not been, in monetary or material non-monetary default at any time under this Lease beyond applicable notice and cure periods, and (iii) Tenant is open for business to the public for the Permitted Use and operating from the entirety of the Premises in accordance with this Lease, Tenant shall have the option to extend the Term for the additional period(s) set forth in Section 1.9 of this Lease (each such period being referred to herein as an "Option Term") only by giving Landlord written notice at least six (6) months, but no more than twelve (12) months, before the expiration of the then current Term. All of the terms, covenants, conditions, provisions and agreements applicable to the initial Term shall be applicable to each Option Term, except that the Minimum Rent payable during each Option Term shall be as set forth in this Lease. The option to extend the Term pursuant hereto by the Option Term shall be personal to the original Tenant signatory to this Lease and shall not be exercisable by or for the benefit of any assignee or subtenant of Tenant, other than: (a) an assignee in connection with an assignment approved by Tenant pursuant to Article 12 below where (x) such assignee's tangible net worth is equal to or greater than the aggregate tangible net worth of Tenant and Guarantor as of the Effective Date, and (y) the Permitted Use and Trade Name used by such assignee is the same as the Permitted Use and Trade Name originally set forth under this Lease; or (b) an assignee in connection with a "Permitted Transfer" pursuant to Section 12.4 below. All references in this Lease to the "Term" shall be deemed to mean the initial Term as extended by the Option Term(s), as applicable.

ARTICLE 4
RENT

4.1 Rent. Subject to Section 4.2 below with respect to Tenant first obligation to pay Minimum Rent from and after the Rent Commencement Date, from and after the Commencement Date, Tenant shall pay "Rent" (as hereinafter defined) to Landlord at the address set out in Section 1.19, or upon written notice from Landlord, to Landlord's assignee or such other place as Landlord may from time to time designate in writing to Tenant, without prior demand, deduction or set-off, as more particularly set forth in this Article 4.

4.2 Minimum Rent. Tenant shall pay to Landlord Minimum Rent, initially at the monthly rate provided in Section 1.10 and thereafter as adjusted in accordance with Section 4.3 below, on the first day of each calendar month during the Term commencing on the Rent Commencement Date. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the Security Deposit and the Prepaid Rent (which Prepaid Rent shall be applied against the first obligation of Tenant to pay full Minimum Monthly Rent and Additional Rent under this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, Minimum Monthly Rent for the first and last partial months shall be prorated on the basis of the number of actual days in such month.

4.3 Rent Adjustment.

(a) The Minimum Annual Rent payable under Section 1.10 and this Article 4 shall be adjusted on each of the dates and to the amounts specified in Section 1.10.

(b) The Minimum Annual Rent of the Premises during the initial twelve (12) calendar months of each of Option Term One and Option Term Two shall be one hundred three percent (103%) of the Minimum Annual Rent payable immediately prior to the applicable Option Term. On the first anniversary of the first day of the applicable Option Term and each anniversary thereafter, the Minimum Annual Rent shall be increased by three percent (3%).

4.4 Additional Rent. All monetary obligations of Tenant under this Lease that are in addition to the Minimum Annual Rent shall be deemed additional rent ("Additional Rent"). Minimum Rent and Additional Rent are sometimes collectively referred to herein as "Rent".

4.5 Delayed Opening Rent. If Tenant fails to open for business to the public in the Premises on or before the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, and in addition to Minimum Rent, One Thirtieth (1/30th) of the then-current Minimum Monthly Rent per day for each day within the period beginning upon the Rent Commencement Date and continuing through the date upon which Tenant is open for business and operating in accordance with this Lease.

4.6 Late Payments. If any installment of Minimum Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after the date when due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of the delinquent amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant.

4.7 Percentage Rent.

(a) During the Term, Tenant shall pay to Landlord, as provided below, the dollar amount by which the percent specified in Section 1.14 ("Percentage Rent Rate") of Tenant's "Gross Sales" (as hereinafter defined) exceeds the Breakpoint during each calendar year (or, at Landlord's election, its fiscal year), or portion thereof, of the Term ("Percentage Rent").

(b) Tenant shall furnish or cause to be furnished to Landlord a statement of the monthly Gross Sales of Tenant within ten (10) days after the close of each calendar month and a statement of the annual Gross Sales of Tenant within thirty (30) days after the close of each calendar year. Such statements shall be in a form substantially similar to Exhibit E attached hereto or in another form mutually acceptable to Landlord and Tenant. Such statements shall be certified as an accurate accounting of Tenant's Gross Sales by an authorized representative of Tenant. Tenant shall pay Percentage Rent each calendar year on the tenth (10th) day of the month immediately following the month during which Gross Sales exceed the Breakpoint for such calendar year. Thereafter, Tenant shall pay Percentage Rent monthly on all additional Gross Sales during the remainder of such calendar year, such payments to be made on the same date Tenant submits its written statement of monthly Gross Sales. Percentage Rent for a Partial Year (as defined below) shall be calculated on a prorated basis (such proration or adjustment being based upon the actual number of days in such Partial Year). A "Partial Year" means that portion of the Term prior to the first full calendar year or following the last full calendar year of the Term.

(c) The term "Gross Sales", as used in this Lease, shall mean the gross selling price of all goods, wares and merchandise sold or rented (including, but not limited to, food and beverages; provided, however, this reference to food and beverages shall not be deemed to permit the sale of food or beverages from the Premises if not otherwise expressly permitted by this Lease), and the charges for all services performed by Tenant or any other person or entity in, at, or from the Premises for cash, credit or otherwise, without reserve or deduction for uncollected amounts, including but not limited to sales and services (a) where the orders originate in, at or from the Premises, regardless from whence delivery or performance is made, (b) pursuant to mail, telephone, catalogue, facsimile, internet, electronic, video and computer orders, and orders by means of other technology-based systems whether now existing or hereafter developed, and other orders received, placed or filled at the Premises, (c) resulting from transactions originating in, at or from the Premises, and (d) except as hereinafter specifically provided, deposits not refunded to customers. Notwithstanding the foregoing, Gross Sales shall not include the following: (i) sales taxes, use taxes, luxury taxes, excise taxes or similar taxes imposed by governmental entities upon the sale of merchandise or services, but only if collected from customers separately from the selling price and paid directly to the respective governmental entities; (ii) proceeds from the sale of fixtures, equipment or property which are not stock in trade; (iii) refunds to customers to the extent that such refunds relate to a prior inclusion of the same transaction; (iv) direct catalog or internet sales made through Tenant's catalog or internet division, but catalog or internet orders taken at the Premises and paid or charged at or through the Premises will be included in Gross Sales; (v) any exchange of merchandise between Tenant's stores or warehouses where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises; (vi) insurance proceeds; (vii) sales at no profit to Tenant from vending machines located in non-sales areas of the Premises and which are for the exclusive use of Tenant's employees; (viii) sums collected on claims against transportation companies or carriers; (ix) value of gift certificates until redeemed or otherwise booked by Tenant as a completed sale; (x) layaway sales (except when the sale is completed or the deposit converted to income by Tenant); (xi) amounts received for a customer service at no profit to Tenant, such as gift wrapping, shipping, alterations and repair charges; (xii) sales to jobbers made for the purpose of clearing stock of old or obsolete merchandise; (xiii) cost of check verification charges, credit card charges paid to credit card companies, not exceeding one percent (1%) of Gross Sales per calendar year; (xiv) sales to employees of Tenant at a discount, not exceeding one percent (1%) of Gross Sales per calendar year; and (xv) uncollectible or so-called bad debts in the year claimed by Tenant for federal income tax purposes to the extent the amount deducted or excluded does not exceed one percent (1%) of Tenant's Gross Sales for any calendar year, provided that any amounts subsequently collected in respect of such bad debts shall be included in Gross Sales when collected (the "Exclusions from Gross Sales"). Tenant shall use its reasonable good faith efforts to maximize Gross Sales from the Premises.

(d) Recordation of Sales. At the time of a sale or other transaction, Tenant shall record the sale or other transaction in a cash register with sealed continuous tape, or on a computer, or by using any other method of recording sequentially numbered purchases and keeping a cumulative total.

(e) Books and Records. For a period of three (3) years following the submittal of its certified annual statement for each calendar or fiscal year, Tenant shall keep and maintain full and accurate books of account and records relative to transactions from the Premises in accordance with generally accepted accounting principles consistently applied. The books of account and records kept and maintained by Tenant for audit purposes shall include all records, receipts, journals, ledgers and documents reasonably necessary to enable Landlord or its auditors to perform a complete and accurate audit of Gross Sales and Exclusions from Gross Sales in accordance with generally accepted accounting principles.

(f) Audits. Landlord, at any time within three (3) years after receipt of any certified annual statement and upon not less than ten (10) days prior Notice to Tenant, may cause an audit to be made of Gross Sales and Exclusions from Gross Sales and all of Tenant's records and books necessary (in Landlord's judgment) to audit such items. Tenant shall make all such books and records available for the audit at the Premises or at Tenant's offices in the continental United States. If the audit discloses an underpayment of Percentage Rent, Tenant shall immediately pay to Landlord the amount of the underpayment, with "Interest" (as hereinafter defined), which shall accrue from the date the payment should have been made through and including the date of payment. If the audit discloses an underreporting of Gross Sales in excess of two percent (2%) of the reported Gross Sales, whether or not additional Percentage Rent is due, then Tenant shall also immediately pay to Landlord all reasonable costs and expenses incurred in the audit and in collecting the underpayment, including auditing costs and attorneys' fees. If the audit discloses an overpayment of Percentage Rent, and provided Tenant is not in arrears as to the payment of any Minimum Annual Rent or Additional Rent, Landlord shall refund to Tenant the amount of any overpayment. In no event shall Tenant have the right to offset any overpayment against future Minimum Rent or Additional Rent payable under this Lease.

ARTICLE 5
TAXES AND UTILITIES

5.1 Taxes.

(a) As used in this Lease, the term "Taxes" shall include, without limitation, the following: (i) any form of tax or assessment, fee, license fee, license tax, business license fee, possessory interest tax, commercial rental tax, levy, charge, assessment, penalty or tax whatsoever imposed by any federal, state, county or city authority having jurisdiction or any political subdivision thereof or any district, including any special assessment district for any improvement, maintenance, school, street, storm drain, sidewalk, community facility, traffic lights, parking facilities, park and ride, drainage, lighting or landscaping, which are imposed on any legal or equitable interest of Landlord in the Project, including any landscape maintenance district or community facilities district; (ii) any tax on Landlord's right to receive, or the receipt of, Rent or income from the Project or against Landlord's business of leasing the Project and any tax based on the size of the Project, including without limitation, gross receipts, sales, transaction privilege, margin and other similar taxes, but excluding any tax determined solely by reference to the net income of Landlord; (iii) any tax, bond or charge for police or fire protection, street, sidewalk and road maintenance, refuse collection or other services provided to the Project by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Project due to improvements to the Project, or a change in the fee ownership of the Project or the transfer of all or part of Landlord's interest in the Project; (v) any charge or fee (whether or not constituting tax receipts to a governmental agency) replacing, in whole or in part, any tax now or previously included within the definition of Taxes, including for services formerly provided without charge to property owners or occupants or to increase tax increments to governmental agencies; (vi) any vehicle parking or trip tax; and (vii) the Supervision Fee. Taxes shall be reduced by any sums paid directly by occupants of the Project on separately assessed tax parcels. If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. The term "Taxes" shall not include Landlord's general net income taxes, inheritance, estate or gift taxes.

(b) From and after the Commencement Date, Tenant shall pay to Landlord a share of the Taxes pursuant to subparagraph (c) below. Taxes for any partial year shall be prorated. Landlord shall collect Tenant's payment of its share of Taxes after the actual amount of Taxes are ascertained or in advance, monthly, based upon estimated Taxes. If Landlord elects to collect Tenant's share of Taxes based upon estimates, Tenant shall pay to Landlord from and after the Commencement Date, and thereafter on the first (1st) day of each month during the Term, an amount estimated by Landlord to be the monthly Taxes payable by Tenant. Landlord may periodically adjust the estimated amount. If Landlord collects Taxes based upon estimated amounts, then following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish Tenant with a statement covering the year just expired showing the total Taxes for the Project for such year, the total Taxes payable by Tenant for such year, and the payments previously made by Tenant with respect to such year, as set forth above. If the actual Taxes payable for such year exceed Tenant's prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after its receipt of the statement. If Tenant's payments exceed the actual

Taxes payable for that year, and provided Tenant is not in arrears as to the payment of any Minimum Annual Rent or Additional Rent, Landlord shall refund to Tenant the amount of any overpayment. In no event shall Tenant have the right to offset any overpayment against future Taxes and/or other Additional Rent payable under this Lease. With regard to the Taxes described in Section 5.1(a)(ii), Landlord shall have the right, at its option, either to include any one or more thereof within the Taxes allocated by reference to Tenant's proportionate share as provided in subparagraph (c) below, or to recover from Tenant, or direct that Tenant pay directly, the amount of any one or more of such Taxes attributable to the payments made by Tenant under this Lease.

(c) If the Premises and underlying realty are part of a larger parcel for assessment purposes or are within a multi-level building ("larger parcel"), Tenant's share of the Taxes shall be determined by multiplying all of the Taxes on the larger parcel, excluding Taxes on the "Common Area" (as hereinafter defined), by a fraction, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the number of square feet of Floor Area located in the larger parcel as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the "Joint Use Facilities" (as hereinafter defined). Tenant acknowledges that the Project may be a mixed use property, and that Landlord may incur and allocate certain Taxes to portions of the Project used or held for use as residential, office and commercial uses and to portions of the Project used or held for use as retail premises equitably by Landlord to reflect improvements to the Project, the nature of the use of portions thereof, or the buildings from time to time designated by Landlord as included within the Project. Notwithstanding anything contained in this Article 5 to the contrary, in the event Landlord reasonably determines that the improvements comprising the Premises have a value greater than the value of a majority of the other premises in the Project or within the land covered by the applicable tax bill, Landlord shall have the right to make such reasonable adjustments to Tenant's share of the Taxes so that Tenant pays Taxes on the value of the improvements comprising the Premises which is in excess of the value of the majority of other premises in the Project or within the land covered by the applicable tax bill. Notwithstanding the foregoing, if the premises and underlying realty of any owner or tenant of a portion of the Project is separately assessed for Tax purposes, such Taxes for such separately assessed premises and underlying realty may be excluded in the Taxes payable by Tenant under this Lease, and if such Taxes are excluded, the Floor Area on such owner's or tenant's parcel shall not be included in the denominator for purposes of calculation of Tenant's share of Taxes.

5.2 Other Property Taxes. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant.

5.3 Contesting Taxes. If Landlord retains a consultant to review the Taxes and/or elects to contest (either formally or informally through negotiations) any Taxes levied or assessed against the Project during the Term, such costs shall be included in Taxes. However, if Landlord is successful in such contest (whether by settlement or otherwise), Landlord shall pay to Tenant that portion of the total refund which is attributable to Tenant's proportionate share of Taxes prorated in the same manner as set forth in Section 5.1(c).

5.4 Utilities.

(a) Payments. Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for which there is a separate meter and/or submeter to the Premises. Tenant agrees to pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or submeter upon billing by Landlord of Tenant's share based on the reasonable estimates of Landlord's consultant or engineer or, at Landlord's election, Tenant shall pay Landlord's cost for installing separate meters and/or submeters and shall thereafter pay based upon such meters or submeters, plus where allowed by law, the Supervision Fee. Landlord shall have the right at any time and from time to time during the Term to either continue to contract with the existing provider of any utility service for the Premises or to contract with a different company to provide such service. Tenant shall be responsible for the payment of all sewer connection, hook-up fees for sewer services supplied to the Premises and all other charges imposed in connection with the commencement of any utilities at the Premises including, without limitation, any impact fees related thereto. Tenant hereby acknowledges timely receipt of any and all data, ratings and other reports required to be disclosed by Landlord under California Public Resources Code Section 25402.10. With respect to any utilities paid directly by Tenant (or any party claiming by, through or under Tenant) to the provider for any energy consumed at the Premises, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord's option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Lender or prospective Lender under California Public Resources Code §25402.10 or any similar law.

(b) Provision of Utility Services. If Landlord elects to furnish any utility services to the Premises, Tenant shall purchase its requirements thereof from Landlord so long as the rates charged by Landlord are competitive with those offered directly by the local public utility. In the event that any utilities are furnished by Landlord, whether sub-metered or otherwise, then and in that event Tenant shall pay Landlord for such utilities, including a reasonable administrative charge for Landlord's supervision of such utilities. Regardless of the entity which supplies any of the utility services, Landlord shall not be liable in

damages for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Minimum Annual Rent, Percentage Rent, or Additional Rent.

(c) Estimates. At Landlord's option, Landlord may estimate Tenant's utility costs for each calendar year, in which event, Tenant shall pay to Landlord in monthly installments one-twelfth (1/12th) of the annual estimate on the first (1st) day of each calendar month, subject to an annual reconciliation. Landlord may adjust the utility estimates charged to Tenant at the end of any calendar quarter on the basis of Landlord's experience and reasonably estimated costs.

ARTICLE 6
COMMON AREA

6.1 Common Area Definition. The term "Common Area", as used in this Lease, shall mean all areas within the exterior boundaries of the Project (or areas immediately adjacent to the Project such as, but not limited to, landscaped medians), now or later made available for the general use of Landlord and other persons entitled to occupy Floor Area in the Project.

6.2 Non-Exclusive Use. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Project) in common with Landlord and the other tenants of the Project and their customers and invitees.

6.3 Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, and the right to make changes to the Common Area at Landlord's sole and absolute discretion. Landlord shall operate and maintain the Common Area in good order and condition; provided, however, if any owner, tenant or occupant of any portion of the Project maintains Common Area located upon its parcel or demised premises (Landlord shall have the right in its sole discretion to allow any purchaser, tenant or occupant to so maintain Common Area located upon its parcel or demised premises and to be excluded from participation in the payment of certain Common Area expenses), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and tenant shall have no claims against Landlord arising out of any failure of such owner, tenant or occupant to so maintain is portion of the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (c) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (d) temporarily close any portion of the Common Area for repairs, improvements or Alterations, to discourage non-customer use, to prevent dedication or an easement by prescription, for health and safety purposes, for use of same for periodic special events or for any other reason deemed sufficient in Landlord's reasonable judgment; and (e) renovate, upgrade or change the shape and size of the Common Area or add, eliminate or change the extent of the Common Area and/or the location of improvements within the Common Area including, without limitation, buildings, parking areas, roadways and curb cuts, and to construct buildings on the Common Area. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project. Further, notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right, at any time and from time to time during the Term, to remodel, renovate, reduce or expand, in any manner, the Project or a portion thereof, which work may include the addition or removal of shops and/or the addition or removal of buildings to the Project. Notwithstanding anything to the contrary in this Lease, in exercising its rights under this Section Landlord shall not make or affirmatively permit any changes to the Project which will (a) materially adversely obstruct or materially adversely affect access to and from the Premises via Tenant's storefront entrance, or (b) materially adversely affect the visibility of Tenant's storefront identification signage, entrance and display windows from the Common Area located immediately adjacent to the Premises, provided that, this sentence shall not apply in instances where such access and/or visibility is (i) temporarily affected as a result of repairs, remodeling, renovation, compliance with Applicable Laws or other construction to the Project (to the extent that Landlord is diligently pursuing the completion thereof), or (ii) affected because Landlord is required by Applicable Laws to install an item that otherwise violates this Section.

6.4 Common Area Costs.

(a) The term "Common Area Costs", as used in this Lease, shall mean all costs and expenses incurred by Landlord in (i) operating, managing, policing, insuring, repairing and maintaining the Common Area and the on-site management and/or security offices, nonprofit community buildings and child care centers, if any, as may be located in the Project from time to time (which offices, buildings and center, if any are constructed by Landlord, as determined in Landlord's sole and absolute discretion, shall hereinafter be referred to as the "Joint Use Facilities"), (ii) maintaining, repairing and replacing the exterior surface of exterior walls (and storefronts and storefront awnings if Landlord has elected to include the cleaning of same as part of Common Area maintenance) and maintaining, repairing and replacing roofs of the buildings from time to time constituting the Project, and (iii) operating, insuring, repairing, replacing and maintaining all utility facilities and systems including, without limitation, sanitary sewer lines and systems, fire protection lines and systems, security lines and systems and storm drainage lines and systems not exclusively serving the premises of any tenant or store ("Common Utility Facilities"), Common Area furniture and equipment, seasonal and holiday decorations, promotional costs, Common Area lighting fixtures,

Project sign monuments or pylons (but not the tenant identification signs thereon) and directional signage. Common Area Costs shall include the actual costs incurred by Landlord for personnel (whether employees of Landlord or third party contractors) employed in the management and operation of the Project. Such personnel costs shall be proportionately allocated by Landlord in Landlord's sole yet reasonable discretion. Common Area Costs shall include, without limitation, the following: Expenses for maintenance, landscaping, repaving, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal (subject to Landlord's right to equitably allocate trash removal costs based upon Tenant's use of its Premises in accordance with Section 8.4 below), security, management offices, non-refundable contributions toward reserves for replacements, maintenance and/or repairs such as, but not limited to, major parking lot repairs and repainting of buildings, fire protection and similar items; depreciation or rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, state or local governmental agency; expenses related to the Common Utility Facilities; Taxes on the improvements and land comprising the Common Area; rental loss insurance; comprehensive or commercial general liability insurance on the Common Area; insurance deductibles; reserves for insurance deductibles; maintenance and repair of grease interceptors (provided, however, Landlord shall have the right to allocate such costs to the tenants utilizing such grease interceptors), standard "all risks" fire and extended coverage insurance with, at Landlord's option, earthquake, flood and/or terrorism damage endorsements covering the Common Areas; costs of management of the Project (whether such management services are provided by Landlord or a third party contractor); and a sum (the "Supervision Fee") payable to Landlord for administration and overhead in an amount equal to fifteen percent (15%) of the Common Area Costs, Tenant's share of Taxes pursuant to Section 5.1 and Tenant's share of insurance premiums pursuant to Section 9.5. In addition to any reserves as set forth above, Common Area Costs shall specifically include capital expenditures, repairs, improvements, and replacements including, without limitation, amortization of such capital items over their useful lives (with an interest factor reasonably determined by Landlord, but in no event in excess of the "Interest Rate" (as hereinafter defined)), each of which useful life shall be reasonably determined by Landlord (provided, however, if Tenant's share of the cost of the capital expenditure would not exceed five percent (5%) of its Minimum Annual Rent, Landlord shall not be obligated to amortize such capital expenditure). In the event Tenant contests the billing of any Common Area Costs charged during the Term, such dispute shall not entitle Tenant to withhold or delay or offset or deduct from the payment of Common Area Costs as billed by Landlord pending the resolution of any such dispute, or otherwise affect Tenant's obligation to pay Common Area Costs as and when billed by Landlord pursuant to this Lease.

(b) Notwithstanding anything to the contrary contained in this Lease, Common Area Costs shall not include any charge which would duplicate or otherwise result in double reimbursement to Landlord for a single expenditure made by Landlord. Notwithstanding anything contained in Section 6.4(a), Common Area Costs shall not include (i) the cost of providing or performing improvements, work or repairs to or within the premises of another tenant or occupant of the Project where such improvements are of a nature which are not Landlord's responsibility to perform pursuant to this Lease, except where Landlord may do such improvements, work or repairs both to such other premises and to the Premises; (ii) any interest or principal payments on financing secured by a deed of trust or mortgage on the Project and rental under any ground or underlying lease or leases of the land on which the Project is constructed; (iii) any interest and penalties incurred as a result of Landlord's late payment of any bill; (iv) any bad debt loss, rent loss or reserves for bad debt or rent loss; (v) legal and other fees, leasing commissions, advertising expenses, solicitation, negotiation, execution and other costs incurred exclusively in connection with the leasing of the Project, including without limitation, cost of tenant improvements; (vi) any items for which Landlord is reimbursed by insurance or otherwise compensated, to the extent of the net receipts from such insurance or compensation, including direct reimbursement by any tenant or occupant of the Project (exclusive of reimbursement pursuant to a provision similar to this Article 6); (vii) costs of repair or restoration work following a casualty or condemnation, if and to the extent Landlord is reimbursed by insurance, or if and to the extent covered by the net proceeds of any condemnation award; (viii) costs associated exclusively with the operation of the business of the entity which constitutes Landlord which are not directly related to the operation of the Project and which relate to the following: the formation of the entity which constitutes Landlord; the internal accounting and legal matters which relate exclusively to preparation of the tax returns and financial statements of such entity, together with the gathering of data therefor; the cost of defending any lawsuits with any mortgagee; the costs of selling, syndication, financing, mortgaging or hypothecating any of Landlord's interest in the real property and improvements constituting the Project; and the costs of any dispute between Landlord and any employee to the extent that the other costs attributable to the employment of such employee are not permitted to be included within Common Area Costs pursuant to this Lease; (ix) costs attributable to enforcing leases against other tenants in the Project, such as attorneys' fees, court costs, adverse judgments and similar expenses; (x) the portion of any fee or charge for services paid to a party owned by or under common ownership with Landlord to the extent that the same exceeds the competitive cost for such services were they not so rendered by a party affiliated with Landlord; (xi) depreciation on the buildings of the Project charged for financial or tax accounting purposes; and (xii) wages, salaries or other compensation paid to executive employees; provided, however, Common Area Costs may include the salaries and related costs and expenses of the on-site manager and his or her support staff, including the contributions and premiums for fringe benefits, unemployment insurance, workers' compensation insurance and pension plan contributions, and reasonable expenses for technical training to improve or maintain the proficiency of on-site personnel, and other similar expenses and to the extent any employee, agent or independent contractor of Landlord performs work or services for shopping centers or other properties in addition to the services performed in connection with the Project, an allocable portion of his or her compensation with respect to work not performed in connection with the Project; (xiii) any charge relating to Landlord's net income taxes; (xiv) to the extent Landlord is reimbursed by third parties other than tenants, the cost of repairs made by Landlord because of the total or partial destruction of the building in which the Premises are located or the other

improvements in the Project, or the condemnation of a portion of the building in which the Premises are located or the Project; (xv) costs arising from the presence of any "Hazardous Materials" (as defined in Section 18.1) within, upon or beneath the Premises or Project prior to the Rent Commencement Date by reason of Landlord's acts or any other third party; (xvi) the costs of special services rendered to tenants (including Tenant) for which a special charge is made to such tenants; (xvii) any costs borne directly by Tenant under this Lease; (xviii) loan payments of any type.

6.5 Proration of Common Area Costs. The Common Area Costs shall be prorated in the following manner:

(a) From and after the Commencement Date, Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount estimated by Landlord to be the monthly amount of Tenant's share of the Common Area Costs. The estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord's reasonably anticipated costs.

(b) Following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish to Tenant a statement covering the calendar or fiscal year (as the case may be) just expired, showing by cost category the actual Common Area Costs for that year, the total Floor Area of the Project, the amount of Tenant's share of the Common Area Costs for that year, and the monthly payments made by Tenant during that year for the Common Area Costs. If Tenant's share of the Common Area Costs exceeds Tenant's prior payments, Tenant shall pay to Landlord the deficiency within fifteen (15) days after receipt of such annual statement. If Tenant's payments for the calendar year exceed Tenant's actual share of the Common Area Costs, and provided Tenant is not in arrears as to the payment of any Minimum Annual Rent or Additional Rent, Landlord shall provide a credit to Tenant with respect to Tenant's future obligation to pay Minimum Annual Rent equal to the amount of the overpayment (or if the Term expires prior to such Tenant credit being redeemed, then Landlord shall refund to Tenant the amount of any such unredeemed overpayment). In no event shall Tenant have the right to offset any overpayment against future Common Area Costs and/or other Additional Rent payable under this Lease. An appropriate proration of Tenant's share of the Common Area Costs as of the Commencement Date and the expiration date of the Term shall be made.

(c) Portions of the Project are, or may be, owned or leased from time to time by various persons or entities occupying facilities which maintain, repair and/or replace their own facilities and, therefore, contribute to the Common Area Costs on a basis other than that described herein (collectively, "Other Stores"). The contributions received from the Other Stores towards the Common Area Costs shall be credited against the total Common Area Costs and the balance thereof shall be prorated in the following manner: Tenant's share of the Common Area Costs shall be determined by multiplying the Common Area Costs that remain after applying the contributions paid by the Other Stores by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the number of square feet of Floor Area located in the Project as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Joint Use Facilities. Notwithstanding the foregoing, if any owner or tenant of a portion of the Project separately maintains its own Common Area, Common Area Costs shall not include costs relating to the Common Area so maintained by such owner or tenant, and the Floor Area on such owner's or tenant's parcel shall not be included in the denominator for purposes of calculation of Tenant's share of Common Area Costs.

(d) Notwithstanding anything contained in this Section 6.5 to the contrary, at Landlord's option: (i) Landlord shall have the right to allocate certain Common Area Costs to less than all of the occupants in the Project, in which event Tenant's share of such costs (the "Cost Pool") shall be as follows: (A) in the event Tenant is one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 6.5(c), but the denominator used to determine such share shall exclude those occupants not participating in such Cost Pool; or (B) in the event Tenant is not one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 6.5(c), but the denominator used to determine such share shall exclude those occupants participating in such Cost Pool; or (ii) Landlord shall have the right to cause Tenant to directly pay for any extraordinary expenses resulting from Tenant's operations from the Premises (e.g., a restaurant user with an outdoor patio may be directly responsible for the extraordinary costs incurred by Landlord in cleaning the Common Area directly adjacent to such outdoor patio area).

(e) Notwithstanding anything contained in this Section 6.5 to the contrary, Landlord shall have the right to cause Tenant to directly pay for any extraordinary expenses resulting from Tenant's business operations from the Premises including, without limitation, additional expenses in connection with the removal of Tenant's trash in excess of Tenant's proportionate share of such costs as calculated in the manner set forth in Section 6.5(c).

6.6 Parking. Tenant and its employees shall park their vehicles only in the parking areas from time to time designated for that purpose by Landlord. Without limiting the generality of the foregoing, if Landlord implements any program related to parking, parking facilities or transportation facilities including, but not limited to, any program of parking validation, employee shuttle transportation during peak traffic periods or other program to limit, control, enhance, regulate or assist parking by customers of the Project, Tenant agrees to participate in the program and to pay its proportionate share of the costs of the program under reasonable rules and regulations from time to time established by Landlord. Tenant shall furnish Landlord with a list of its and its employees' vehicle license numbers at any time during the Term within ten (10) days after Landlord's written request. Tenant authorizes Landlord without notice to tow, at Tenant's

expense, any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions and/or to attach violation stickers or notices to any such vehicle. Tenant agrees to assume responsibility for compliance by its employees with these parking provisions and to indemnify and defend Landlord and its agents from and against all cost, expense and liability arising from Landlord's reasonable enforcement efforts.

ARTICLE 7
TENANT'S CONDUCT OF ITS BUSINESS

7.1 Permitted Use and Trade Name. Tenant shall use the Premises solely for the use specified in Section 1.7, and Landlord shall have no obligation whatsoever to agree to or accept any other use of the Premises. Notwithstanding the foregoing, Landlord will not unreasonably withhold, condition or delay its consent to a change in use to another retail use upon any Permitted Transfer, or any requested Transfer of this Lease, provided that such retail use (1) is lawful, (2) does not conflict with any exclusive use of any other tenant of the Project at the time Tenant requests such change in use (and Landlord shall provide Tenant a then current list of exclusive uses at the Project promptly after receipt of written notice from Tenant requesting the same in connection with such contemplated change in use by Tenant), (3) does not conflict with any recorded restrictions on use at the time, (4) is not contrary to or in violation of any restriction contained in any lease for space within the Project between Landlord and any other tenant of the Project in effect as of the date Tenant requests such change in use, (5) is of at least the general quality of operation and merchandise as the then existing tenants of the Project, (6) does not adversely impact the "tenant mix" in the Project (in Landlord's reasonable discretion), and (7) is not contrary to or in violation of any restriction that may be imposed by the city in which the Project is located nor does such change in use require different or additional entitlements to allow such use to operate in the Premises (including, but not limited to, any additional parking allocation). Tenant shall use the Premises solely under the trade name specified in Section 1.4 and shall not use the Premises under a different trade name without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding anything to the contrary contained herein, in no event shall Tenant use or occupy the Premises, or permit the Premises to be used or occupied, in violation of any exclusive use, prohibited use or use restriction provision set forth or disclosed in Section 7.5 or Exhibit J attached hereto.

7.2 Covenant to Open and Operate. Tenant covenants to open for business to the public with the Premises fully fixturized, staffed and stocked with merchandise and inventory on or before the Rent Commencement Date and thereafter, subject to temporary closures for casualty, condemnation, remodel (to the extent approved by Landlord), or "force majeure" (as hereinafter defined) which prevents Tenant from conducting its normal business operations in the Premises, to operate continuously and uninterruptedly in the entirety of the Premises throughout the Term the business described in Section 1.7.

7.3 Hours of Business. From and after the Rent Commencement Date, Tenant shall keep the entire Premises continuously open for business during all days and all hours that the Project is open for business. As of the date hereof, the Project is open for business all days except Thanksgiving Day, Christmas Day, New Year's Day and Easter Day and Monday through Saturday from 10:00 a.m. to 9:00 p.m. and Sunday from 11:00 a.m. to 7:00 p.m., which days and hours Landlord may change from time to time (it being agreed and understood that Tenant may, subject to applicable laws and governmental limitations, be open or closed for business from the Premises at times which are earlier or later than the operating hours listed in this Section 7.3 (i.e., "after hours"), so long as Tenant pays its share (together with other tenants that are also open during the subject after hours periods) of all extra costs and expenses incurred by Landlord in connection with such after-hours usage). Tenant shall have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during those hours and days that the Premises are required to be open for business to the public.

7.4 Radius Restriction. During the Term, neither Tenant nor any entity affiliated with Tenant shall own, operate or have any financial interest in any business similar to the business of Tenant, as set forth in Section 1.7, if such other business is opened after the Effective Date and its front door or storefront opening is located within the Radius Restriction set forth in Section 1.16. Without limiting Landlord's remedies, if Tenant violates this covenant, Landlord, for so long as Tenant is operating the other business and without limitation of any other rights or remedies Landlord may have for such violation (including, without limitation, injunctive relief and the remedies set forth in Section 14.2 hereof), may (a) include the gross sales (as the term Gross Sales is defined in this Lease) of the other business in the Gross Sales made from the Premises for the purpose of computing Percentage Rent, or (b) increase the Minimum Annual Rent in effect during the period of the violation of this covenant by twenty-five percent (25%). Landlord or its authorized representative, at all reasonable times during the Term and for a period of at least three (3) years after expiration or earlier termination of this Lease, shall have the right to inspect, audit, copy and make extracts of the books, records and accounts pertaining to such other business, in the manner set forth in Section 4.7, for the purpose of determining and verifying the additional Percentage Rent due to Landlord pursuant to this Section.

7.5 Prohibited Uses. Tenant shall not use the Premises or Common Area, or any part thereof, in violation of the "Underlying Agreements" (as hereinafter defined) or any rules and regulations, including those attached hereto as Exhibit F, which are promulgated by Landlord and delivered to Tenant from time to time governing the Project, provided that they are not inconsistent with any express provisions of this Lease. Tenant shall not use any portion of the Premises or Project: (a) to conduct or advertise any auction, bankruptcy, fire, distress, liquidation, relocation, close-out, going out of business, sheriff's or receiver's sale on or from the Premises, or any other sale that, in Landlord's reasonable opinion, adversely

affects the reputation of the Project; (b) to sell any so-called "Army and Navy", surplus, or previously worn or "used" goods, as those terms are generally used at this time and from time to time hereafter, except for fine antique furniture and antique jewelry or fine used clothes; (c) to store, sell or display any merchandise or other objects outside the exterior walls, permanent doorways or roof of the Premises; (d) to damage, deface or overload the plumbing, electrical, "HVAC System (as hereinafter defined) or structural systems of the Premises; (e) to conduct any activity which may make void or voidable or increase the premium on any insurance coverage on the Project or parts thereof; (f) in a manner which is a public or private nuisance including any which creates undue noise, sound, vibration, litter or odor; (g) for the placement of any aerial or antenna on the roof or exterior walls of the Premises; or (h) for any use set forth on Exhibit J of this Lease. In addition to the foregoing, Tenant agrees to conduct its business in a manner to avoid consistent reasonable complaints from neighboring residents and other tenants regarding objectionable noises, odors, vibrations, or nuisances. If there are reasonable, consistent complaints about noises, odors, vibrations, or other nuisances emanating from the Premises then Tenant shall, at a minimum, implement reasonable mitigation and reduction measures as reasonably required by Landlord.

7.6 Compliance With Law. Tenant, at Tenant's sole expense, shall comply with all applicable local, state and federal statutes, regulations, rules, codes, including building codes, ordinances and other requirements of governmental authorities now or hereafter in effect (the "Applicable Laws") pertaining to the use or condition of the Premises and the conduct of Tenant's business. Tenant shall give to Landlord immediate written notice upon Tenant's becoming aware that the use or condition of the Premises is in violation of any Applicable Laws.

7.7 Deliveries. Subject to the Applicable Laws, Tenant shall: (a) cause the loading or unloading of trucks or similar delivery vehicles and the parking of service vehicles in the Project to be done only in the loading and service areas which shall be designated by Landlord and, to the extent feasible, such deliveries shall be completed between 7:00 a.m. and 10:00 a.m. each day; (b) not obstruct the sidewalks, adjoining street or Common Areas of the Project; and (c) perform or cause to be performed the loading and unloading of trucks, delivery and service vehicles and the parking of service vehicles only during such hours and days and in accordance with procedures that are established by Landlord from time to time and communicated to Tenant.

7.8 Condition of Premises. If the Term shall be longer than five (5) full calendar years, then Landlord may, at any time after the expiration of the fourth (4th) full calendar year and prior to the commencement of the next to last full calendar year of the Term, require Tenant, at Tenant's cost, to make cosmetic changes to the Premises as necessary to maintain the Premises as a first-class store. Such refurbishment or renovation shall be as reasonably specified by Landlord by written notice to Tenant, and may include new carpeting, painting, new wallcovering, new interior and exterior signs and new tenant fixtures. All such work by Tenant shall be in accordance with Section 8.3 and shall be completed within six (6) months after the date of Landlord's notice.

7.9 Exclusive.

(a) Notwithstanding anything to the contrary contained in this Lease, provided (i) Tenant is not in monetary or material non-monetary default beyond applicable notice and cure periods, and (ii) Tenant is open and operating in the Premises in accordance with the Permitted Use that would, itself, constitute a Competing Business (as defined below), Landlord agrees not to lease any portion of the Project to a Competing Business during the Term. A "Competing Business" is hereby defined as a restaurant whose primary use is the sale of ramen. Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (A) operation by a tenant or occupant in the Project as a Competing Business that has been permitted to do so based upon or as a result of a bankruptcy, insolvency or similar action or otherwise permitted to do so as a result of an action or order by a court, (B) operation by a tenant or occupant in the Project as a Competing Business where such tenant or occupant is operating from a premises with more than 10,000 square feet of Floor Area, and/or (C) a Pre-Existing Tenant (hereinafter defined). For purposes hereof, a "Pre-Existing Tenant" shall mean any tenant (whether such tenant occupies its original premises or relocated and/or expanded its premises) (1) who is open for business on or prior to the Effective Date, or (2) whose lease is dated on or prior to the Effective Date hereof, or (3) who is in possession of its space pursuant to a renewal or extension of the lease of a tenant described in either of the immediately preceding clauses (1) or (2) (whether or not such renewal or extension is pursuant to an express right to renew or extend contained in the lease), or (3) who is an assignee, sublessee or licensee of a tenant described in any of the immediately preceding clauses (1), (2) and/or (3).

(b) If Landlord leases to a Competing Business in violation of this Section, then Tenant, as its sole and exclusive remedy, shall have the right to pay, in lieu of Minimum Rent, an amount ("Substitute Rent") equal to fifty percent (50%) of Tenant's then applicable Minimum Monthly Rent that Tenant would otherwise pay. Tenant's payment of Substitute Rent shall commence thirty (30) days after Tenant's written notification to Landlord of a violation of this Section and shall continue until the earlier of (i) the date the violative tenant ceases to operate in the Project in violation of the terms and conditions of this Section 7.9, or (ii) the date which is twelve (12) months after Tenant's written notification to Landlord of a violation of this Section 7.9 (such twelve (12) month period hereinafter referred to as the "Substitute Rent Period"). If such Competing Business shall continue to operate in the Project after the expiration of the Substitute Rent Period, then, at the end of the Substitute Rent Period, Tenant shall, at its election and as its sole and exclusive remedy, either (x) immediately commence to pay the full Minimum Rent due under this Lease or (y) terminate the Lease upon Notice to Landlord. If Tenant elects to terminate this Lease, then Tenant shall give Landlord Notice ("Tenant's Termination Notice"), within ten (10) days after the end of the Substitute

Rent Period which shall be effective thirty (30) days after the date Landlord receives the Tenant's Termination Notice. During such thirty (30) day period, Tenant shall abide by all of the terms, conditions and covenants of this Lease, except that Tenant may continue to pay Substitute Rent during such thirty (30) day period. If Tenant fails to provide Tenant's Termination Notice to Landlord within such ten (10) day period, then Tenant's right to terminate this Lease hereunder shall be null and void, and Tenant shall commence to pay the full Minimum Rent otherwise due under this Lease as of the first day after the end of the Substitute Rent Period.

(c) Tenant shall have no remedy for a violation of this Section if another tenant or occupant in the Project violates a provision of its lease or license agreement regarding its premises, which either does not permit or specifically prohibits the Competing Business that violates Tenant's exclusive use rights set forth herein, and Landlord uses commercially reasonable, diligent, good faith efforts to enforce Landlord's rights under such lease or license agreement and to obtain judicial relief if necessary. For purposes hereof, "judicial relief" shall mean Landlord attempting to obtain a temporary restraining order, preliminary injunction, order resulting from an arbitration proceeding enjoining the Competing Business; provided, however, Landlord shall not be required to appeal any adverse decision denying judicial relief. In addition, Tenant may institute an action to obtain judicial relief against such tenant or occupant described in this section. Further, notwithstanding anything in the foregoing to the contrary, Landlord shall not be obligated to maintain or enforce the terms of this Section or any similar provision of this Lease to the extent such maintenance or enforcement would violate any anti-trust law applicable to similar business transactions within the State of California. If such anti-trust violation is the basis of a claim or counterclaim against Landlord in connection with Landlord's efforts to enforce Landlord's rights under a lease or license agreement which either does not permit or specifically prohibits the Competing Business that violates Tenant's exclusive rights, then Landlord shall promptly consult with Tenant regarding Tenant's desire to further pursue enforcement of this provision. If Tenant desires to have Landlord pursue further enforcement of this provision, then Tenant shall defend, indemnify and save Landlord and its employees, agents and assigns harmless from and against any and all losses, damages, actions, causes of action, claims, liabilities, demands, costs and expenses including, without limitation, reasonable attorneys' fees, arising out of any claim or counterclaim against Landlord in connection with Landlord's attempted enforcement of this provision. If, however, Tenant does not desire to have Landlord further pursue enforcement, then this Section shall be null and void and of no further force or effect.

(d) Landlord shall have the right to provide a copy of this Section or a description of the terms hereof to any tenant or occupant or prospective tenant or occupant of the Project.

ARTICLE 8
REPAIRS AND MAINTENANCE

8.1 Landlord's Repair Obligations. Landlord shall maintain in good condition and repair the structural components and foundations, roof, and exterior surfaces of the exterior walls of all buildings in the Project (exclusive of doors, door frames, door checks, windows, window frames and, unless Landlord elects to include cleaning of the storefronts and storefront awnings of tenants of the Project as part of Common Area maintenance pursuant to Section 6.4 above, storefronts and storefront awnings). It is acknowledged by Tenant that, at Landlord's sole discretion, the cost of some or all of Landlord's maintenance obligations referenced in the preceding sentence shall be prorated and paid as Common Area Costs. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for failure to make repairs required to be made by Landlord under the provisions of this Lease unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete the repairs within the period of time following receipt of Tenant's written notification set forth in Section 15.1 below.

8.2 Tenant's Repair and Maintenance Obligations. Except for the portions and components of the Premises to be maintained by Landlord as set forth in Section 8.1, Tenant, at its expense, shall keep the Premises and all utility facilities and systems exclusively serving the Premises ("Tenant Utility Facilities") in first-class order, condition and repair and shall make replacements necessary to keep the Premises and Tenant Utility Facilities in such condition; provided, however, Tenant shall have no right to spray paint the exterior or interior of the windows or doors. All replacements shall be of a quality equal to or exceeding that of the original. At the option of Landlord, (a) Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises (the "HVAC System") and shall provide Landlord with a copy of any service contract within ten (10) days following its execution, or (b) Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and/or replacement of the HVAC System and bill Tenant periodically for the cost of same or based upon estimates in a manner similar to the way in which Taxes are estimated and billed. Landlord shall be entitled to obtain an administration fee of fifteen percent (15%) on all of the HVAC System expense billed to Tenant. Tenant shall be required to utilize Landlord's roofing contractor in the event Tenant desires to penetrate the roof of the Premises or for any repairs, alterations or improvements permitted to be made to the roof of the Premises by Tenant pursuant to the terms of this Lease.

In addition to Tenant's obligations set forth above, if required by Applicable Law for Tenant's use in connection with Tenant's permitted use from the Premises, Tenant shall, at Tenant's sole cost and expense, install a grease interceptor and operate, maintain, repair, replace and clean such grease interceptor in first class order, condition and repair and shall make all replacements necessary to keep such

grease interceptor in such condition. At the option of Landlord, (a) Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) cleaning, maintenance, repair and/or replacement (when necessary) of the grease interceptor equipment serving the Premises (the "Grease Interceptor Equipment") and shall provide Landlord with a copy of any service contract within ten (10) days following request therefor, or (b) Landlord may contract with a service company of its own choosing (or provide such service itself) for the cleaning, maintenance, repair and/or replacement of the Grease Interceptor Equipment and bill Tenant periodically for the cost of same or based upon estimates in a manner similar to the way in which Taxes are estimated and billed. Landlord shall be entitled to obtain an administration fee of fifteen percent (15%) on all Grease Interceptor Equipment expenses billed to Tenant. To the extent any such Grease Interceptor Equipment is located on the roof of the Premises, such rooftop equipment shall be designed, installed, and maintained in accordance with Applicable Law and plans and specifications reasonably approved by Landlord in advance. Landlord's roofing contractor shall be used for the installation of such equipment. Landlord may, at its sole discretion, implement a rooftop grease maintenance management program under which food use tenants and occupants of the Project will be obligated to participate at their prorated share of cost. Notwithstanding the foregoing, in the event the Grease Interceptor Equipment is installed by Landlord for Tenant's use in common with other tenants or occupants of the Project, Tenant shall pay its proportionate share of the cost of installing and maintaining such Grease Interceptor Equipment in an amount as reasonably determined by Landlord.

8.3 Alterations. After initially opening the Premises for business, Tenant shall not make or cause to be made to the Premises any addition, renovation, alteration, reconstruction or change (collectively, "Alterations") (i) costing in excess of Five Thousand Dollars ($5,000.00) per calendar year, (ii) involving structural changes or additions or any change to the Tenant Utility Facilities, (iii) affecting the exterior storefront, fire sprinkler systems, exterior walls, floor slab, or roof of the Premises, (iv) requiring or resulting in any penetration of the roof, demising walls or floor slab of the Premises, or (v) affecting the interior design, décor, theme or atmosphere of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall provide Landlord with copies of all plans ("Alteration Plans") required by the City (or other applicable governmental authority(ies)) to be prepared for any permits required for Tenant's proposed Alterations concurrently with Tenant's written request for Landlord's approval. Tenant shall construct such Alterations strictly in accordance with the Alteration Plans approved by the City (or other applicable governmental authority(ies)) and Landlord with a licensed contractor reasonably acceptable to Landlord. Tenant shall make no modifications to the approved Alterations Plans without the prior written consent of Landlord. Any Alterations constructed without Landlord's consent in violation of this Section 8.3, any changes to the approved Alteration Plans without Landlord's consent, any Alterations constructed without the use of a contractor approved by Landlord, and any Alterations that fail to conform to the approved Alteration Plans shall be considered non-conforming and shall, upon Landlord's written demand and without constituting an election of remedies hereunder, be removed or modified by Tenant to conform with the approved Alterations Plans, at Tenant's sole cost and expense. Tenant shall provide Landlord with not less than ten (10) days prior written notice of the commencement of any Alterations in the Premises and Landlord shall have the right to enter upon the Premises to post customary notices of non-responsibility with respect thereto. Subject to Section 20.7, all improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings and partitions and other items comprising Tenant's Work pursuant to Exhibit C, but excluding trade fixtures and signs, shall be deemed to be the property of Landlord upon installation thereof. Within thirty (30) days after the completion of any Alterations, Tenant shall deliver to Landlord a set of "as built" plans depicting the Alterations as actually constructed or installed. If Tenant shall make any permitted Alterations, Tenant shall carry "Builder's All Risk" insurance in an amount reasonably determined by Landlord covering the construction of such Alterations and such other insurance as Landlord may reasonably require. Any Alterations to the Premises which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant. Any Alterations to the Premises or the Tenant Utility Systems which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant.

8.4 Trash Removal. Tenant shall deposit trash and rubbish only within receptacles approved by Landlord. Tenant shall cause trash receptacles to be emptied at Tenant's cost and expense; provided, however, at Landlord's option, Landlord may provide trash removal services, the cost of which shall be paid for by Tenant either (a) as a Common Area Cost, or (b) pursuant to an equitable proration of said costs by Landlord based upon Tenant's use of its Premises in accordance with Section 6.5(c).

8.5 Pest Control Requirements. If any event of pest or vermin infestation is found in the Premises or anywhere else in the Project that Landlord reasonably determines is related to Tenant's or Tenant's employees or customers use of the Premises or the operation of Tenant's business, then, at Landlord's option, (a) Tenant shall, at its sole cost and expense, immediately contract with a bonded professional pest and sanitation control operator to remedy such infestation, or (b) Landlord may contract with a professional pest and sanitation company of its own choosing and bill Tenant for the cost of the same. Landlord shall be entitled to obtain an administration fee of fifteen percent (15%) on all of such expense billed to Tenant.

8.6 Odor And Noise Control. Throughout Term Tenant shall, at Tenant's sole expense, maintain the Premises in a clean, sanitary and quiet manner and shall take such steps as may be necessary, in the reasonable discretion of Landlord, to keep the Premises and/or contiguous other tenant-occupied premises and the Project free of nuisances, odors and loud sounds, including music associated with Tenant's business or from the operation of any instrument, apparatus, equipment, radio, television or amplification system. Upon Tenant's receipt of notice of any complaint of odor or noise that may be resulting from, directly or indirectly, the operation of Tenant's business, Tenant, at Tenant's sole expense, shall take such steps as may be necessary to immediately remedy such odor or noise. Notwithstanding anything to the contrary, Landlord understands and agrees that some reasonable odors are associated with the operation of a restaurant and that the presence of such reasonable odors in the exterior of the Premises (but not within the premises of other tenants at the Project) shall not be considered offensive, noxious, or objectionable, and shall not constitute a breach of this Lease, a nuisance, or a violation of any rules or regulations of Landlord, provided that such odors do not exceed those customarily emitted by other first-class restaurants in similar shopping centers.

8.7 Restaurant Provisions.

(a) Tenant covenants and agrees that during the entire Term of the Lease, Tenant will conduct in the Premises a high-grade operation serving first-quality food for on-premises consumption, and that the Premises will be kept reasonably clean at all times. Tenant agrees to use all efforts which may be necessary to minimize odors and noises emitting from the Premises. Tenant further agrees that it will, promptly upon receipt of Notice from Landlord, take whatever steps may be necessary in order to comply with improvements of food, service, appearance, and the like in the Premises, as reasonably requested by Landlord from time to time; and failure so to do shall be deemed to be a default hereunder, invoking all of the provisions with respect to default contained in this Lease. Without limiting the terms and conditions of Section 14.1, below, Tenant agrees that it shall constitute a default hereunder if Tenant's fails to maintain a health department rating of "A" (or such other highest health department or similar rating as is available) and such failure continues for more than ten (10) days.

(b) Tenant shall use "Cloroben PT" or a similar type of chemical in all drain lines, in accordance with the manufacturer's recommendations, to help dissolve any grease build-up in the Premises.

(c) Tenant shall, at its expense: (i) have the filters in the hoods to the food processing exhaust systems removed daily and washed; (ii) have the hoods, exhaust ducts and fans scraped and cleaned, to remove all grease and other materials, a minimum of once every three (3) months, or as designated by Landlord, a record of such cleaning to be presented to Landlord; and (iii) if gas is used in the Premises, install a proper gas cut off-valve in the Premises. In the event that Tenant fails to perform the foregoing obligations, Landlord may perform, on behalf and at the expense of Tenant. In addition, Landlord shall have the right to access the Premises to conduct periodic inspections of the hoods, exhaust ducts and fans.

(d) If Tenant fails to comply with any of the provisions of this Section 8.7, such failure to do so shall be deemed to be a default of this Lease, permitting Landlord all rights with respect to default contained in this Lease. Landlord shall have the same remedies (even if such payment is due to such contractor and not to Landlord) as Landlord has for nonpayment of Rent hereunder.

8.8 Intentionally omitted.

8.9 Liquor License. At all times that Tenant sells liquor or other alcoholic beverages from the Premises, Tenant shall (a) provide Landlord with a copy of its liquor license (the "Liquor License"), (b) pay all fees and keep and operate the Liquor License in good standing and in compliance with local rules and regulations and the rules and regulations of the California Department of Alcohol Beverage Control and free from liens of liquor wholesalers or others and taxes, (c) not transfer the Liquor License or the physical location of the Liquor License, or sublease the Liquor License, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and (d) maintain the broadest available Liquor Legal Liability insurance (sometimes also known as "dram shop" insurance) policy or policies with minimum combined limits of at least the minimum limits of insurance specified in Section 1.17, above, plus minimum limits of coverage of at least $5,000,000 under an umbrella policy covering excess Liquor Legal Liability, or such higher limits as Landlord may from time to time request, which shall insure Tenant and Landlord and Landlord's designees against any and all claims, demands or actions for personal and bodily injury to, or death of, one person or multiple persons in one or more accidents, and for damage to property.

ARTICLE 9
INSURANCE

9.1 Tenant's Insurance. Tenant, at its sole cost and expense, commencing on the earlier of (i) the Delivery Date, or (ii) the date Tenant is given earlier access to the Premises, and continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the forms specified below:

(a) Commercial general liability insurance with coverage limits of not less than the combined single limit for bodily injury, personal injury, death and property damage liability per occurrence

specified in Section 1.17, insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 9.6. Further, all such liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross-liability and severability of interest clauses, products/completed operations, broad form property damage, independent contractors, owned, non-owned and hired vehicles and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability.

(b) Worker's compensation coverage as required by law, including employer's liability coverage, with a limit of not less than One Million Dollars ($1,000,000.00) and waiver by Tenant's insurer of any right of subrogation against Landlord and Landlord's property manager by reason of any payment pursuant to such coverage.

(c) Business interruption or loss of income insurance in amounts sufficient to insure Tenant's business operations for a period of not less than one (1) year.

(d) Plate glass insurance covering all plate glass on the Premises at full replacement value. Tenant shall have the option either to insure this risk or to self-insure.

(e) Insurance covering all of Tenant's Work, Tenant's leasehold improvements, Alterations permitted under Article 8, trade fixtures, merchandise and personal property from time to time in, on or about the Premises in an amount not less than their full replacement value from time to time, including replacement cost endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, malicious mischief and such other additional perils as covered in an "all risks" standard insurance policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 10. Landlord shall have the right from time to time during the Term by written notice to Tenant to increase the limits of insurance Tenant is required to carry hereunder, provided that Landlord shall not increase such limits above those from time to time typically required in new leases of similar premises located in the Project.

(f) Any insurance policies designated necessary by Landlord with regard to Tenant's, or Tenant's contractors', construction of Tenant's Work, as well as with regard to the construction of any Alterations including, but not limited to, contingent liability and "all risks" builders' risk insurance, in amounts acceptable to Landlord.

9.2 Policy Form. All policies of insurance required of Tenant herein shall be issued by insurance companies with a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X", as rated in the most current available "Best's Key Rating Guide", and which are admitted and qualified to do business in the State of California. All such policies, except for the Worker's Compensation coverage, shall name and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's agents and, at Landlord's option, Landlord's mortgagee(s) or beneficiary(ies), as additional insured. The policies described in subparagraphs (c) and (e) of Section 9.1 shall also name Landlord and Landlord's mortgagee(s) or beneficiary(ies) as loss payees. Executed copies of the policies of insurance or certificates thereof shall be delivered to Landlord prior to Tenant, its agents or employees entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord's property manager shall be excess and noncontributing with such policies. No policy required to be maintained by Tenant shall have a deductible greater than Twenty-Five Thousand Dollars ($25,000.00) unless approved in writing by Landlord.

9.3 Blanket Policies. Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded Landlord will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

9.4 Increased Premiums Due to Use of Premises. Tenant shall not do any act in or about the Premises which will tend to increase the insurance rates upon the Premises or the Project of which the Premises are a part. Tenant agrees to pay to Landlord, upon demand, the amount of any increase in premium for insurance resulting from Tenant's use of the Premises, whether or not Landlord shall have consented to the act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of the electrical lines servicing the Premises, Tenant, at its own expense, shall make whatever changes are necessary to comply with the requirements of the insurance underwriters and any appropriate governmental authority.

9.5 Reimbursement of Insurance Premiums by Tenant. Landlord, at all times from and after the Delivery Date, shall maintain in effect during the Term a policy or policies of insurance covering the

building of which the Premises are a part (including boiler and machinery) in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) or the amount of insurance Landlord's mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included in the classification "Special Form Causes of Loss" or "Fire and Extended Coverage", loss of rental income insurance and such other additional insurance as covered in an "all risks" standard insurance policy or maintained by Landlord in Landlord's sole discretion, with earthquake, flood, terrorism and/or environmental coverage insurance if deemed necessary by Landlord in Landlord's sole judgment or if required by Landlord's mortgagee(s) or beneficiary(ies) or by any Federal, state, county, city or local authority. Landlord's obligation to carry this insurance may be brought within the coverage of any so called blanket and/or umbrella policy or policies of insurance carried and maintained by Landlord. From and after the Commencement Date, Tenant agrees to pay to Landlord, as Additional Rent, its share of the cost to Landlord of this insurance, including deductibles, reasonable reserves and any self-insured retention plus the Supervision Fee. The cost of such insurance for any partial year of the Term shall be prorated. Payment shall be made in the same manner set forth for payment of Taxes in Section 5.1(b). Tenant's share of the premiums for this insurance shall be a fractional portion of the premiums, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of all areas which are covered by this insurance as of the commencement of the applicable calendar or fiscal year, exclusive of the Joint Use Facilities.

9.6 Indemnity. "Landlord" for the purposes of this Section 9.6 shall mean and include Landlord and Landlord's directors, officers, shareholders, members, partners, agents and employees. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from and after the Delivery Date (or such earlier date if Tenant is given earlier access to the Premises) from any cause whatsoever related to the use, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant including, but not limited to, injury, death or damage resulting from Landlord's negligence of any type or kind (including gross, active or affirmative negligence) and damages resulting from any labor dispute. Tenant shall pay for, defend (with an attorney approved by Landlord), indemnify, and save Landlord harmless against and from any real or alleged damage or injury and from all claims, suits, proceedings judgments, fines, penalties, liabilities, costs and expenses, including attorney's fees and costs, arising out of or connected with Tenant's use of the Premises and its facilities, or any repairs, Alterations or improvements (including original improvements and fixtures specified as Tenant's Work) which Tenant may make or cause to be made upon the Premises, any breach of this Lease by Tenant and any loss or interruption of business or loss of rental income resulting from any of the foregoing; provided, however (and though Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, defend Landlord as provided herein), this Section 9.6 shall not require Tenant to indemnify Landlord for such damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to Landlord's commission of a negligent, affirmative act or Landlord's willful misconduct. This obligation to indemnify shall include all of Landlord's attorneys' fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made. Tenant's obligations under this Section 9.6 shall survive the termination of this Lease.

9.7 Waiver of Subrogation. Except to the extent that insurance required to be maintained by Tenant pursuant to this Article 9 covers loss to Landlord, Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Project arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the non-insuring party. If Landlord has contracted with a third party for the management of the Project, the waiver of subrogation by Tenant herein shall also run in favor of such third party.

9.8 Failure by Tenant to Maintain Insurance. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 9 or to provide copies of policies or certificates or copies of renewal policies or certificates within the time periods set forth in this Article 9, Landlord may, but is not required to, secure the appropriate insurance policies and Tenant shall pay, upon demand, the cost of the same to Landlord, as Additional Rent. Landlord's election to secure or not to secure the appropriate insurance on Tenant's behalf as described in the foregoing sentence shall in no event be deemed a waiver of any of Landlord's remedies under this Lease, at law or in equity for Tenant's failure to properly maintain insurance as required by this Lease.

9.9 Sufficiency of Coverage. Neither Landlord nor any of Landlord's agents make any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease.

ARTICLE 10
DAMAGE/DESTRUCTION

10.1 Insured Casualty. In the case of damage by fire or other perils covered by the insurance required under Section 9.5, the following provisions shall apply:

(a) Within a period of sixty (60) days after all applicable permits have been obtained, Landlord shall commence such repair, reconstruction and restoration of the Premises as Landlord, in its reasonable business judgment, deems necessary, and shall diligently prosecute the same to completion; provided, however, that Tenant, at its cost, shall repair and restore all items of Tenant's Work, any Alterations and other leasehold improvements and replace its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and shall diligently prosecute same to completion.

(b) Notwithstanding the foregoing, if the Premises is totally destroyed, or if the Project is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof as of the date of destruction, then (i) if the destruction occurs during the last two (2) years of the Term, Landlord and Tenant shall each have the right to terminate this Lease, and (ii) if the destruction occurs prior to the last two (2) years of the Term, Landlord shall have the right to terminate this Lease. In each case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of destruction.

10.2 Uninsured Casualty. If the Premises or the Project are damaged as a result of any casualty not covered by the insurance required to be carried under Section 9.5, Landlord, within sixty (60) days after all applicable permits have been obtained, shall commence repair, reconstruction or restoration of the Premises to the extent provided herein and shall diligently prosecute the same to completion or, if the damage to the Premises, or to the buildings in the Project excluding the Premises, and excluding any freestanding buildings, is greater than ten percent (10%) of the total replacement cost, Landlord may elect within said ninety (90) days not to so repair, reconstruct or restore the damaged property, in which event, at Landlord's option, this Lease shall cease and terminate upon the expiration of such ninety (90) day period. In the event Landlord elects to restore the Premises, Tenant shall have the same repair, restoration and replacement obligations it has pursuant to Section 10.1(a).

10.3 Distribution of Proceeds. In the event of the termination of this Lease pursuant to this Article 10, all proceeds from the Fire and Extended Coverage and/or property insurance carried by Tenant pursuant to Article 9 and all insurance covering Tenant's Work and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord, and all proceeds from Fire and Extended Coverage and/or property insurance carried by Landlord pursuant to Article 9 shall be retained by Landlord.

10.4 Abatement. In the event of repair, reconstruction and restoration, as provided in this Article 10, and provided Tenant has maintained the business interruption or loss of income insurance required pursuant to Article 9, to the extent that the proceeds of such business interruption or loss of income insurance may be exhausted during the period of repair, reconstruction and restoration, Minimum Annual Rent payable hereunder shall be thereafter abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of repair, reconstruction and restoration; provided, however, the amount of Minimum Annual Rent abated pursuant to this Section 10.4 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and provided that Tenant is continuing the operation of its business on the Premises, the obligation of Tenant to pay Percentage Rent and Additional Rent shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or the building of which the Premises are a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

10.5 Waiver of Termination. Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises including, without limitation, the provisions of Section 1932(2) and Section 1933(4) of the Civil Code of the State of California and any amendments thereto or of any law which may hereafter be passed during the Term of this Lease.

ARTICLE 11
CONDEMNATION

11.1 Taking. The term "Taking", as used in this Article 11, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

11.2 Total Taking. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination, but Minimum Annual Rent, Percentage Rent, and Additional Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Minimum Annual Rent and Additional Rent paid in advance.

11.3 Partial Taking. If there is a Taking of (a) more than twenty-five percent (25%) of the Floor Area of the Premises, or (b) a portion of the Premises and, regardless of the amount taken, the remainder of the Premises is not, in Tenant's reasonable judgment, suitable for the operation of Tenant's business, either Landlord or Tenant may terminate this Lease, as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises has been so appropriated or taken.

11.4 Award. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord; and, in any event, the holder of any mortgage or deed of trust encumbering the Project shall, as between Tenant and such party, have a first priority to the extent of the unpaid balance of principal and interest on its loan. Without derogating the rights of Landlord or said lender under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment, but only in the event that the compensation awarded to Tenant shall be in addition to and shall not diminish the compensation awarded to Landlord as provided above.

11.5 Continuation of Lease. In the event of a Taking, if Landlord and Tenant elect not to terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord's cost and expense as soon as reasonably possible after the Taking, to restore the Premises (to the extent of the condemnation proceeds) on the land remaining to a complete unit of like quality and character as existed prior to the Taking and, thereafter, Minimum Rent shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.

11.6 Waiver of Right to Terminate. Tenant hereby waives the provisions of California Code of Civil Procedure Section 1265.130, which allows Tenant to petition the Superior Court to terminate this Lease in the event of a partial Taking of the Premises.

ARTICLE 12
ASSIGNMENT AND SUBLEASES

12.1 Landlord's Consent Required. Tenant shall not assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control, or otherwise transfer (including any transfer by operation of law) all or any part of this Lease, Tenant's interest in the Premises or Tenant's business (collectively, "Transfer") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, subject to the terms, covenants and conditions contained in this Lease; provided, however, under no circumstances shall Tenant mortgage, encumber, pledge or hypothecate this Lease or its interest in the Premises. If Tenant is a corporation (other than a public corporation whose stock is traded on a nationally recognized stock exchange) or an unincorporated association, limited liability company or partnership, the transfer or assignment of a controlling interest in such entity, or any other transfer or assignment the intent of which is to circumvent the Landlord's approval rights pursuant to this Article 12, shall be deemed a Transfer. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and on behalf of the proposed transferee.

12.2 Procedures. Should Tenant desire to enter into a Transfer, Tenant shall request, in writing, Landlord's consent to the proposed Transfer at least sixty (60) days before the intended effective date of the proposed Transfer, which request shall include the following: (a) full particulars of the proposed Transfer including its nature, effective date, terms and conditions; (b) a description of the identity, net worth and previous business experience of the proposed transferee ("Transferee"); (c) a complete business plan prepared by the proposed transferee; (d) any further information relevant to the proposed Transfer which Landlord shall reasonably request; and (e) a payment to Landlord in an amount equal to One Thousand and 00/100 Dollars ($1,000.00) in order to pay Landlord for costs incurred in connection with reviewing such proposed Transfer, including all attorneys' fees reasonably incurred by Landlord in connection with any such Transfer. Within forty-five (45) days after receipt of Tenant's request for consent to the proposed Transfer together with all of the above-required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Transfer; or (ii) refuse to consent to the proposed Transfer.

12.3 Standard for Consent. Tenant agrees that Landlord may refuse its consent to the proposed transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (a) the use to which the Premises will be put by the proposed transferee is different than the use set forth in Section 1.7; (b) the proposed transferee's financial condition is inadequate to support all of the financial and other obligations of Tenant under this Lease; (c) the business reputation or character of the proposed transferee is not reasonably acceptable to Landlord; (d) the proposed transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant; (e) the nature of the proposed transferee's proposed or likely use of the Premises would impose an increased burden on the Common Area, or involve any increased risk of the presence, use, release or discharge of "Hazardous Materials" (as defined in Section 18.1); (f) Landlord has not received assurances acceptable

to Landlord in its reasonable discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all other defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer; (g) in Landlord's reasonable business judgment the annual Percentage Rent Landlord anticipates receiving from the proposed Transferee is less than the average annual Percentage Rent Landlord has received from Tenant during the two (2) years immediately prior to the proposed Transfer; (h) in Landlord's reasonable business judgment the Transfer or Transferee would breach any covenant of Landlord respecting radius, location, use or exclusivity relating to the Project, or, in Landlord's reasonable discretion, conflict with, be incompatible with or have an adverse impact on the tenant mix of the Project; (i) a default hereunder exists, and (j) the proposed Transferee is negotiating with Landlord to lease space in the Project. Any purported Transfer without Landlord's prior written consent shall be void and of no force or effect and shall not confer any estate or benefit on anyone. A consent to one (1) Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer to any other party.

12.4 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 12, provided that Tenant is not in default under the terms and conditions of this Lease, an assignment of this Lease or a subletting of the Premises to an affiliate ("Affiliate") of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant or any corporation or other business entity that succeeds to the business of Tenant and all other affiliated entities of Tenant operating under the same trade name) as a result of a merger, consolidation, sale of assets, or other business reorganization other than as a result of a bankruptcy), shall not be deemed a Transfer under this Article 12, provided that (i) Tenant notifies Landlord of any such assignment or sublease prior to the effective date thereof and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate (including, in the event of an assignment, evidence of the assignee's assumption of Tenant's obligations under this Lease or, in the event of a sublease, evidence of the sublessee's assumption, in full, of the obligations of Tenant with respect to the portion of the Premises so subleased, other than the payment of rent), (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Landlord to be in default under any lease at the Project, (iv) such Affiliate is sufficiently capitalized to perform the obligations of Tenant under this Lease, and (v) with respect to a subletting only, Tenant and such Affiliate execute Landlord's standard consent to sublease form. An assignment pursuant to the immediately preceding sentence may be referred to herein as a "Permitted Transfer" and an assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as a "Permitted Transferee." "Control," as used in this Article 12, shall mean the ownership, directly or indirectly, of greater than fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty-one percent (51%) of the voting interest in, an entity. The provisions of this Section 12.4 shall not be available to any assignee or sublessee of Tenant's interest in this Lease, unless such Transferee obtained its interest in this Lease pursuant to the provisions of this Section 12.4.

12.5 No Releases. No Transfer (including, without limitation, a Permitted Transfer), whether with or without Landlord's consent, shall relieve Tenant or any Guarantor hereunder from its covenants and obligations under this Lease. The transferor Tenant and any Guarantor (collectively, "Transferor") shall be bound by the following after any Transfer: (a) any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of this Lease, the giving of any consent to any matter or thing relating to this Lease, or the granting of any indulgence or extension of time to the Transferee may be done without notice to Transferor and without releasing Transferor from any of its obligations hereunder; (b) the obligations of Transferor hereunder shall not be released by any modification of this Lease, regardless of whether Transferor consents thereto or receives notice thereof; and (c) Transferor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in this Lease contained on Tenant's part to be paid, kept, performed and observed.

12.6 Form. Any Transfer shall be evidenced by an instrument in form and content satisfactory to Landlord and executed by Tenant and the transferee, assignee, sublessee, licensee or concessionaire, as the case may be.

12.7 Transfer Premium.

(a) Intentionally Omitted.

(b) Intentionally Omitted.

12.8 Acceptance of Rent. The acceptance by Landlord of any payment due hereunder from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

12.9 Tenant Remedies. If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant's sole remedy shall be to prosecute an action for declaratory relief to determine if Landlord properly withheld or conditioned its consent, and Tenant hereby waives all other remedies.

ARTICLE 13
SIGNAGE AND ADVERTISING

13.1 General Prohibition. Except as permitted by this Lease or as expressly permitted by Landlord in writing, Tenant shall not place or permit the placing outside of or on the defined exterior roof, doors, windows or walls of the Premises or Common Areas or on or within four (4) feet of any doors or windows any signs, lettering, placards, sign easels, awnings, aerials, flagpoles, displays or the like. No advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises including, without limitation, flashing lights, searchlights, message boards, lit sign boards, neon, loudspeakers, phonographs, radios or televisions. Tenant shall not display, paint, place or distribute any handbill, bumper sticker or other advertising device on any vehicle parked in the Project. Tenant shall, upon Landlord's request, remove any such sign, advertisement, display, decoration, marquee or awning in violation of this Section 13.1 within three (3) days following such request. If Tenant fails to remove any such sign, advertisement, decoration, marquee or awning within such three (3) day period, Landlord may enter upon the Premises and remove the same.

13.2 Internal Signs. Subject to the limitations set forth in Section 13.1 (including such limitations on window signage (which shall not be permitted without Landlord's prior consent and which, if permitted, shall be subject to compliance with the Sign Criteria and Applicable Laws)) and Section 7.8, Tenant may, at its own expense, erect and maintain upon the interior floor sales areas of the Premises (meaning those areas of the Premises not visible from outside of the Premises) professionally prepared, first-class signs and advertising matter for retail sales from the Premises, which are not hand-lettered, and are customary and appropriate in the conduct of Tenant's business and for a family oriented shopping center.

13.3 Exterior Premises Signs. Subject to the provisions of this Section and Section 7.8, Tenant shall have the non-exclusive right to install and use on the exterior of the building in which the Premises is located (with the exception of the roof), at the locations set forth on Landlord's sign criteria (the "Sign Criteria") attached hereto as Exhibit H, exterior signs (the "Tenant's Exterior Signs") which comply with Landlord's Sign Criteria, Applicable Laws and are approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall, at its own cost and expense, (a) acquire all permits for Tenant's Exterior Signs, and (b) design, fabricate and install Tenant's Exterior Signs. Tenant shall pay all costs to maintain and keep in good repair and aesthetic condition all installations, signs and advertising devices which it is permitted by Landlord to maintain, and Tenant shall replace such signs as required in accordance with Section 7.8. Where Landlord deems necessary, Tenant shall be required to utilize Landlord's sign designer and a sign fabricator from a list of preapproved fabricators in the design and fabrication of Tenant's Exterior Signs, respectively. Upon expiration or termination of this Lease, Tenant shall promptly remove all such installations, signs and devices at its own expense and reimburse Landlord for the cost to repair and repaint any damage and discoloration caused by such removal or original installation. Tenant shall keep all of the Tenant's Exterior Signs lit from dusk until dawn (or such other hours as Landlord may designate in writing from time to time) each day throughout the Term.

ARTICLE 14
DEFAULTS BY TENANT

14.1 Events of Default by Tenant. Should Tenant at any time be in default with respect to any payment of Minimum Rent, Additional Rent or any other charge payable by Tenant pursuant to this Lease for a period of five (5) days after the date such payment is due, or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than thirty (30) days (provided, however, if the failure to perform cannot be rectified or cured within such thirty (30) day period, the failure to perform shall be deemed to be rectified or cured if Tenant, within such thirty (30) day period, shall have commenced to rectify or cure the failure to perform and shall thereafter diligently and continuously prosecute same to completion) after written notice thereof from Landlord to Tenant specifying the particulars of the failure to perform, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a default of this Lease and, in addition to any or all other rights or remedies of Landlord by law provided, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant's right to possession, (i) to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable and/or (ii) pursuant to California Civil Code Section 1951.4, Landlord may continue this Lease in effect after Tenant's default of this Lease and abandonment of the Premises and recover rent as it becomes due, or (c) even though it may have re-entered the Premises as provided in clause (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Any notice given by Landlord above shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute, or any other notice required under the laws of California. The rights and remedies of Landlord specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

In addition, Landlord may treat the occurrence of any of the following events as a default of this Lease: (i) Tenant's making of any general arrangement or assignment for the benefit of creditors or becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant the same is dismissed within 60 days); (ii) the appointment of a trustee or receiver to

take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; (iv) the discovery that any financial statement of Tenant or of any Guarantor given to Landlord was materially false; (v) the death of a Guarantor, (vi) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of the Guaranty (as defined in Section 20.9(v) hereof), (vii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (viii) a Guarantor's refusal to honor the Guaranty, or (ix) a Guarantor's breach of any Guaranty obligation on an anticipatory basis, and Tenant's failure, within 30 days following written notice of any such event, to provide written alternative assurance or security, satisfactory to Landlord in its sole discretion. In the event that any provision of this Section 14.1 is adjudged by a court of competent jurisdiction to be contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

14.2 Landlord Remedies. Should Landlord elect to terminate this Lease pursuant to the provisions of Sections 14.1(a) or (c) above, Landlord may, in addition to all other remedies which may be available under applicable law and/or equity, recover from Tenant, as damages, the following: (a) the worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom plus, at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of California including, without limitation, California Civil Code Section 1951.2. As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). In addition to the foregoing rights and remedies, Landlord shall have the right, but not the obligation, without further notice to Tenant, to incur any expense necessary to perform the obligations of Tenant which Tenant has failed to perform or to otherwise cure Tenant's default, and Tenant shall pay to Landlord the cost thereof upon written demand by Landlord. Additionally, Landlord shall have the right to remedy any failure to perform of an emergency nature, in the event Tenant fails to commence to cure any failure to perform creating an emergency situation promptly upon being given notice which is reasonable under the circumstances, and Landlord shall have the right to remedy such a failure to perform without notice (if the giving of notice is not reasonably practicable) in the event of an emergency. Landlord's right to perform Tenant's obligations pursuant to this Section shall not be deemed to: (i) impose any obligation on Landlord to do so; (ii) render the Landlord liable to the Tenant or any third party for an election not to do so; (iii) relieve the Tenant from any performance obligation hereunder; (iv) relieve the Tenant from any indemnity obligation as provided in this Lease, or (v) cure Tenant's failure to perform or limit in any manner any of Landlord's rights and remedies under this Lease including, without limitation, Landlord's right to terminate the Lease due to a default by Tenant.

14.3 Definition of Rental. For purposes of this Article 14 only, the term "rental" shall be deemed to be Minimum Annual Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Minimum Annual Rent, shall, for the purpose of calculating any amount due under the provisions of Section 14.2(c) above, be computed on the basis of the average monthly amount accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.

ARTICLE 15
DEFAULTS BY LANDLORD

15.1 Landlord's Default. If Landlord fails to perform any of the covenants, provisions or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required by Landlord, if Landlord shall fail to diligently proceed to commence to cure the default after written notice), then Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord's breach, but Tenant shall not be entitled to terminate this Lease as a result thereof and in no event shall Landlord be liable for consequential damages or Tenant's lost profits resulting from Landlord's default. Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that any judgment against Landlord resulting from any default or other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Project, and Tenant shall have no claim against Landlord or any of Landlord's personal assets for satisfaction of any judgment with respect to this Lease.

15.2 Cure by Landlord's Lender. If any part of the Premises is at any time subject to a "Loan" (as defined in Section 17.1), and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to "Landlord's Lender" (as defined in Section 17.1) and Tenant is given written notice of the assignment including the post office address of Landlord's Lender, then Tenant shall also give written notice of any default by Landlord to Landlord's Lender, specifying the default in reasonable detail and affording

Landlord' Lender a reasonable opportunity to make performance for and on behalf of Landlord. If and when Landlord's Lender has made performance on behalf of Landlord, the default shall be deemed cured.

ARTICLE 16
TITLE AND QUIET ENJOYMENT

16.1 Superior Agreements. Tenant agrees that it will not violate the terms and conditions of (i) covenants, conditions, restrictions, easements, encumbrances and other matters of record (collectively referred to herein as the "Agreements"); or (ii) the entitlements for the Project (collectively referred to herein as the "Entitlements"). The Agreements and Entitlements are sometimes collectively referred to herein as the "Underlying Agreements". Tenant further agrees to execute and return to Landlord, within twenty (20) days of written demand by Landlord, an agreement in recordable form subordinating this Lease to any of the Underlying Agreements.

16.2 Quiet Enjoyment. Upon Tenant's observation and performance of all of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises from and after delivery thereof to Tenant until the expiration or sooner termination of this Lease; subject, however, to (a) the rights of the parties as set forth in this Lease, (b) the terms of the Underlying Agreements to which this Lease is subordinate, and (c) disturbances, odors and similar inconveniences which are commonly associated with shopping centers of the type and size of the Project and/or with tenants located in such shopping centers.

ARTICLE 17
SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATE

17.1 Subordination to Loans. This Lease is subject and subordinate to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (and to all advances made or hereafter to be made upon the security of any of the foregoing) (individually, a "Loan" and collectively, the "Loans"). Tenant agrees that it will conform to and will not violate the terms of any Loan. Tenant acknowledges that Landlord's mortgagee, the beneficiary of a deed of trust of Landlord or a lessor of Landlord ("Landlord's Lender") may elect to cause the lien created by the Loan to be subordinate to this Lease. Subject to such election, if any Loan is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to such Loan upon recordation thereof. Tenant further agrees to execute and return to Landlord, within ten (10) days of written demand by Landlord, an agreement in the form required by Landlord's lender subordinating this Lease to any such Loan. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by Landlord's Lender so long as such changes do not materially alter the economic terms of this Lease or materially diminish the rights, or materially increase the obligations, of Tenant.

17.2 Attornment. In the event of the exercise of the power of sale under any Loan or in the event any proceedings are brought for foreclosure (or, in the case of a master lease, termination) under any such Loan, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

17.3 Estoppel Certificate. Tenant agrees, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in substantially the form of Exhibit G hereto or in such other form as may be required by Landlord's Lender or the purchaser of Landlord's interest in the Project ("Estoppel Certificate").

ARTICLE 18
ENVIRONMENTAL MATTERS

18.1 Hazardous Materials. Tenant, at its sole cost and expense, shall comply with all federal, state and local laws and regulations relating to the storage, use, handling and disposal of hazardous, toxic or radioactive matter including, without limitation, those materials identified in Sections 66680 and 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22"), as amended from time to time (collectively, "Hazardous Materials"). Tenant represents and warrants that, except for materials falling within the definition of "Hazardous Materials" which are normally used and properly disposed of in the ordinary course of Tenant's business, or which are sold in Tenant's store in the ordinary course of Tenant's business, neither Tenant, nor its agents, servants, employees, contractors, nor anyone else acting on Tenant's behalf will store, dispose of, produce, use, transport or manufacture any Hazardous Materials on the Premises or any portion of the Project. Tenant shall immediately notify Landlord and provide to Landlord a copy or copies of any environmental entitlements or inquiries related to the Premises. The clean-up and disposal of any Hazardous Materials located or released onto or about the Project by Tenant or its agents, contractors or employees shall be performed by Tenant at Tenant's sole cost and expense and shall be performed in accordance with all applicable laws, rules, regulations and ordinances, pursuant to a site assessment and removal/remediation plan prepared by a licensed and qualified geotechnical engineer and submitted to and approved in writing by Landlord prior to the commencement of any work. The foregoing notwithstanding, Landlord in Landlord's sole and absolute discretion may elect, by written notice to Tenant, to perform the clean-up and disposal of such Hazardous Materials from the Premises and/or the Project. In such event, Tenant shall pay to Landlord the reasonable cost of same upon receipt

from Landlord of Landlord's written invoice therefor. Notwithstanding any other term or provision of this Lease, Tenant shall permit Landlord or Landlord's agents or employees to enter the Premises at any time, upon reasonable prior notice, to inspect, monitor and/or take emergency or long-term remedial action with respect to Hazardous Materials on or affecting the Premises or to discharge Tenant's obligations hereunder with respect to such Hazardous Materials when Tenant has failed, after demand by Landlord, to do so. In exercising its rights in the immediate foregoing sentence, Landlord shall take reasonable measures, to the extent practicable, to minimize interference with, or interruption of, the operation of Tenant's business in the Premises. All costs and expenses incurred by Landlord in connection with performing Tenant's obligations hereunder shall be reimbursed by Tenant to Landlord within thirty (30) days of Tenant's receipt of written request therefor. Notwithstanding anything to the contrary herein this Section 18.1, Lease, or anywhere else, Tenant shall not be responsible for, shall have no liability or obligations with respect to, and shall not be obligated to pay for or take any action with respect to (i) the existence of any Hazardous Materials on, within, under, for and/or about the Premises or Project which occurred or existed prior to the Delivery Date.

18.2 Conservation. Tenant shall cooperate with and participate in conservation programs for water, electricity and natural gas and recycling programs instituted by the governmental entity with jurisdiction over the Project and/or Landlord, including those for the collection of cardboard, metals, plastics and glass.

ARTICLE 19
PROMOTIONAL SERVICES AND ADVERTISING

19.1 Promotional Charge. Tenant agrees to pay to Landlord an annual charge ("Promotional Charge") as set forth in Section 1.15, the first such Promotional Charge being due and owing from Tenant to Landlord upon the Commencement Date, and on each subsequent anniversary thereof. On each anniversary of the Commencement Date, the Promotional Charge shall be increased by five cents ($.05) per square foot of Floor Area in the Premises.

19.2 Project Name. Tenant shall not use the name "Ocean Ranch Village" or "Ocean Ranch II" or "Ocean Ranch Laguna Niguel" for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not acquire any property right in or to any name which contains said word combination as a part thereof. Landlord shall have the right to change the name of the Project at any time at Landlord's sole and absolute discretion.

ARTICLE 20
MISCELLANEOUS PROVISIONS

20.1 Notices. Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, by same-day or overnight private courier, or by telecopy facsimile with electronic confirmation of delivery (provided that a duplicate thereof is concurrently sent by another method), addressed to the party to be served at the address indicated in Article 1 or such other address as the party to be served may from time to time designate in a Notice to the other party. Notice personally served shall be effective when delivered to (or refused by) the party upon whom such Notice is served. If served by registered or certified mail, Notice shall be conclusively deemed served on the date shown on the return receipt, but if delivery is refused or the Notice is unclaimed, Notice shall conclusively be deemed given forty eight (48) hours after mailing. If served by private courier, Notice to the addressee shall be effective when delivered to (or refused by) the party upon whom such Notice is served. Copies of any Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Article 1. Notices sent in accordance with this Section shall be effective in the case of fax notices, upon receiving confirmation that the facsimile has been transmitted (provided that if the faxed notice is received outside normal business hours [i.e., after 5:00 p.m. on weekdays, and anytime on weekends or holidays], such notice shall not be effective until the next business day).

20.2 Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to), in Landlord's sole and absolute discretion, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall not then be in default, and there exists no circumstance such that Tenant would become in default over the passage of time, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term. Tenant hereby waives any and all rights with regard to the Security Deposit set forth in California Civil Code Section 1950.7, or any similar, related or successor provision of law.

20.3 Relocation.

(a) Landlord shall have the right to require Tenant to elect either to relocate its business to other premises in the Project or to terminate this Lease, upon and subject to the terms and conditions set forth below. If Landlord desires to exercise its option, Landlord shall make an offer in writing to Tenant to amend this Lease to relocate Tenant to other premises in the Project upon the following terms and conditions: (i) the premises covered by Landlord's offer (the "Offered Premises") shall have an area not more than twenty percent (20%) greater or twenty percent (20%) less than the Floor Area of the Premises originally covered by this Lease at such location in the Project as may be specified by Landlord; (ii) if Tenant elects to relocate to the Offered Premises, Landlord shall, at its sole cost and expense, install interior leasehold improvements in the Offered Premises of a quality and character similar to the leasehold improvements constructed in the Premises at the commencement of the Term; (iii) the Minimum Annual Rent and all other charges payable in respect of the Offered Premises shall be at the same rate per square foot provided in this Lease, with an abatement of the rentals and charges payable under this Lease for any period between the Relocation Effective Date and the Relocation Date; (iv) the rentals and charges payable under this Lease by reference to the Floor Area of the Premises covered hereby shall from and after the Relocation Date be payable by reference to the Floor Area of the Offered Premises; (v) on the day immediately preceding the Relocation Effective Date, Tenant shall surrender the Premises originally covered by this Lease to Landlord in the condition and in the manner provided in this Lease for the surrender of the Demised Premises at the end of the Term; and (vi) upon and following the Relocation Date, the Offered Premises shall, for all purposes, be the "Premises" covered by this Lease.

(b) Landlord shall make the offer described above upon written notice to Tenant (with the date such notice is given being referred to below as the "Notice Date"), and the "Relocation Effective Date" for purposes of this Section 20.3 shall be the date which is the ninety-first (91st) day after the Notice Date or, if later, the effective date stated in Landlord's notice. The "Relocation Date" for purposes of this Section 20.3 shall be the Relocation Effective Date or such later date for the relocation of Tenant's business to the Offered Premises as Landlord may from time to time specify by written notice to Tenant. For a period of thirty (30) days following the Notice Date, Tenant shall have the right to accept the offer by written notice of acceptance given to Landlord. If Tenant desires that this Lease terminate, Tenant may give written notice to Landlord of its election to terminate this Lease or Tenant may simply fail to accept Landlord's offer within thirty (30) days following the Notice Date, which failure shall constitute a rejection by Tenant of the offer and an election by Tenant to terminate this Lease. In the event that Tenant shall fail to accept Landlord's offer, Landlord shall have no further obligation whatsoever to offer to Tenant any premises in the Project or to negotiate with Tenant for a lease covering the Offered Premises or any other premises in the Project.

(c)In the event that Tenant shall elect to terminate this Lease, either by written rejection of Landlord's offer to relocate or by failure to accept such offer within the time period specified above, the Term shall automatically terminate upon the Relocation Effective Date. In the event of such termination, Tenant shall, upon the Relocation Effective Date, surrender possession of the Premises to Landlord in the condition and in the manner provided in this Lease for the surrender of the Premises at the end of the Term. Following such surrender, Landlord shall pay to Tenant an amount equal to the then unamortized cost of the leasehold improvements installed by Tenant at its expense within the Premises at the commencement of the Term, such amortization to be calculated as of the Relocation Effective Date on a straight-line basis, without allowing interest, over the Term as originally provided in this Lease. Tenant shall furnish to Landlord such backup information as Landlord may reasonably request in connection with the determination of any amount due to Tenant in respect of the unamortized cost of leasehold improvements.

20.4 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, pandemics, epidemics, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Rent and Additional Rent to be paid by Tenant pursuant to this Lease.

20.5 Confidentiality. Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants of the Project. Each of the parties hereto agrees that such party, and its respective partners, officers, directors, employees, agents and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, Landlord shall have the right to provide any exclusive use provision or any other reasonably relevant information or exhibit (including, without limitation, the Site Plan and a depiction of the Premises) to any tenant or prospective tenant of the Project. Provided, further, however, that Landlord may disclose the terms hereof to any lender or prospective lender now or hereafter having a lien on Landlord's interest in the Project, to any potential purchaser of Landlord's interest in the Project, to any insurer or prospective insurer of the Project (or any portion thereof), and either party may disclose the terms hereof to its respective independent accountants who review its respective financial statements or prepare its respective tax returns, to any prospective transferee of all or any portion of their respective interests hereunder (including a prospective sublessee or assignee of Tenant), to any governmental entity, agency or person to whom disclosure is required by applicable law, regulation or duty of diligent inquiry and in connection with any

action brought to enforce the terms of this Lease, on account of the breach or alleged breach hereof or to seek a judicial determination of the rights or obligations of the parties hereunder.

20.6 Charges. The charges described herein shall be in addition to any other rights or remedies available to Landlord at law or in equity or under this Lease. Following twenty-four (24) hours' written notice from Landlord to Tenant, (i) if Tenant violates any provision of Article 13, Tenant shall pay a fine of Two Hundred Fifty Dollars ($250.00) per day to Landlord for each day that such violation continues; (ii) if Tenant breaches Tenant's obligations under Section 7.2, Tenant shall pay to Landlord a fee equal to twenty-five percent (25%) of the Minimum Rent, computed on a daily basis for each day that Tenant is in breach of the provisions of Section 7.2; (iii) if Tenant fails to fully and promptly comply with the provisions of Section 18.2 hereof, Tenant shall pay to Landlord a fine of Fifty Dollars ($50.00) for each violation in addition to any penalty which may be imposed by law; (iv) if Tenant fails to strictly comply with the requirements of Sections 8.4 concerning the disposal of rubbish generated by Tenant, then Tenant shall pay to Landlord One Hundred Dollars ($100.00) per day for each day or partial day that each violation continues (after notice of such first violation, no prior notice of any subsequent violation shall be required); (v) if Tenant or its employees fail to park their vehicles in the parking areas designated pursuant to Section 6.6, Landlord may charge Tenant Twenty-Five Dollars ($25.00) per day for each day or partial day per vehicle parked in any areas other than those designated (after notice of such first violation, no prior notice of any subsequent violation shall be required); or (vi) if Tenant fails to submit any required document, certificate, report, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord a "Service Charge" in the amount of One Hundred Dollars ($100.00) for each week or portion thereof that said failure continues. All amounts due under this Section 20.6 shall be payable by Tenant within ten (10) days following demand therefor.

20.7 Surrender. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom clean and in the same condition (including, at Landlord's option, the demolition and removal of any Alterations made by Tenant to the Premises, unless at the time Landlord gave its consent to such Alterations Landlord agreed in writing that Tenant would not have to demolish and remove such Alterations upon the termination of this Lease) as the Premises were in upon delivery of possession of same to Tenant by Landlord, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to Article 10 or Article 11 excepted. Subject to the foregoing, Tenant shall remove from the Premises all of Tenant's trade fixtures, furniture, equipment, signs, improvements (including Tenant Work), additions and Alterations to the extent such items are not permanently affixed to the Premises, and immediately repair any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. At Landlord's election, any property left in the Premises by Tenant after the expiration or earlier termination of the Term shall become the property of Landlord without any cost to Landlord, or Landlord may remove same from the Premises and dispose of all or any portion of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition together with the cost of repair of any and all damage to the Premises resulting from or caused by such removal. Tenant waives any and all rights it may have under California Civil Code §1980 et seq. and any successor statutes.

20.8 Holding Over. In the event that Tenant shall, without Landlord's prior written consent, fail to surrender possession of the Premises at the expiration or earlier termination of the Term, no holdover tenancy shall be created, and Tenant shall be a tenant at sufferance with no right whatsoever to continue to use or occupy the Premises. Any holding over with the prior written consent of Landlord after expiration of the Term shall be construed to be a tenancy from month to month at a minimum rent of one hundred fifty percent (150%) of the Minimum Annual Rent required to be paid by Tenant for the last year of the Term and shall otherwise be on the terms and conditions herein specified so far as applicable, including the payment of Percentage Rent and Additional Rent as herein provided. Any holding over without Landlord's consent shall entitle Landlord to recover possession of the Premises as provided by this Lease and by law.

20.9 Access to Premises. Landlord, its agents, contractors, servants and employees may enter the Premises following reasonable prior notice to Tenant and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency): (a) to examine the Premises; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease; (c) to make repairs, alterations, improvements or additions to the Premises or to other portions of the Project as Landlord deems necessary or desirable; (d) to cure any Tenant default (after Landlord has provided Tenant notice and an opportunity to cure such default pursuant to Article 14); (e) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; (f) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such repairs or, after commencing same, fail to diligently pursue such repairs to completion within three (3) days after written demand by Landlord; and (g) to show the Premises to prospective purchasers, tenants and/or occupants. If Landlord makes any repairs which Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord, as Additional Rent, promptly upon receipt of a bill from Landlord for same. Landlord shall be entitled to obtain an administration fee of fifteen percent (15%) on all such repairs billed to Tenant. In exercising its right of entry herein provided, Landlord shall not materially and unreasonably interfere with the operation of Tenant's business on the Premises. In addition, during the last one hundred eighty (180) days of the Term or earlier termination of this Lease, Landlord shall have the right to go upon the Premises to show same to prospective tenants during normal business hours and upon reasonable notice to Tenant.

20.10 General Provisions.

(a) Any waiver by either party of a breach by the other party of a covenant of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant.

(b) It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

(c) This Lease shall be governed by and construed in accordance with the laws of California without giving effect to the choice of law provisions thereof.

(d) Subject to the terms of this Lease, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If more than one individual or entity comprises Tenant, the terms, conditions, covenants, obligations and agreements imposed on each individual or entity that comprise Tenant under this Lease shall be joint and several.

(e) If Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of the corporation, partnership or limited liability company (in his/her representative capacity only) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, partnership or limited liability company and that this Lease is binding upon the corporation, partnership or limited liability company.

(f) Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

(g) Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease, except as may be specifically set forth in Section 1.22, and agrees to pay any realtors, brokers or agents not referenced in Section 1.22 and to hold Landlord harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of Tenant with respect to this Lease and/or the negotiation hereof.

(h) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not effect a merger and shall, at Landlord's sole option, terminate all existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

(i) Any claim, demand, cause of action or defense of any kind by Tenant which is based on or arises in connection with this Lease, the negotiations prior to its execution, or any asserted statement, representation, arrangement, agreement or understanding between Landlord and Tenant which is not expressly stated in this Lease shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense based thereon, within six (6) months after the date of the asserted inaction or omission, or the date of the occurrence of the event or action to which the claim, demand, cause of action or defense relates, whichever applies.

(j) Neither this Lease nor any memorandum hereof shall be recorded by either party hereto.

(k) The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Project. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord's successor in interest shall assume such obligations from and after such date. Written notice of any such transfer shall be given to Tenant.

(l) Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum ("Interest Rate") equal to the prime interest rate published from time to time by the Wall Street Journal plus two (2) percentage points (but in no event to exceed the maximum lawful rate) from the date such amount was originally due to and including the date of payment.

(m) Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises and the Project free and clear of mechanics' liens or any other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or the Project as a result of any work of

improvement performed by or on behalf of Tenant. Tenant shall immediately cause any lien to be discharged or removed of record by either paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien, or such other amount as may be adequate to cause the lien to be released as an encumbrance against the Premises and the Project. If Tenant shall fail to do so within five (5) days after written demand by Landlord to cause the effect of said claim, stop notice or lien to be removed, rescinded or dismissed, in addition to such other remedies it may have, Landlord shall have the right (but not the obligation) to use whatever means in its discretion it may deem appropriate to cause said claim, stop notice, or lien to be rescinded, discharged, compromised, dismissed or removed including, without limitation, (a) posting a bond pursuant to California law; or (b) paying a sum sufficient to discharge, in full, any and all such claims, demands, or liens. Any such sums paid by Landlord, including attorneys' fees and bond premiums, shall be immediately due and payable to Landlord by Tenant.

(n) Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, to the extent permitted by law, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

(o) In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment. If either Tenant, any guarantor of Tenant's obligations under the Lease or any indemnitor of Landlord files for protection under or otherwise becomes subject to the bankruptcy laws, then each of them individually agrees that Landlord shall be entitled to recover, as part of any claim in any such bankruptcy case, its actual attorneys' fees in connection with the assertion of its rights and remedies, including, without limitation, fees and costs incurred in connection with advising Landlord as to its rights and enforcement (whether through negotiation, legal proceedings or otherwise) of its rights under this Lease and the Guaranty, if any.

(p) Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the Term of this Lease, occupy any space in the Project.

(q) Landlord shall have the right to design and install "Coming Soon" signs for Tenant to be displayed in or about the Project prior to Tenant's opening for business from the Premises. In the event Landlord displays "Coming Soon" signs on Tenant's behalf, Tenant agrees to reimburse Landlord the reasonable cost of such sign(s) within thirty (30) days following receipt of reasonable evidence thereof; provided, however, in no event shall Tenant be required to pay for more than two (2) signs or more than Two Hundred Dollars ($200.00) per sign.

(r) Rent required to be paid pursuant to the provisions of this Lease shall be paid in lawful currency of the United States of America or, upon not less than thirty (30) days' written notice from Landlord to Tenant, by check; provided, however, that if Tenant's check should for any reason fail to clear the bank and is returned unpaid to Landlord twice in any twelve (12) month period, then for the next twelve (12) calendar months, at Landlord's option, Tenant shall pay Rent by cashier's or certified check.

(s) In the event that permanent or temporary storefronts are not in place at the Premises, Tenant shall, at Tenant's sole cost and expense, erect temporary barricades and screening in order to insure safety of pedestrians, to reasonably contain construction dust and debris and to prevent unreasonable interference with pedestrian use of Common Area sidewalks or the visibility of the premises of other tenants of the Project. The barricades and screening will be erected at locations, and with materials, colors and content, if any, approved by Landlord, in Landlord's reasonable discretion. To the extent a rear door exists at the Premises, all construction activity undertaken by Tenant in the Premises must be coordinated from the rear of the Premises, with all construction personnel and materials entering and leaving the Premises from the rear of the Premises.

(t) Landlord may, but shall have no obligation to, from time to time, employ one or more persons or entities to patrol or provide security for the Common Areas. Notwithstanding any such activity, Tenant shall have the sole responsibility of providing security for the Premises and the persons therein. Under no circumstances shall Landlord be liable to Tenant or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises. Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles. To the extent that, in Landlord's reasonable opinion, the conduct of Tenant's business causes the need for security services or measures at the Project which are in addition to those otherwise provided by Landlord, Tenant shall alone bear the incremental costs for such services or

measures. Tenant agrees to pay such costs to Landlord within thirty (30) days following reasonable evidence thereof.

(u) This Lease is subject to and conditional upon Tenant's delivery to Landlord, concurrently with Tenant's execution and delivery of this Lease, of four (4) originally executed counterpart of the Guaranty in the form of and upon the terms contained in Exhibit "I" attached hereto and incorporated herein by this reference, which shall be fully executed by the Guarantor(s) specified in Section 1.18.

(v) Within fifteen (15) days after Landlord's written request, Tenant shall furnish Landlord with financial statements or other reasonable financial information reflecting Tenant's and Guarantor's current financial condition, certified by Tenant or its financial officer. If Tenant or Guarantor is a publicly-traded corporation, delivery of Tenant's or Guarantor's, as the case may be, last published financial information shall be satisfactory for purposes of this Section.

(w) All of the exhibits referenced in this Lease are incorporated herein by this reference.

(x) Any Site Plan attached hereto is merely for the purpose of showing the general layout of the Project and is not to be deemed to be a warranty, representation or agreement on the part of Landlord that the Project is or will be exactly as depicted therein or that tenants depicted therein (if any) are now in occupancy or will be in occupancy at any time during the Lease Term. Tenant acknowledges and agrees that any Site Plan attached hereto is not final, is not to scale and is subject to change without notice to Tenant. Without limitation of the foregoing, Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A hereto and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project.

(y) The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant. This Lease shall not become effective as a Lease until it has been executed and delivered by Landlord and delivered to Tenant. Neither party may claim any legal rights against the other by reason of actions taken in reliance on the submission of this Lease including any partial performance of the transactions contemplated in it. Tenant acknowledges and agrees that Landlord will have the right to terminate the negotiations of the Lease or refuse to execute this Lease for any reason or no reason and that neither party owes the other party any duty to negotiate a final Lease. Execution of this Lease by Tenant shall be irrevocable; provided, however, the return to Landlord of Tenant-executed copies of this Lease shall not be binding upon Landlord, notwithstanding any preparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully-executed copy of this Lease to Tenant.

(z) Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

(aa) No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

(bb) This Lease may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument. Signatures to this Lease or any amendment hereof transmitted by telecopy or electronic mail shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Lease (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Lease (or any amendment hereto), it being expressly agreed that each party to this Lease shall be bound by its own telecopied or e-mailed signature and shall accept the telecopied or e-mailed signature of the other party to this Lease.

(cc) Tenant acknowledges that the Premises has not undergone inspection by a Certified Access Specialist (CASp), as defined in California Civil Code Section 55.52, and Landlord is not providing any representations or warranties regarding whether the Premises, the Common Area or any other portion of the Project meets all applicable construction-related accessibility standards. Landlord hereby notifies Tenant pursuant to California Civil Code Section 1938 that: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Landlord and Tenant hereby agree that notwithstanding anything in this Lease or California Civil Code Section 1938 to the contrary, (i) Tenant may,

at its option and at its sole cost, cause a CASp to inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under state law, (ii) the parties shall mutually coordinate and reasonably approve of the timing of any such CASp inspection so that Landlord may, at its option, have a representative present during such inspection, and (iii) if Tenant elects to perform a CASp inspection: (A) Tenant shall ensure that such inspection performed shall be limited solely to the Premises and not the Common Areas, (B) such inspection shall be performed at Tenant's sole cost and expense, (C) if the CASp inspection finds the Premises (or any other property covered by the inspection) to be non-compliant, then Tenant shall remedy any violations found to exist at its sole cost and expense and in accordance with the terms and conditions of this Lease by no later than the date that is sixty (60) days after the results of the CASp inspection are received regardless of whether or not Tenant terminates this Lease pursuant to any termination right set forth herein, if any, and (D) Tenant shall be responsible for obtaining and providing to Landlord a copy of the CASp compliance certificate confirming the correction of any such violations noted in the CASp inspection report.

(dd) Tenant certifies that: (i) neither it nor its officers, directors or controlling owners are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, "Specially Designated National or Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control ("SDN"); (ii) neither it nor its officers, directors or controlling owners are engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) neither it nor its officers, directors or controlling owners are in violation of Presidential Executive Order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the term of this Lease, be designated an SDN, then Landlord may, at its sole option, terminate this Lease.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

"Landlord"

OCEAN RANCH II, LLC, a California limited liability company

By: Shea Properties Management Company, Inc., a Delaware corporation
Its: Manager

DocuSigned by:
By: Timothy Sullivan
FE4AA30D4A74447...
Name: Timothy Sullivan
Its: Authorized Agent

DocuSigned by:
By: Lillian Kuo
93F677CB17734D2...
Name: Lillian Kuo
Its: Assistant Secretary

CA Broker's License #01382566

"Tenant"

Yoshiharu Global Co.,
a Delaware corporation

DocuSigned by:
By: James Chae
3C04C2C53F4B47B...
Name: James Chae
Title: CEO

EXHIBIT A

SITE PLAN

This Site Plan is merely for the purpose of showing the general layout of the Project and is not to be deemed to be a warranty, representation or agreement on the part of Landlord that the Project is or will be exactly as depicted therein or that tenants depicted therein (if any) are now in occupancy or will be in occupancy at any time during the Lease Term. This Site Plan is not final, is not to scale and is subject to change without notice to Tenant. Without limitation of the foregoing, Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project.


OFFICE/ HEALTH CLUB
BOTTEGA ANGELINA Coming Soon
Office
Retail
Retail (Available)
N
CAMINO DEL AVION
OCEAN RANCH
BED BATH & BEYOND
OCEAN RANCH VILLAGE LAGUNA NIGUEL
HENDRIX RESTAURANT AND BAR
32391
32341
SDCCU
CINEPOLIS LUXURY CINEMAS
32371
32411
32525
32515
CHASE BANK
TRADER JOE'S
WELLS FARGO
GOLDEN LANTERN
VIA LADERA

EXHIBIT B

DEPICTION OF PREMISES

This Site Plan is merely for the purpose of showing the general layout of the Project and is not to be deemed to be a warranty, representation or agreement on the part of Landlord that the Project is or will be exactly as depicted therein or that tenants depicted therein (if any) are now in occupancy or will be in occupancy at any time during the Lease Term. This Site Plan is not final, is not to scale and is subject to change without notice to Tenant. Without limitation of the foregoing, Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit B and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project.


Ocean Ranch II
Bldg. 10A,
Suite B

EXHIBIT C

CONSTRUCTION EXHIBIT

1. LANDLORD'S WORK; TENANT'S WORK; APPROVAL PROCESS FOR PLANS

1.1. Landlord's Work. The Premises are being delivered in an "as is" condition with prior tenant improvement work having been performed by the previous occupant of the space.

1.2 Tenant's Work. Tenant shall, at Tenant's expense, be responsible for all improvements to the Premises and the installation of all furnishings, fixtures and equipment (the "Tenant's Work") necessary for Tenant to open from the Premises for the use set forth in Section 1.7 of this Lease (which shall include, but not be limited to, the design, fabrication and installation of Tenant's signs and all fees and permits required to be paid in connection with Tenant's Work).

1.3. Delivery of Floor Plans. Within thirty (30) days following Landlord's delivery to Tenant of a site plan and floor plan (the "Premises Drawings") for the Premises showing building elevations and the stub locations of plumbing, electrical and mechanical systems, column spacing and overall dimensions (of, if such Premises Drawings were provided to Tenant prior to the Effective Date, within thirty (30) days after the Effective Date), Tenant shall provide to Landlord preliminary plans and specifications ("Tenant's Preliminary Plans") for the Tenant's Work.

1.4. Approval of Tenant's Preliminary Plans. Landlord shall approve or disapprove Tenant's Preliminary Plans within fifteen (15) days from Landlord's receipt of a complete set of Tenant's Preliminary Plans and all other necessary documentation for Landlord's review of Tenant's Preliminary Plans and such additional information as Landlord may reasonably request. Landlord's disapproval of Tenant's Preliminary Plans shall be effective by delivery to Tenant within such fifteen (15) day period of a writing setting forth, with specificity, the reasons for such disapproval. Within five (5) days of the receipt by Tenant of Landlord's objections, Tenant shall cause Tenant's Preliminary Plans to be modified and shall deliver the modified plans to Landlord for its approval. Landlord shall have ten (10) days from its receipt thereof to approve such modified Tenant's Preliminary Plans in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and Tenant's Preliminary Plans are approved, but in any event such process shall not continue for more than forty-five (45) days following the delivery by Landlord to Tenant of the Premises Drawings. In the event that Landlord has not approved Tenant's Preliminary Plans within such forty-five (45) day period, Landlord shall have the option of terminating this Lease upon five (5) days' written notice to Tenant. Landlord's and Tenant's approval of Tenant's Preliminary Plans shall be evidenced by their initialing and dating each page thereof.

1.5. Approval of Tenant's Final Plans.

(a) Within ten (10) days of Tenant's receipt of the approved Tenant's Preliminary Plans, Tenant shall prepare and deliver to Landlord final plans and specifications ("Tenant's Final Plans") for Landlord's approval. Tenant's Final Plans shall be prepared by a licensed architect and shall include Tenant's finish schedule for interior decoration of the Premises including, without limitation, storefront design, vertical transportation design, if any, exiting systems, concrete slab, insulation, smoke and gas venting, monitoring and alarm systems, if required, locations of electrical outlets, machinery, electrical equipment, transformers, plumbing and piping fixtures, any air conditioning, heating and fire protection requirements, switch gear panels and equipment and information necessary for the preparation of or revisions to Landlord's structural, mechanical, electrical, plumbing and fire sprinkler systems engineering working drawings.

(b) Upon Landlord's receipt of a complete set of Tenant's Final Plans and all other necessary documentation for Landlord's review of Tenant's Final Plans, Landlord shall approve or disapprove Tenant's Final Plans within fifteen (15) days of Landlord's receipt of all items thereof. Landlord's disapproval shall be effected by Landlord's delivery to Tenant within such fifteen (15) day period of a writing setting forth, with specificity, the reasons for such disapproval. Within five (5) days of the receipt by Tenant of Landlord's objections, Tenant shall cause Tenant's Final Plans to be modified and shall deliver the modified Tenant's Final Plans to Landlord for its approval. Landlord shall have ten (10) days from its receipt thereof to approve such modified Tenant's Final Plans in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and Tenant's Final Plans have been approved, but in any event, such process shall not continue for more than forty-five (45) days following the approval by Landlord of Tenant's Preliminary Plans. In the event that Tenant's Final Plans have not been approved by Landlord and Tenant within such forty-five (45) day period, then Landlord shall have the option of terminating this Lease upon five (5) days' written notice to Tenant. Tenant's and Landlord's approval of the Tenant's Final Plans shall be evidenced by their initialing and dating of each page thereof.

1.6. Plan Check.

(a) Intentionally Deleted.

(b) Tenant's Work. Within thirty (30) days after the Effective Date, Tenant's Contractor shall submit Tenant's Final Plans to the Department of Building and Safety for the jurisdiction in which the

Project is located ("Building Department") for necessary plan checks and approvals. Any and all plan check corrections shall be made by Tenant's architect at Tenant's expense. In the event that Tenant does not secure requisite building permits for Tenant's Work within forty-five (45) days following Landlord's and Tenant's approval of Tenant's Final Plans, Landlord shall have the right to terminate the Lease upon five (5) days' written notice to Tenant.

1.7. Timely Performance. Tenant agrees to cause any plans, specifications, drawings, schedules and documents to be provided by it hereunder to be prepared promptly and in coordination with the activities of Landlord and its agents.

1.8. Exculpation. Landlord's architect, contractors and engineers are independent contractors. If Landlord has introduced Tenant to them, Landlord has done so as an accommodation to Tenant. Even though Tenant's Preliminary Plans, Tenant's Final Plans and any changes thereto may be approved by Landlord and/or Landlord's architect and engineers, and notwithstanding any advice or assistance which may be rendered to Tenant and/or Tenant's architect and/or engineers by Landlord or employees or affiliates of Landlord or Landlord's architect and engineers, Landlord shall not be responsible for any omissions or errors contained therein.

2. CONSTRUCTION COSTS

2.1. Costs Incurred by Landlord. Tenant shall be liable for and shall pay to Landlord within thirty (30) days following Landlord's presentation of itemized statements to Tenant detailing the following costs: (a) the costs to acquire, pay fees for, install or connect any separate utility meters or submeters which service the Premises; (b) offsets and backcharges for corrective work undertaken by Landlord or Landlord's contractors as a result of Tenant Delay or damage to the Premises or Project caused by Tenant, Tenant's employees or agents, or Tenant's Contractor, or as a result of conflicts, errors and/or omissions in design and/or construction caused by Tenant and/or Tenant's consultants, which offsets and backcharges shall include actual costs allocable to Tenant (where calculable) or Tenant's reasonably estimated share of such costs (when actual costs are not calculable); (c) costs incurred by Landlord in connection with Tenant's Work such as, but not limited to, the following: temporary power installation, rental of equipment, temporary electricity hook-up and fees, temporary fire protection installation, construction water installation, temporary toilets provided by Landlord, site security, temporary site fencing and site clean-up required by Landlord; (d) temporary electricity and water consumed by Tenant in connection with Tenant's Work; (e) an amount equal to the costs for any alterations made by Landlord or Landlord's contractors to the Common Area or to any other premises in the Project to accommodate the improvements in Tenant's Final Plans; (f) Tenant's share of the following (as reasonably estimated by Landlord) costs, fees and charges incurred by Landlord: sewer connection fees, flood control, storm sewer, potable and reclaimed water connection fees and charges, utility installation and connection fees and charges, fire department mitigation fees and charges, Fire Department connection fees and charges, on and offsite traffic mitigation fees, costs and charges, and any plan check and permit processing fees or charges; and (g) any Tenant's Work completed by Landlord including, but not limited to, construction of elevator and escalator pits and sprinkler distribution, underslab utilities, concrete slab, venting and monitoring systems, any additions or revisions to electrical panel size or capacity, or increase in air conditioning tonnage, over that stated, if at all, in Schedule 1, when requested by Tenant.

2.2. Corrective Work. Landlord shall endeavor to present any construction item requiring correction to Tenant prior to undertaking corrective action on Tenant's behalf. Failure to notify Tenant of required corrective action shall not relieve Tenant of its obligation to reimburse Landlord for costs or charges for which Landlord can reasonably demonstrate Tenant is responsible. Tenant shall reimburse Landlord for all such costs or charges within thirty (30) days of presentation of an invoice with documentation for such charges.

3. CONSTRUCTION

3.1. Tenant's Contractor. Any and all items of Tenant's Work shall be performed and completed using a licensed contractor of Tenant's choice ("Tenant's Contractor"); provided, however, Tenant's Contactor shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant shall enter into a written contract ("Construction Contract") for the construction of Tenant Work's with Tenant's Contractor, which Construction Contract shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to disapprove Tenant's Contractor if Tenant's Contractor (a) does not have at least five (5) years' experience in building quality retail space; (b) does not have a good reputation in the construction industry; (c) does not have the financial ability to meet its obligations under the Construction Contract; (d) is not licensed in the State of California to perform Tenant's Work; or (e) does not provide evidence to Landlord that the insurance described in Section 9.1(f) of this Lease is in effect prior to Tenant or Tenant's Contractor commencing any work at the Premises.

3.2. Construction Barricades. Landlord shall have the right to erect a temporary barricade (the "Temporary Barricade") enclosing the Premises storefront, which Temporary Barricade shall be constructed of such materials and in such dimensions as Landlord may determine in its sole discretion. The cost of constructing and installing the Temporary Barricade, including, without limitation, painting and graphics, shall be reimbursed to Landlord by Tenant within ten (10) days after Tenant's receipt of a bill therefor. Tenant shall not move, remove or otherwise disturb the Temporary Barricade. Landlord shall remove the

Temporary Barricade at such time as it reasonably determines that all work in the Premises has been completed.

3.3. Delivery of Documents. Within thirty (30) days following the date that Tenant first conducts business at the Premises, Tenant shall deliver to Landlord (a) reproducible mylar record drawings, stamped "Record Premises Drawings" dated and signed by Tenant or Tenant's Contractor (such drawings shall depict all of Tenant's Work and a cover shall be provided indexing all drawings, including their author, and the date of each); (b) specifications for all disciplines (where used as a part of the contract documents for Tenant's Work); (c) operations and maintenance manuals, operating instructions, warranties and guarantees for all Tenant furnished fixed equipment such as elevators, escalators, HVAC system, fire protection equipment, etc.; (d) copies of all permits, liquor licenses, if applicable, Health Department permits, if applicable, certificates of insurance and business licenses; (e) an original, wet stamped approved (by design discipline and governing authorities) permit set and all changes thereto for all disciplines (alternately reproducible copies of all permit sets may be substituted provided all governmental approval stamps and signatures are legible and sufficiently dark to reproduce); and (f) an original certificate of occupancy for the Premises and completed signed inspection cards. In the event that Tenant does not deliver to Landlord the Record Premises Drawings and/or certificate of occupancy within the periods prescribed above, Landlord shall have the right to procure such Record Premises Drawings and/or certificate of occupancy on Tenant's behalf and at Tenant's expenses. Tenant shall reimburse Landlord within thirty (30) days following receipt from Landlord of a statement specifying the costs and fees incurred by Landlord in securing such Record Premises Drawings and/or certificate of occupancy.

4. DEFINITIONS. As used herein and in this Lease, "Tenant Delay" means Tenant's failure to furnish complete and accurate information and/or assistance as and when required of Tenant pursuant to this Exhibit C and/or Tenant's failure to render Tenant's approval or disapproval within the time limits set forth in this Exhibit C; or Tenant's changes in Tenant's Preliminary Plans and/or Tenant's Final Plans, following approval by Landlord and Tenant of the foregoing; or Tenant's interference with the construction process; or delays caused by agents of Tenant, or delays resulting from building code requirements and/or the requirement for material or labor which is not readily available.

5. TENANT IMPROVEMENT ALLOWANCE. Notwithstanding anything contained in the Lease to the contrary, and subject to and upon the terms and conditions provided below, Landlord agrees to contribute the amount set forth in Section 1.23 for the work to be done by Tenant as set forth in this Exhibit C as Tenant's Work, excepting that said sum shall not in any event apply towards Tenant's trade fixtures, furniture, equipment, permit fees, plan review fees, signs or architect fees. Said sum is hereinafter referred to as the "Tenant Improvement Allowance". Landlord shall pay to Tenant the Tenant Improvement Allowance within forty-five (45) days after items (a) through (f) below are satisfied:

(a) All building permits for Tenant's Work have been issued by the applicable governmental authorities and copies of such building permits have been delivered to Landlord;

(b) All required inspections of Tenant's Work by the applicable governmental agencies have taken place and the completed Tenant's Work has passed all such inspections;

(c) Tenant has completed all of Tenant's Work;

(d) Tenant has opened for business to the public from the Premises;

(e) Tenant has submitted to Landlord all of the following documents and instruments: (i) Tenant shall obtain, record and post on the Premises a Notice of Completion, if required or permitted by law, within three (3) days following substantial completion of Tenant's Work and forward to Landlord a conformed copy of the recorded Notice of Completion within three (3) days thereafter; (ii) Tenant shall obtain a Certificate of occupancy (or other appropriate documentation permitting the Premises to be occupied) within thirty (30) days following substantial completion of Tenant's Work; (iii) Tenant shall obtain and provide Landlord with a copy of all building permits with sign-offs executed by appropriate governmental agencies within three (3) days following substantial completion of Tenant's Work; (iv) Tenant shall obtain and deliver to Landlord AIA Document G702, completed, executed and certified by Tenant's architect, together with AIA Document G703, completed and to which shall be affixed Tenant's Contractor's signed certification, within thirty (30) days after substantial completion of Tenant's Work; (v) Tenant shall obtain executed, final unconditional lien waivers for all work performed, and materials furnished, by Tenant's Contractor, all subcontractors and all materials and services suppliers, as well as an affidavit from Tenant's Contractor that no liens exist as a result of Tenant's Work, and shall provide Landlord with copies of each within thirty (30) days after substantial completion of Tenant's Work; (vi) Tenant shall deliver to Landlord, within thirty (30) days after substantial completion of Tenant's Work, a set of "as built" plans depicting the Premises as actually constructed and in other respects in accordance with the requirements for Tenant's Construction Plans specified herein, (vii) Tenant shall obtain an architect's certification that the Premises were constructed in accordance with Tenant's Final Plans and deliver the same to Landlord upon substantial completion of Tenant's Work; and (viii) Tenant shall submit to Landlord an original executed estoppel certificate in the form attached to the Lease as Exhibit G or such other form as may be required by Landlord's lender; and

(f) Tenant is not in default of any provisions of the Lease and has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made.

All items of Tenant's Work paid for with the Tenant Improvement Allowance shall be deemed Landlord's property under the terms of the Lease.

EXHIBIT D

COMMENCEMENT DATE NOTICE

TO: ______________________________
____
____

DATE: ___________________________

RE: Lease; Date of Lease _______________ ("Lease"); between ______________________________ ("Tenant") and _________________________ ("Landlord").

This will confirm the following:

1. In accordance with Section 1.13 of the Lease, the Commencement Date of the Term is ____________, 20__ and the expiration date is ___________________, unless the Option is properly and timely exercised by Tenant.

2. In accordance with Article 2 of the Lease:

(a) The Floor Area of the Premises is _______________ square feet; and

(b) The Minimum Rent is _____________________ Dollars ($__________) per month.

(c) Tenant has accepted possession of the Premises described in the Lease.

(d) The Lease is in full force and effect and has not been modified or amended.

If Tenant fails to return this notice within ten 10 days of the date set forth above, Tenant shall conclusively be deemed to have approved the above.

"LANDLORD":

____

CA Broker's License #: 01382566__________

Approved:

TENANT:

Date: ____________________________

EXHIBIT E

GROSS SALES REPORT

PROJECT NAME: OCEAN RANCH II, LAGUNA NIGUEL, CALIFORNIA

TENANT NAME____

For the Period of______________________

TOTAL RECEIPTS:	$_________________
Less Sales Tax:	$_________________
Less Other Exclusions:	$_________________
GROSS SALES (as defined in the Lease):	$_________________

PERCENTAGE RENT CALCULATION:

Gross Sales (i.e. $__________________) x _______%	=	$_________________
	Less Breakpoint Amount	$_________________
	PERCENTAGE RENT DUE	$_________________

SIGNATURE ________________________________

DATE______________________________

NOTE: Signature constitutes certification that the information contained in this statement is true, accurate and complete. If Tenant is a corporation or other entity, this statement must be signed by a properly authorized person, such as an officer, general partner or manager of Tenant. We encourage you to send as much detailed information as practical to support your calculations; however, in addition to documentation normally provided **IT IS ESSENTIAL THAT THIS FORM BE COMPLETED AND RETURNED** to ensure that all rental information is properly recorded to your account. If the figures you submit differ from the monthly reports previously submitted, please include an explanation.

EXHIBIT F

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations:

1. Tenant shall keep the Premises in a neat and clean condition, free from any objectionable noises, odors or nuisances, shall operate its business without unreasonable noise or vibration emanating from the Premises, and shall comply with all applicable health, safety and police laws, ordinances and regulations of any governmental authority having jurisdiction over the Premises or the Project; provided, however, the foregoing shall not be construed to require Tenant to perform any repairs which are the obligation of Landlord pursuant to this Lease. In addition, Tenant shall, at its sole cost and expense, keep Tenant's installation and/or pick-up areas adjacent to the Premises in a neat and clean condition, and shall be responsible for removing from the Project any litter or debris resulting from Tenant's use of such installation and/or pick-up areas.

2. Tenant shall not sell merchandise from vending machines or allow any coin or token operated vending machine on the Premises, except those provided for the convenience of Tenant's employees and pay telephones provided for the convenience of its customers.

3. Tenant shall deposit trash and rubbish only within receptacles approved by Landlord. Landlord shall cause trash receptacles to be emptied at Tenant's cost and expense; provided, however, at Landlord's option, Landlord may provide trash removal services, the cost of which shall be paid for by Tenant either (a) as a Common Area Expense, or (b) pursuant to an equitable proration of said costs by Landlord.

4. Tenant shall not display or sell merchandise or allow carts, signs or any other object to be stored or to remain outside the Premises.

5. Tenant shall not erect any aerial or antenna on the roof, exterior walls or any other portion of the Premises.

6. Tenant shall not solicit or distribute materials in the Common Area.

7. Tenant shall neither conduct on the Premises, nor advertise with respect to the Premises, any liquidation, "going out of business", distress, "lost our lease" or similar sale.

8. No advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions; provided, however, Tenant shall be permitted to use music and video within the Premises as part of its merchandising so long as the volume of same is maintained at levels which do not cause disturbance of other tenants of the Project. Tenant shall not display, paint or place any handbill, bumper sticker or other advertising device on any vehicle parked in the Common Area. Tenant shall not distribute any handbills or other advertising matter in the Project.

9. Tenant shall adequately staff the Premises with sufficient employees to handle the maximum business and carry sufficient stock of merchandise of such amount, character and quality to accomplish this purpose.

10. Tenant shall keep the display windows and signs, if any, well lighted during the hours of sundown to 11:00 p.m.

11. Tenant shall keep the Premises and exterior and interior portions of windows, doors and all other glass or plate glass fixtures in a neat, clean, sanitary and safe condition.

12. Tenant shall warehouse, store or stock at the Premises only such merchandise as Tenant intends to offer for sale at retail.

13. Tenant shall use for office or other non-selling purposes only such space as is reasonably required for Tenant's business.

14. Tenant shall not use or suffer or permit to be used the Premises or any part thereof in any manner that will constitute a nuisance or unreasonable annoyance to the public, to other occupants of the Project or to Landlord, or that will injure the reputation of the Project, or for any hazardous purpose or in any manner that will impair the structural strength of the building.

15. Tenant's employees and agents shall not loiter in the parking area or in the landscaped areas or other driveways, entrances and exits to the Project, and they shall use the same only as passageways to and from their respective work area.

16. Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Landlord. The expense

of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant. No boring or cutting of wires shall be allowed, except with the consent of Landlord.

17. No awning or shade shall be affixed or installed over or in the show windows or the exterior of the Premises by Tenant, except with the prior written consent of Landlord. If Tenant desires window drop curtains in the show windows of the Premises, the same must be of such uniform shape, color, material and make as may be prescribed by Landlord and must be put up as directed by Landlord (and shall be paid for by Tenant).

18. Tenant shall not use any machinery within the Premises, even though its installation may have been permitted, which may cause any unreasonable noise or jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

19. Except for customary office equipment or trade fixtures or package handling equipment, no machinery of any kind will be allowed in the Premises without the written consent of Landlord. Landlord may limit weight, size and position of all safes, fixtures and other equipment used in the Premises. In the event Tenant shall require heavy equipment in the Premises, Tenant shall notify Landlord of such fact and shall pay the cost of structural bracing to accommodate same. All damage done to the Premises or the Project by delivering, installing, removing or maintaining heavy equipment shall be repaired at the expense of Tenant.

20. Tenant's agents and employees shall not interfere in any way with other tenants or patrons of the Project, nor bring into nor keep within the boundaries of the Project any animal or bird, or any bicycle or other vehicle, except such vehicles as are permitted to park in the parking area, and shall park in the areas designated from time to time for employee parking generally.

21. All freight must be moved into, within and out of the Premises only during such hours as may be prescribed by applicable governmental rules, regulations and ordinances, and according to such reasonable rules as may be promulgated from time to time by Landlord.

22. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the rules and regulations of the Project.

23. During emergency conditions, and after normal business hours, Landlord reserves the right to close and keep locked any and all entrances and exit doors of the Project and gates or doors closing the parking areas.

24. Landlord reserves the right at any time to change or rescind any one or more of these rules or regulations or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Project, and for the preservation of good order therein, as well as for the convenience of occupants, tenants and patrons of the Project. Tenant shall abide by any such additional rules or regulations. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord.

25. In no event shall the Tenant: (i) permit to be installed at the Premises any gaming machines, (ii) permit the Premises to be used as a sports or other entertainment viewing facility (except that single or multiple television and "“big screen” television units within restaurants shall be permitted), (iii) permit the Premises to be used as a billiard room or pool hall, or for the placement of any pool tables (except that pool tables may be included within certain restaurants in the Project provided that Landlord has consented in writing to the same), (iv) permit the Premises to be used as an off-track betting parlor, massage parlor, discotheque, dance hall, banquet hall, night club, lounge, bar or tavern (except that bars or the service of alcoholic beverages and/or dancing, music and other forms of entertainment may be included within restaurants in the Project provided that Landlord has consented in writing to the same), a pornographic or adult store or entertainment venue, (v) conduct any use at the Premises that creates a nuisance or materially increases noise or the emission of dust, odor, smoke or gases, or materially increases fire, explosion, or radioactive hazards, (vi) conduct its business with drive-up or drive-through lanes except as expressly agreed to by Landlord in writing, and (vii) permit any use at the Premises involving Hazardous Materials (except as may be customary in first class shopping centers in the metropolitan area in which the Project is located).

PARKING RULES AND REGULATIONS

In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this Exhibit F is attached, the following rules and regulations shall apply with respect to the use of the Project's parking areas.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. No overnight or extended term storage of vehicles shall be permitted; provided, however, a vehicle may be parked overnight if and only if such overnight parking is registered with security (if any) and the reason for such overnight parking is (a) the vehicle has broken down and needs to be towed, or (b) the owner of the vehicle is an employee of a tenant of the Project and is traveling overnight for business purposes. The vehicle owner must provide the following information to security (if any) for overnight parking registration: (i) owner's name, company name, space number and telephone number; (ii) vehicle year, make and model; (iii) vehicle license number; (iv) location of vehicle; and (v) the dates the vehicle will be left in the parking structure. Notwithstanding the foregoing, if any vehicle registered with security has been reported as stolen to the police, such vehicle will be immediately towed.

4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

5. All directional signs and arrows must be observed.

6. The speed limit within all parking areas shall be five (5) miles per hour.

7. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross hatched areas; and (f) in such other areas as may be designated by Landlord.

8. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

9. Landlord may refuse to permit any person who violates these rules to park in the parking areas, and any violation of the rules shall subject the vehicle owner to one (1) warning and thereafter the vehicle shall be subject to removal, at such vehicle owner's expense, except that a violation of rules 2 or 3 shall be subject to the immediate removal of the vehicle without warning, at such vehicle owner's expense.

EXHIBIT G

ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Lease (the "Lease") made and entered into as of _______________, 20__ by and between _____________________, as Landlord, and the undersigned, as Tenant, for the Premises outlined on Exhibit A attached hereto and incorporated herein by this reference, which Premises are commonly known as Space "___" at "_____________________________, ___________, California, certifies as follows:

1. The undersigned has commenced occupancy of the Premises described in this Lease. The Commencement Date under this Lease is _______________, 20__.

2. The Lease is in full force and effect as of the date hereof and has not been modified, supplemented or amended in any way except as follows:

3. The Lease represents the entire agreement between the parties as to the Premises.

4. Minimum Rent became payable on _______________, 20__.

5. The Term commenced on _____________, 20__ and expires on _______________, 20__.

6. Except as indicated in Paragraph 7 below, no rental has been paid in advance and no security deposit has been deposited with Landlord, except for the Security Deposit in the amount of $___________, deposited, if at all, with Landlord pursuant to Sections 1.20 and 20.2 of this Lease.

7. Minimum Rent in the sum of $___________ for the month of __________, 20__, has been paid.

8. As of the date hereof, the undersigned has no defenses or offsets against any of Tenant's obligations under this Lease and there are no uncured defaults of Landlord or any events which (with or without the giving of notice, the lapse of time, or both) constitute a default of Landlord or Tenant under this Lease, except ____.

9. The undersigned has no rights of first refusal or options to (a) purchase all or any portion of the Premises or the Project; or (b) renew or extend the Term, except as provided in Sections 1.9 and 3.4 of this Lease.

10. The undersigned has not received nor is it aware of any notification from the Department of Building and Safety, the Health Department or any other City, County or State authority having jurisdiction, that work is required to be done to the improvements constituting the Premises or the Project or that the existing improvements in any way violate existing laws, ordinances or regulations.

11. The undersigned has no knowledge of any actions, suits, material claims, legal proceedings or any other proceedings, including without limitation threatened or pending eminent domain proceedings, affecting the Premises, at law or in equity, before any court or governmental agency, domestic or foreign.

12. The undersigned has not assigned, sublet, encumbered, pledged, hypothecated, transferred or conveyed (or suffered any of the preceding) any interest in this Lease or the Premises.

13. The undersigned hereby represents and warrants that to the best of its knowledge all statements contained herein are true and correct.

14. The undersigned acknowledges that this Certificate may be delivered to any proposed mortgagee, trust deed beneficiary, lessor, lessee, purchaser or successor-in-interest to Landlord, of all or any portion of the Premises or the Project, and acknowledges that it recognizes that if the same is done, said proposed mortgagee, trust deed beneficiary, lessor, lessee, purchaser or successor-in-interest will be relying upon the statements contained herein in making the lease, purchase or loan or in accepting an assignment of this Lease as collateral security, and that receipt by it of this Certificate is a condition of the making of such lease, purchase or loan. Tenant shall be estopped from denying that the statements made herein by Tenant are true.

Executed at ______________, _____________, on the _____ day of _____________, 20__.

TENANT:

____
a ______________________________________
By: ____________________________________
Its: ____________________________________

EXHIBIT H

SIGN CRITERIA

[Attached]

OCEAN RANCH VILLAGE
THE SECOND PHASE
Tenant Sign Criteria

March 4, 1993

Prepared for:
Ocean Ranch II,
Shea Business Properties
655 Brea Canyon Road
Walnut, CA 91789

TABLE OF CONTENTS

EXHIBIT "C-1"

OCEAN RANCH VILLAGE
TENANT SIGN CRITERIA

OBJECTIVE

The objective of the Tenant Sign Criteria is to provide design standards and specifications that assure consistency in quality, color, size, placement, and configuration for tenant signs throughout Ocean Ranch Village. Tenant signs shall be carefully designed, fabricated and installed to equal or exceed the standards normally associated with commercial retail signage.

SUBMITTALS AND APPROVALS

1. There is a formal process for the creation, review and approval of tenant signs at Ocean Ranch Village. The Owner or his managing agent (hereinafter referred to as "Owner") shall provide the concept design for required tenant signage. Upon execution of Tenant's lease and in accordance with the terms outlined herein, the Tenant shall provide to the Owner's property manager the following information for use by the designated sign design consultant (see Attachment C):

   a. Store name

   b. Logo images and colors

   c. Specifications or samples of interior materials, colors, and finishes

   d. Other graphic material or ideas that the tenant may wish to incorporate in his signage

2. The Owner shall designate a sign fabricator who is well-qualified in the techniques and processes required to implement the intent of the concept design. Only approved sign contractors shall be allowed. The Owner shall provide tenant with a list of approved sign fabricators.

3. Prior to sign fabrication, tenant shall submit for Owner-approval three (3) complete sets of working drawings reflecting the concept design provided by the Owner. All sign plans submitted for Owner approval must conform to requirements of the City of Laguna Niguel. In addition to working drawings, such submissions shall include:

   a. Elevation of storefront showing design, location, size and layout of sign drawn to scale indicating dimensions, attachment devices and construction detail.

   b. Sample board showing colors and materials including building fascia, letter faces, returns, and other details as requested by the Owner.

   c. Section through letter and/or sign panel showing the dimensioned projection of the face of the letter and/or sign panel and the illumination.

4. All tenant sign submittals shall be reviewed by the Owner and/or his agent for conformance with the sign plan criteria and with the concept design provided by the Owner.

5. Within ten (10) working days after receipt of Tenant's working drawings, Owner shall either approve the submittal contingent upon any required modifications or disapprove Tenant's sign submittal, which approval or disapproval shall remain the sole right and discretion of the Owner. If working drawings are disapproved, the Tenant must resubmit revised plans until Owner approval is obtained. A full set of final plans must be approved and stamped by the Owner prior to permit application or sign fabrication. Approved sign plans shall become a part of the Lease Agreement.

6. Requests to establish signs that vary from the provisions of this sign plan shall be submitted to the Owner for approval and then submitted to the City of Laguna Niguel Community Development Director. The Owner may approve signs that depart from the specific provisions and constraints of this Sign Plan in order to:

   a. Encourage exceptional sign design

INITIAL HERE

b. Accommodate imaginative, unique, and otherwise tasteful signage that is deemed to be within the spirit and intent of the sign plan

c. Mitigate problems in the application of the sign plan

Any signs not consistent with the approved sign program but consistent with City sign standards shall require the approval of a Changed Plan application by the City of Laguna Niguel. Signs which exceed the City sign standards shall require the approval of a Site Development permit by the City of Laguna Niguel. Prior to application to the City for individual sign permits, the Tenant shall be required to process any necessary applications as outlined above in this paragraph

7. Following Owner's approval of proposed signage, Tenant or his agent shall submit to the City of Laguna Niguel applications for all permits for fabrication and installation by Sign Contractor. The City of Laguna Niguel Community Development Director shall review submittal for compliance with the intent of these criteria. The Community Development Director shall have the discretionary authority to review all sign proposals and to deny approval for any submittal which does not comply with the intent or purpose of the sign program. Tenant shall furnish Owner with a copy of said approved permits prior to installation of Tenant's sign(s).

8. Fabrication and installation of all signs shall be performed in accordance with the standards and specifications outlined in these guidelines and in the final approved plans and working drawings. Owner may perform an in-shop inspection prior to installation. Signs shall be inspected upon installation to assure conformance. Any work deemed unacceptable shall be rejected and shall be corrected or modified at the Tenant's expense as required by the Owner or his agent.

9. Tenant shall install the approved signage within 45 days after approval of shop drawings. If signage is not in place by that date, Owner may order fabrication and installation on Tenant's behalf and at the Tenant's expense.

TENANT RESPONSIBILITY

Tenant shall be responsible for the following expenses relating to signage for his store:

- design consultant's fees per Attachment C
- 100% of permit processing costs and application fees
- 100% of costs for sign fabrication and installation including review of shop drawings and patterns (see Attachment C)
- all costs relating to signage removal, including repair of any damage to the building

Tenant shall also be responsible for maintaining the appearance and operating condition of all signs once they are installed.

NON-CONFORMING SIGNS

Owner may, at its sole discretion and at Tenant's expense, correct, replace or remove any sign that is installed without written approval and/or that is deemed not to be in conformance with the plans as submitted and with the Tenant Sign Criteria.

PROHIBITED SIGNS

Only those sign types provided for herein and specifically approved in writing by the Owner will be allowed. The following signs are prohibited:

1. Outdoor advertising.

2. Outdoor advertising structures.

3. Roof signs.

INITIAL HERE

4. Freestanding signs, except as provided in this text.
5. Advertising devices and advertising displays.
6. Rotating, revolving, flashing or moving signs, except as provided in this text.
7. Vehicles or other signs or devices in the public right-of-way when used as advertising devices or displays.
8. Vehicles or other signs or devices not permitted by this section when used as advertising devices or displays.
9. Advertising signs on bus benches, within or outside of the public right-of-way.
10. Off-premise signs (other than directional signs) installed for the purpose of advertising a project, event, person or subject not related to the premises upon which said sign is located.

REQUIRED IDENTIFICATION SIGNAGE

Each retail Tenant shall, at his own expense, provide and install a minimum of one primary identification sign in accordance with the criteria outlined herein for Tenant's specific building location. Primary identification signs include Types M, N1-N4, and O for restaurant, theater, and pad tenants respectively; Types H1 and H2 for "showroom" tenants; and Types I, J, K1A, K1B, and L for other in-line retail tenants.

Each Tenant in Buildings 5A, 5B, and 6 shall also provide and install one Blade Sign (Type P1 or P2) at the primary storefront entrance. Signs that incorporate custom logos and creative design elements are encouraged.

OPTIONAL IDENTIFICATION SIGNAGE

In addition to required signage, Tenants may also implement Type Q paving graphics (Building 6 only) and/or Type R window signs as outlined in the criteria that follow.

INFORMATIONAL SIGNS

Tenant will be permitted to place upon **main entrance** to its premises not more than a 144 square inch area of white vinyl or screenprinted lettering as outlined on Attachment D. Copy may include hours of business, emergency phone numbers, and suite number.

In addition, Tenant is allowed a **back door** sign to identify the service entrance. Such sign shall be configured as an 19" x 17-1/2" painted acrylic plaque. Colors, typestyle, and exact location are to be as specified by the Owner (see Attachment D).

INITIAL HERE

DESIGN GUIDELINES

1. Design Objective

The primary objective of the sign criteria is to generate high quality tenant signage that reflects a unique and sophisticated retail, dining and entertainment environment. A diversity of sign types and styles is encouraged to impart a lively quality. Treatments encouraged by the plan include:

- mixed-media signs incorporating multi-dimensional forms and combinations of colors, shapes, materials, and lighting techniques
- application of innovative technologies (e.g., laser and fiber optics)
- fusion of contemporary elements to create a unique appearance

2. Acceptable Sign Treatments

A mixed-media approach where signage is composed of several different elements and lighting techniques is encouraged. The following treatments are considered appropriate:

- dimensional geometric shapes
- painted metal
- screens, grids, or mesh
- etched metal or glass
- polished metal
- glazed tile patterns
- mosaic tile designs
- cut steel or fabricated steel
- signs silkscreened on glass
- neon accents or trimming
- signs incorporated to support a retail window display
- dimensional letter forms with seamless edge treatment
- opaque acrylic materials with matte finishes
- internally illuminated signs with seamless opaque cabinets and pop-through lettering and/or neon

3. Lighting

In keeping with the sophisticated character of the project, identity signs for tenants should be illuminated using a variety of lighting techniques. One or more of the following are encouraged:

- reverse channel neon
- open channel neon
- fiber optics
- bud light sculptures
- rope lighting
- day-glow iridescent with black light
- silhouette illumination
- internal illumination
- front lighting
- area lighting
- animation permitted in selected locations

All front lighting should be baffled and obscured in channels where possible. Where fixtures, shades, or other elements are exposed, they should contribute to the design of the storefront.

All exposed or skeletal neon must be backed with an opaque coating, unless otherwise specified herein or approved in writing by the Owner. All housings and posts for exposed neon signs must be painted out to match the building background immediately behind and adjacent to the sign.

The following shall be prohibited:

- exposed conduits and raceways
- electrified neon attached to glass tubing surrounds or crossbars; neon in display windows should be attached to clear acrylic backing
- front lighting fixtures that compete with the storefront design

INITIAL HERE

4. Colors

The following guidelines are to be adhered to in selecting colors for tenant signage:

- sign colors should be selected to provide sufficient contrast against building background colors
- colors within each sign should be harmoniously blended
- sign colors should be compatible with building background colors
- signage colors should provide variety and excitement
- color of letter returns should contrast with face colors for good daytime readability
- interior of open channel letters should be painted dark when against light backgrounds
- neon colors should complement related signage elements

All sign colors are subject to review and approval by the Owner as part of the tenant sign submittal.

5. Typestyles

The use of logos and distinctive typestyles is encouraged for all tenant signs. Tenants may adapt established typestyles, logos and/or images that are in use on similar buildings operated by them in California, provided that said images are architecturally compatible and approved by the Owner. Type may be arranged in one or two lines of copy and may consist of upper and/or lower case letters.

6. Ground Sign

Where ground signs are permitted, they may be located within and coordinated with landscape treatments within building setback areas. Ground signs are subject to the size and height requirements outlined in the approved sign plan. Final working drawings shall include sight distance analysis and dimensioned site plans to insure appropriate setbacks are provided.

7. Primary Tenant Identification Signs

The variety of Ocean Ranch Village's storefront and architectural treatments provides opportunities for diverse primary sign solutions.

Tenant Wall Signs

Tenant wall signs shall be subject to the following development standards:

a. Signs may be multi-level with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in Part 2 of these Design Guidelines

b. Copy shall consist of tenant name and/or logo

c. One sign is allowed per tenant building elevation which faces a street frontage or parking lot (to be located on separate elevations), as permitted by the approved sign plan

d. Sign placement shall adhere to the following margins:

(1) Horizontal Margin
Up to 80% of the lease space width is available for sign lettering and figures

(2) Vertical Margin
As specified per individual sign type (see exhibits)

e. For purposes of calculating copy area, wall signage shall be considered to be composed of three elements:

(1) Lettering
Includes the letters and characters that form the sign copy, exclusive of any figures, symbols and decorative elements

INITIAL HERE

(2) Closed-Line Figure
Refers to a graphic shape or mass formed by and enclosed within continuously drawn lines, exclusive of sign lettering

(3) Open Lines
Refers to simply drawn lines that do not connect to form a two-dimensional mass or enclosed area

f. Sign measurements shall be calculated in the following manner:

(1) Sign Area
The entire area within which a single continuous perimeter of not more than eight (8) straight lines enclose the extreme limits of writing, representation, emblem or any figure of similar character, together with any material or color forming any integral part of the display or used to differentiate such sign from the background against which it is placed, provided that in the case of a sign design with more than one (1) exterior surface (e.g., double face sign) the area shall be computed as including only the maximum single display surface which is visible from any ground position at one (1) time. The supports, uprights or structures on which any such sign is supported shall not be included in determining the sign area unless such supports, uprights or structure are or is designed in such a manner as to form an integral background of the display.

(2) Sign Height
The greatest vertical distance measured from the ground level directly beneath the sign to the top of the sign. Signs shall not exceed the building height limit of the district in which they are located. When signs are constructed on hillsides or embankments where the sign suppots are at varying lengths, height shall be measured from the horizontal mid point of the sign.

g. Sizes and quantities for tenant signs shall be as outlined in the criteria for each sign type. Notwithstanding the maximum square footage specified for copy area allowances, adequate amounts of visual open space shall be provided around wall signs so that signs appear balanced and in scale in relation to their backgrounds.

8. Secondary Tenant Signage and Graphics

In addition to the primary tenant identification signs, secondary graphics are encouraged in paving at shop entries and allowed at windows. See exhibits for Sign Types Q and R.

9. Special Event Signs

Temporary banner signs shall require sign permits in accordance with City of Laguna Niguel sign regulations.

GENERAL PROVISIONS

1. Signs shall be designed in a manner that is not only imaginative but also of high graphic quality. In addition, signs should be compatible with and complementary to adjacent facades.

2. Only those tenant sign types provided for in the sign plan and/or specifically approved in writing by the Owner will be allowed. All sign colors must conform to the Owner's established color palette, if any, and are subject to review and approval by the Owner as part of the tenant sign submittal.

3. A variety of graphic styles, logos, and scripts shall be encouraged.

INITIAL HERE

4. Notwithstanding the maximum square footages and dimensions specified for copy area allowances, signs and typography in all cases shall appear balanced and in scale within the context of the sign space and the building as a whole. All signs shall fit comfortably into designated architectural spaces, leaving sufficient margins and negative space on all sides. Thickness, height, and color of sign lettering shall be visually balanced and in proportion to other signs on the building.

5. Dimensional letters and plaques shall be affixed without visible means of attachment, unless attachments make an intentional statement.

6. All sign locations, including placement of signs on storefronts, building facades, or beneath overhangs, shall be subject to review and approval by the Owner.

7. Details of finished signage shall match the exact specifications of the Owner-approved shop drawings.

8. All sign fabrication work shall be of excellent quality. All logo images and typestyles shall be accurately reproduced. Lettering that approximates typestyles shall not be acceptable. The Owner reserves the right to reject any fabrication work deemed to be below standard.

9. The Tenant shall, upon termination of his lease and at his own expense, remove all signs associated with his lease space and repair, patch, and repaint building walls to match their original condition.

CONSTRUCTION REQUIREMENTS

The following shall apply to all sign types:

1. Prior to commencing any fabrication work, sign contractors shall provide to Owner a certificate of insurance naming Owner as additional insured(s) for liability coverage in the amount of $1,000,000.00.

2. Approved sign permits shall be obtained from the City of Laguna Niguel prior to commencing any sign fabrication.

3. Underwriter's Laboratory-approved labels shall be affixed to all electrical fixtures. Fabrication and installation of electrical signs shall comply with all national and local building and electrical codes.

4. Electrical service for tenant signs shall be connected to the house panel and timer.

5. Penetrations into building walls, where required, shall be made waterproof. Damage to existing finishes caused by sign installation or removal shall be repaired at Tenant's expense.

6. Surfaces with color mixes and hues prone to fading (e.g., pastels, fluorescent, complex mixtures, and intense reds, yellows and purples) shall be coated with ultra- violet inhibiting clear coat in a matte finish.

7. Joining of materials (e.g., seams) shall be finished in such a way as to be unnoticeable. Visible welds shall be continuous and ground smooth. Rivets, screws and other fasteners that extend to visible surfaces shall be flush, filled, and finished so as to be unnoticeable.

8. Finished surfaces of metal shall be free from canning and warping. All sign finishes shall be free of dust, orange peel, drips and runs and shall have a uniform surface conforming to the highest standards of the industry.

9. In no case shall any manufacturer's label be visible from the street from normal viewing angles.

10. Sign permit stickers shall be affixed to the bottom edge of signs, and only that portion of the permit sticker that is legally required to be visible shall be exposed.

11. Tenants shall maintain all storefront signage in like-new condition. Owner may, at its sole discretion and at Tenant's expense, replace, refurbish, or remove any sign that has become deteriorated.

12. Signs must be made of durable rust-inhibited materials that are appropriate and complementary to the building.

INITIAL HERE

13. Threaded rods or anchor bolts shall be used to mount sign letters which are spaced out from background panel. Angle clips attached to letter sides will not be permitted.

14. Letter returns shall be painted to contrast with color of letter faces. Return colors shall be compatible with associated brick or awning color.

15. Surface brightness of all illuminated materials shall be color compatible with brick or awning. Light leaks will not be permitted.

16. All ferrous and non-ferrous metals shall be separated with non-conductive gaskets to prevent electrolysis. In addition to gaskets, stainless steel fasteners shall be used to secure ferrous to non-ferrous metals.

17. All conduit, raceways, crossovers, wiring, ballast boxes, transformers, and other equipment necessary for sign connection shall be concealed. All bolts, fastenings and clips shall consist of enameling iron with porcelain enamel finish; stainless steel, anodized aluminum, brass or bronze; or carbon-bearing steel with painted finish. No black iron materials will be allowed.

18. Paint colors and finishes must be reviewed and approved by the Owner. Color coatings shall exactly match the colors specified on the approved plans. All paint finishes shall be matte.

19. Signs illuminated with neon shall use 30 m.a. transformers. The ballast for fluorescent lighting shall be 430 m.a. Fluorescent lamps shall be single pin (slimline) with 12" center-to-center lamp separation. All lighting must match the exact specifications of the approved working drawings.

20. The back side of all bare neon used for signage shall be painted to provide an opaque finish. Paint color shall exactly match the Owner-approved specification.

21. Location of all openings for conduit sleeves and support in sign panels and building walls shall be indicated by the sign contractor on drawings submitted to the Owner. Sign contractor shall install same in accordance with the approved drawings.

SIGN TYPE CRITERIA

Only those sign types outlined herein will be allowed unless specifically approved in writing by the Owner. Signage shall conform to the criteria specific to each sign type, as well as to any general guidelines and provisions for sign treatments, colors and lighting as outlined herein.

INITIAL HERE

SIGN TYPE: H1 "Showroom" Tenant Identification on Sign Band (Buildings 5 and 10 / South and East Elevations)

MATERIALS A variety of wall sign treatments is encouraged. Signs may be multi-layered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines, except as restricted below*

COPY Tenant logo / name

COPY AREA Maximum of one square foot of signage lettering per per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width. Aggregate wall signage not to exceed 150 square feet per business.

TYPE FACE Custom tenant logo / name

COLORS Custom colors as provided for in Design Guidelines

LIGHTING Variety of neon illumination per Design Guidelines.

LOCATION One sign allowed per tenant building elevation (to be located on separate elevations). Signs may be centered on the sign band or above or below the sign band with some sign element overhanging the band's horizontal center line. No sign lettering or closed line figures to extend more than 4' above, or 2' below, bottom of architectural sign band.

*** NOTE** **Tenant wall signs parallel to Golden Lantern (Buildings 5 & 10)**

1. Wall signs which parallel the Street of the Golden Lantern (Signs H1 and H2) shall be turned off at 10 p.m. or concurrent withthe latest tenant's close of business, but no later than midnight.

2. Total aggregate area of translucent acrylic sign faces shall not exceed 50% of the total permitted sign area.

3. Exposed neon shall be limited to decorative elements (logo, etc.) of permitted sign area, and shall not exceed 20% of the total permitted sign area.

4. Neon colors shall be limited to a palette of three soft, complementary colors (ivory, pale turquoise, purple)

5. Neon intensity shall be restricted: No 60 milliamp transformers shall be permitted.

SIGN TYPE: H1 "Showroom" Tenant Identification on Sign Band (Building 5/ South and East Elevations)


25'-0" STOREFRONT
60% SIGN AREA
HAIRY'S
CUTS

ABOVE SIGN BAND


25'-0" STOREFRONT
60% SIGN AREA
RACEWAY 15"x12"

CENTERED


25'-0" STOREFRONT
60% SIGN AREA
ICE CREAM
15"x12" RACEWAY

BELOW

SIGN TYPE: H2 "Showroom" Tenant Identification on Stone Veneer (Building 5/ South and East Elevations)

MATERIALS A variety of wall sign treatments is encouraged. Signs may be multi-layered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines, except as restricted below*

COPY Tenant logo / name

COPY AREA Maximum of one square foot of signage lettering per per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width. Aggregate wall signage not to exceed 150 square feet per business.

TYPE FACE Custom tenant logo / name

COLORS Custom colors as provided for in Design Guidelines

LIGHTING Variety of neon illumination per Design Guidelines.

LOCATION One sign allowed per tenant building elevation (to be located on separate elevations). Signs may be centered on the sign band or above or below the sign band with some sign element overhanging the band's horizontal center line. No sign lettering or closed line figures to extend more than 4' above, or 2' below, bottom of architectural sign band.

*** NOTE** **Tenant wall signs parallel to Golden Lantern (Buildings 5 & 10)**

1. Wall signs which parallel the Street of the Golden Lantern (Signs H1 and H2) shall be turned off at 10 p.m. or concurrent withthe latest tenant's close of business, but no later than midnight.
2. Total aggregate area of translucent acrylic sign faces shall not exceed 50% of the total permitted sign area.
3. Exposed neon shall be limited to decorative elements (logo, etc.) of permitted sign area, and shall not exceed 20% of the total permitted sign area.
4. Neon colors shall be limited to a palette of three soft, complementary colors (ivory, pale turquoise, purple)
5. Neon intensity shall be restricted: No 60 milliamp transformers shall be permitted.

SIGN TYPE: H2 "Showroom" Tenant Identification on Stone Veneer (Building 5/ South and East Elevations)


10% MARGIN
80% SIGN AREA
10% MARGIN
OPEN-LINE IMAGE AREA (MAX)
OPEN-LINE IMAGE (TYPICAL)
STONE VENEER
OPEN CHANNEL NEON ILLUM. LETTERS
REVERSE CHANNEL NEON ILLUM LETTERS
CONCEALED RACEWAY
OPEN-LINE NEON IMAGE
Laguna
SURROUNDINGS

SIGN TYPE: I "Penny Lane" Tenant Identification Blade Sign (Building 6 / Along Both Sides of Arcade Corridor)

MATERIALS A variety of projecting, multi-dimensional, double-faced blade sign treatments is encouraged. Variety of materials as provided for in the Design Guidelines.

COPY Tenant logo / name

COPY AREA Maximum of one square foot of sign lettering per face per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Signs may be double-faced, with faces parallel or angled. Aggregate wall signage not to exceed 150 square feet per business.

TYPE FACE Custom tenant logo / name

COLORS Custom colors as provided for in Design Guidelines

LIGHTING Variety of illumination per guidelines. Animation permitted in this area

LOCATION One sign allowed per storefront, co-located with light sconce and shortened pennant provided. 7'-6" minimum vertical clearance, ground to bottom of sign. Sign elements may not project more than 4'-0" horizontally from storefront.


Joe's
BOOKS

SIGN TYPE: J Tenant Identification on Entry Portal (Building 6/ West Elevation)

MATERIALS	Free-standing entry "portal" treatments, in a variety of materials, including fabricated metals or paint-finished, shaped high-density foam on metal structural frames. Portals may incorporate signage lettering elements or lettering elements may be mounted on projecting architectural canopy. Materials for sign lettering elements per Design Guidelines.
COPY	Tenant logo / name and sculptural elements
COPY AREA	Maximum of one square foot of sign lettering per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of signage elements not to exceed 80% of overall storefront width. Aggregate wall signage not to exceed 150 square feet per business.
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Variety of illumination per guidelines. Limited animation permitted in this area
LOCATION	One sign and entry treatment allowed per tenant building elevation (to be located on separate elevations). Top of canopy-mounted sign lettering not to exceed 8'-0" above top of architectural canopy. Portal elements not to exceed 18'-0" o.a. height. Suspended horizontal portal element to observe minimum 10'-0" vertical clearance.

INITIAL HERE

SIGN TYPE: J Tenant Identification on Entry Portal (Building 6/ West Elevation)


±10'-0"
PORTALS
SIGN LETTERING
ICE
CREAMERY
±10'-0"


SIGN LETTERING
Laguna
TRENDS
PORTALS.

SIGN TYPE: K1A Tenant Identification Sign on Storefront Canopy (Building 6 / East Elevation)

MATERIALS	A variety of layered and dimensional treatments encouraged - per Design Guidelines. Freestanding background element with appliques; freestanding dimensional letters with double neon footlight.
COPY	Tenant logo / name
COPY AREA	Maximum of one square foot of signage lettering per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width. Maximum height of sign lettering or closed line figures not to exceed 6'-0" above top of architectural canopy. Aggregate wall signage not to exceed 150 square feet per business.
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Variety of illumination per Design Guidelines.
LOCATION	One sign allowed per tenant building back elevation (to be located on separate elevations).



SIGN TYPE: K1B Open-Line Neon Tenant Identification Sign Above Storefront Canopy (Building 6 / East Elevation)

MATERIALS	A variety of wall sign treatment is encouraged. Signs may be multi-layered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines
COPY	Tenant logo / name
COPY AREA	Maximum of one square foot of signage lettering per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width. Maximum height of all sign elements not to exceed 6'-0" above glazed area above canopy. Aggregate wall signage not to exceed 150 square feet per business.
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Variety of illumination per Design Guidelines
LOCATION	One sign allowed per tenant building elevation (to be located on separate elevations).


METAL GRID
METAL SHAPES APPLIQUED
EXPOSED NEON
REVERSE CHANNEL NEON LETTERS
Shades

SIGN TYPE: L Tenant Identification Tower Sign (Building 6 / North Elevation)

MATERIALS A variety of wall sign treatments is encouraged. Signs may be multi-layered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines

COPY Tenant logo / name

COPY AREA Maximum of one square foot of signage lettering per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width. Aggregate wall signage not to exceed 150 square feet per business.

COPY HEIGHT Sign lettering and closed line figures not to exceed 5'-0" maximum o.a. height and to observe 1'-0" minimum margins above window and below top of building wall.

TYPE FACE Custom tenant logo / name

COLORS Custom colors as provided for in Design Guidelines

LIGHTING Variety of illumination per Design Guidelines

LOCATION One sign allowed per circular tower element


TheBook
1'-0" MARGIN
1'-0" MARGIN

SIGN TYPE: P1 Tenant Blade Sign (Buildings 5A and 5B)

MATERIALS	A variety of projecting, multi-dimensional, double-faced blade sign treatments is encouraged. Variety of materials as provided for in the Design Guidelines.
COPY	Tenant name/logo
COPY AREA	Maximum of ten (10) square feet of sign area
TYPE FACE	Custom tenant logo/name
COLORS	Custom colors, as provided for in Design Guidelines
LIGHTING	Shall not be internally illuminated
LOCATION	One sign per tenant storefront near entrance; must observe minimum 9'-0" vertical clearance from bottom of sign to finished walk


STRAWBERRY
DELUXE
BLADE SIGN

SIGN TYPE: P2 Tenant Blade Sign (Building 6)

MATERIALS	Acrylics, vinyls and paint-finished metals
COPY	Tenant name/logo
COPY AREA	Two square feet per face (double-faced)
TYPE FACE	Custom tenant logo/name
COLORS	Custom colors, as provided for in Design Guidelines
LIGHTING	Shall not be internally illuminated
LOCATION	One sign per tenant storefront near entrance; at locations where vertical clearance is inadequate for Type P1 Tenant Blade Signs


STRAWBERRY DELUXE
ANGLED COPY BOARD
PERFORATED ACCENT SUPPORTS
BLADE SIGN

SIGN TYPE: M Restaurant Identification Sign (Building 11B)

MATERIALS A variety of above-canopy sign treatments is encouraged. Signs may be multi-layered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines

COPY Tenant logo / name

COPY AREA Maximum of one square foot of signage lettering per linear foot of tenant store frontage, except that if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width. Aggregate wall signage not to exceed 150 square feet per business.

TYPE FACE Custom tenant logo / name

COLORS Custom colors as provided for in Design Guidelines

LIGHTING Variety of illumination per Design Guidelines

LOCATION Up to four (4) signs allowed per restaurant tenant, not to exceed one sign per building elevation. No lettering or closed line figures to exceed 6'-0" in height above top of architectural canopy.

***NOTE:** Signs for restaurant uses other than Building 11B (i.e., restaurants located in pad buildings) shall conform to the criteria for pad tenant signage (see Sign Type "O"). All pad building signage shall be reviewed and approved as part of Site Development Permit.


SIGN AREA
6'-0"
D'Italia
ITALIAN FOOD

SIGN TYPE: N1 Theater Identification Wall Sign (Building 4 / South Elevation)

MATERIALS	Dimensional internally illuminated channel letters
COPY	Major tenant - "Edwards Cinemas"
COPY AREA	Total aggregate copy area for theater building wall signs not to exceed 110 square feet (<u>not</u> including reader boards or window displays) Total exposed decorative neon not to exceed 40 square feet.
COPY HEIGHT	3' max letter height
TYPE FACE	Custom tenant typeface
COLORS	Custom tenant logo colors
LIGHTING	A variety of illumination as specified in Design Guidelines. Lighting of the theater wall signs which parallel the Street of the Golden Lantern (Sign N1) shall be turned off 30 minutes after the start of the last show or 12 midnight, whichever is earlier. No exposed neon shall be permitted on the theater identification sign on the elevation parallel to the Street of the Golden Lantern.
LOCATION	Building #4, South elevation

DocuSign Envelope ID: E45180C1-531F-4F07-8D01-8B6387FED33E

SIGN TYPE: N1 Theater Identification Wall Sign (Building 4 / South Elevation)


BUILDING FACADE
EDWARDS & CINEMAS COPY

PLAN VIEW


EXPOSED ARCHITECTURAL NEON.
Edwards
CINEMAS

SIGN TYPE: N2 Theater Window Displays (Building 4 / West Elevation)

MATERIALS	Internally-Illuminated movie posters, etc. Window displays per tenant requirements, Internally-illuminated cabinets for changeable copy reader boards
COPY	Movie titles
COPY AREA	Total aggregate reader board area not to exceed 168 square feet
COPY HEIGHT	10" maximum letter height
TYPE FACE	Per tenant requirements
COLORS	Per tenant requirements
LIGHTING	Internal illumination
LOCATION	Integral with building architecture, west elevation, Building #4
HOURS OF OPERATIONS	Reader boards to be turned off at close of operation

SIGN TYPE: N3 Theater Identification Entry Sign (Building 4 / West Elevation)

MATERIALS	Open channel and reverse channel neon letters
COPY	Tenant logo / name
COPY AREA	Total aggregate copy area for building wall signs not to exceed 88 square feet.
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Variety of neon illumination
LOCATION	Theater Building #4, Lobby entry elevation - opposite fountain

SIGN TYPE: N3 **Theater Identification Entry Sign**
(Building 4 / West Elevation)


14'-6" TYP.
2'-0" MAX.
4'-8" TYP.
Edwards
CINEMAS
16" TYP.

SIGN TYPE: N2 Theater Window Displays (Building 4 / West Elevation)


3'-0" TYP. MAX
8'-0" TYP.
7
THELMA & LOUISE
6
MY COUSIN VINNIE
5
STOP OR MY MOM WILL SHOOT
4
ROBIN HOOD
3
TERMINATOR 2
2
MISSISSIPPI MASALA
1
CINDERELLA
READER BOARDS
N2 DISPLAY WINDOWS PER TENANT REQUIREMENTS

SIGN TYPE: N4 Theater Box Office Sign (Building 4 / North Elevation)

MATERIALS	Open channel and reverse channel neon letters
COPY	Tenant logo / name
COPY AREA	Total aggregate copy area for theater building wall signs not to exceed 150 square feet
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Variety of neon illumination
LOCATION	One sign allowed at box office entrance


SHOW TIMES DISPLAY
BOX OFFICE

SIGN TYPE: O Pad Tenant Identification Wall Sign (Buildings 2, 3, 7, 8 and 9)

MATERIALS	A variety of wall sign treatments is encouraged. Signs may be multi-layered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines
COPY	Tenant logo / name
COPY AREA	One square foot of signage lettering per linear foot of tenant storefrontage. Aggregate signage not to exceed 150 square feet per business.
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Variety of neon illumination per Design Guidelines
LOCATION	Up to four (4) signs allowed per pad tenant, not to exceed one sign per tenant building elevation. Signs to be individually sized and positioned for comfortable "fit" according to building design and architectural details. A pad tenant monument sign (Type D) may be an option along primary facing street in lieu of a wall sign facing the primary street.
APPROVALS	Final tenant signage, including design, location, size, number, and type shall require Site Development Permit approval by the Planning Commission. Individual tenant monument signs may be permitted subject to Site Development permit approval by the Planning Commission.


REVERSE CHANNEL DIMENSIONAL LETTERS WITH ACRYLIC BACK PANEL
Lobster House

SIGN TYPE: Q Tenant Paving Graphics (Building 6)

MATERIALS	A variety of materials, (glazed tile, terrazzo, brick, mosaic, etc.)complementary to storefront
COPY	Tenant logo / graphic image or other decorative imagery
DIMENSIONS	3'-6" maximum depth, 12' maximum length
COPY AREA	Max Tenant copy area not to exceed 65% of total area
TYPE FACE	Custom tenant logotype or graphic element
COLORS	Complementary to store theme
LIGHTING	May be illuminated from canopy or portal above
LOCATION	At storefront entrances


Laguna
TRENDS
PAVING GRAPHICS
FREESTADING PORTALS
12'-0"

SIGN TYPE: R Tenant Window Signs (Retail Tenants / All Buildings)

1. Window signs may be incorporated as part of a tenant storefront display. Window signs should be designed to augment the display of merchandise and appropriately scaled so as not to dominate the window area. Lettering and graphics must not exceed 15% of the window area. Signs should be highly creative and imaginative, with design of all window signs subject to Owner's approval prior to installation. Use of windows strictly as sign boards or backgrounds is prohibited.

2. No illuminated signs shall be placed inside a building within three feet from a window. (Note: This condition shall expire on August 25, 1993, or upon adoption of any subsequent ordinance by the City of Laguna Niguel regulating the placement of illuminated signs in a window, whichever comes first. Illuminated signs inside a building shall conform to any subsequent ordinance adopted by the City of Laguna Niguel regulating the placement of illuminated signs on a window.)

INITIAL HERE

SIGN TYPE: S Office Tenant Identification Wall Sign (Buildings 1, 11A, and 11B)

Building wall signage for the identification of office tenants is strictly limited by the provisions of the approved sign plan. Establishment of office tenant wall signs shall be at the sole discretion of the Owner, and design for specific signs shall require the Owner's review and approval.


SIGN LOCATION

BLDG. I — EAST ELEVATION


SIGN LOCATION

BLDG. 11 — EAST ELEVATION

SIGN TYPE: D Office Tenant Identification Monument

Monument signage for office tenant identification is strictly limited by the approved sign plan. Establishment of monument signs shall be at the sole discretion of the Owner. Sign design is subject to Owner review / approval.

No Exhibit

ATTACHMENT A
Designated Sign Fabricators

The following fabricators have been approved by the Owner to fabricate and install tenant signage at Ocean Ranch Village. Only a pre-qualified Owner-approved contractor may be selected.

Ocean Ranch II
Approved Sign Fabricators

1 Pacific Sign Center
949-248-7474 (office)
mark@pacificsigncenter.com
Mark Kuwahara

2 C&C Signs
714-537-8175
714.548.9458
bob@c-csigns.com

3 Promotional Signs
(949) 458-1000
jroetman@promosigns.com
John Roetman

4 Fabrication Arts
619-232-5087
Barry Cogdill

ATTACHMENT B
Tenant Sign Location Plan


OFFICE 1
RESTAURANT 2
RESTAURANT 3
THEATER 4
5
RETAIL
RETAIL 6
FINANCIAL 7
RESTAURANT 8
BANK 9
RETAIL 10
RESTAURANT
MEDICAL OFFICE 11A
RESTAURANT
11B
CAMINO DEL AVION
THE STREET OF THE GOLDEN LANTERN

OCEAN RANCH VILLAGE

Sign Location Plan (Typical)

Tenant ID Signs

- H1 Showroom Tenant ID (Sign Band)
- H2 Showroom Tenant ID (Veneer)
- I Penny Lane Tenant ID
- J Tenant ID (Entry Portal)
- K1A Tenant ID (Storefront Canopy)
- K1B Tenant ID (Open Line Neon above Canopy)
- L Tenant ID (Tower)
- M Restaurant ID
- N1 Theater ID (Building Wall)
- N2 Theater ID (Window Displays)
- N3 Theater ID Entry Sign
- N4 Theater ID (Box Office)
- O Pad Tenant ID (Wall)
- P1 Tenant Blade Signs(Not Shown)
- P2 Tenant Blade Signs(Not Shown)
- Q Tenant Paving Graphics (Not Shown)
- R Tenant Window Signs (Not Shown)
- S Office Tenant ID (Building Wall)
- D Office Tenant ID (Monument)

ATTACHMENT C

Design Services and Fees

Design Consultant

Graphic Solutions, 1750 Kettner Boulevard, San Diego, California, shall provide the concept design for all required tenant signage. Tenant shall provide to the Owner's property manager the information outlined herein (see Page 2) for Graphic Solutions' use in developing sign design concepts.

Services and Fees

I. Design / Standard Service (Limited Scope)

1. Preliminary phone discussion with property manager.
2. Create concept design for each tenant's first identification sign type incorporating tenant's logo image and/or logotype. Signs to be configured to meet parameters approved for Ocean Ranch Village.
3. Specify sign colors (i.e., provide color chips) and lighting techniques.
4. Provide scaled line drawings indicating sizes, materials, colors, lighting and placement of sign on building elevation.
5. Adjust design per client comments.
6. Coordinate with designated fabricator to send approved drawing and answer questions via phone.
   - SignTypes H, I, K, and L ....$800.00 per sign
   - Sign Type J...$1,250.00 per sign
   - Secondary Signs (Types P and Q):

     Design for pedestrian-oriented blade signs and paving signs, when created in conjunction with design for tenant's primary wall sign, will be provided for a fee of $250.00 for each tenant's first secondary sign and $150 for the same tenant's second secondary sign.
   - Sign Types M, N, O, and S:

     Design for restaurant signage (M), theater signage (N), pad tenant (O), and office tenant wall signs will be quoted individually on request.

II. Shop Drawings and Patterns

1. Review sign fabricator's shop drawings.................. $375.00 per sign*
2. Provide full-scale patterns of sign graphics to designated fabricator....................................... $375.00 per sign

*Note: Fees assume that tenant will retain the services of a qualified designated fabricator approved by Graphic Solutions.

III. Additional Services

In addition to the standard services outlined above, the following work will be provided on a time and materials basis at current hourly rates plus expenses:

- additional concept designs and/or extensive design adjustments
- camera-ready art (for printing and other applications)
- models or prototypes
- contract administration services / preparation of bid packages and review bids, etc.
- colored comps / renderings / presentation graphics
- meetings (with clients, tenants, fabricators, or City)
- review of sign designs prepared by others
- engineering calculations
- update current tenant sign layout record on building elevations

ATTACHMENT D

Informational Signs (Front and Back Doors)


306
Mon.- Fri. 9-9
Sat. 10-6
Sun. 10-5
In Case of Emergency
Call: 123-4567
TYPICAL ELEVATION
DETAIL

FRONT DOOR


COPY AREA
203
CURRENT TRENDS
Delivery Hours
Mon.- Fri. 9-9
Sat. 10-6
Sun. 10-5
In Case of Emergency Call:
123-4567
SUITE NUMBER
STORE NAME
TYPICAL ELEVATION

BACK DOOR

OCEAN RANCH VILLAGE II

BUILDING 11

SIGN PLAN

Date: 2 May 2005

Prepared by:
GRAPHIC SOLUTIONS
2952 Main Street
San Diego, California 92113
(619) 239-1335

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN LOCATIONS

Building #11


SIGN TYPE X
ALTERNATE LOCATION
SIGN TYPE W
SIGN TYPE X
STREET OF THE GOLDEN LANTERN
C3 MONUMENT LOCATION
CAMINO DEL AVION
NORTH

SIGN LOCATION MAP

Page 40

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN TYPE W TENANT WALL SIGN

Building #11

MATERIALS	A variety of wall sign treatment is encouraged. Signs may be multilayered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines
COPY	Tenant logo / name
COPY AREA	Up to 200 sq. ft. maximum aggregate. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width or available architectural background.
TYPE FACE	Custom tenant logo / name
COLORS	Custom colors as provided for in Design Guidelines
LIGHTING	Any combination of illumination techniques using reverse channel, front illumination and/or concealed uplights.
LOCATION	Up to (2) maximum on front building elevation. Signage on rear of building not permitted


TYPE W
TYPE X

TYPICAL SIGN LOCATIONS

BUILDING 11 - SOUTH ELEVATION


SIGN LOCATION
TENANT
SIGN LOCATION
TENANT
OBLIQUE ELEVATION

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN TYPE X TENANT WALL SIGN

Building #11

MATERIALS A variety of wall sign treatment is encouraged. Signs may be multilayered with reverse channel silhouette, exposed neon or other acceptable treatment as provided for in the Design Guidelines

COPY Tenant logo / name

COPY AREA Maximum of one square foot of signage lettering per linear foot of tenant store frontage, except if the building frontage is less than 25 feet, one sign having a maximum area of twenty-five (25) square feet shall be permitted. Tenants occupying spaces with multiple building elevations shall be allowed a minimum of twenty-five (25) square feet of signage lettering per sign per building elevation. Width of all signage elements (letters closed & open figures) not to exceed 80% of overall storefront width.

TYPE FACE Custom tenant logo / name

COLORS Custom colors as provided for in Design Guidelines

LIGHTING Any combination of illumination techniques using reverse channel, front illumination and/or concealed uplights.

LOCATION One sign allowed per tenant on front elevation or alternate location for end cap tenant. Signage on rear of building not permitted.


TYPE W
TYPE X

TYPICAL SIGN LOCATIONS
BUILDING 11 - SOUTH ELEVATION


TYPE X
ALTERNATE SIGN LOCATION FOR END TENANT

TYPICAL SIGN LOCATIONS
BUILDING 11 - EAST ELEVATION


SIGN LOCATION
TENANT

SOUTH ELEVATION


SIGN LOCATION
TENANT

SOUTH ELEVATION


SIGN LOCATION
TENANT

EAST ELEVATION

Page 42

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN TYPE C MULTI-TENANT MONUMENT IDENTIFICATION (Address Sign)

Building #11

MATERIALS	Stone wall, perforated metal, stainless and neon
COPY	Tenant name / logo project addressing
DIMENSIONS	6' maximum average height overall, 10' max length overall (exclusive of buttress), maximum 50 sq. ft., 6 " in height
COPY AREA	Aggregate sign lettering area shall not exceed 50 sq. ft.
COPY HEIGHT	20" maximum initial cap or logo height
TYPE FACE	Custom tenant typestyles / logo
COLORS	Custom tenant logo colors subject ot owner approval
LIGHTING	Ground lit, halo or external illumination only, except for internally illuminated channel accent (no exposed neon).
LOCATION	One at entrance on the Street of The Golden Lantern in addition to existing monument signs.


OCEAN RANCH VILLAGE
32331 - 32441
TENANT
TENANT
TENANT
TENANT

REVERSE SIDE

FOR SPECIFICATIONS SEE SHEET OS


10'-0"
6'-0"
OCEAN RANCH VILLAGE
32331 - 32441
TENANT
TENANT
TENANT
TENANT

C3 MONUMENT - 4 TENANT CONFIGURATION

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN TYPE C MULTI-TENANT MONUMENT IDENTIFICATION (Address Sign)


19
1 2
8 13 P4
9 P4
103°
7 5
19
5
25
TOP VIEW


10'-0"
6'-0"
A 5
8 5
45°r
OCEAN RANCH VILLAGE
32331 - 32441
19 P1
17 P2 FACE P3 RETURNS
TENANT
TENANT
TENANT
5
4
8 P4
9 P4
10
98 1/2°
3
23
24 OWNER TO PROVIDE ACTUAL COPY/GRAPHICS

C3 MONUMENT - 3 TENANT CONFIGURATION


1'-10"
25
5
13 P4
4" TO 6"
KEEP SPACE IN FRONT OF LIGHT FIXTURES CLEAR OF TALL PLANTS/GROUND COVER
C 5
2
1
22
SIDE VIEW

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN TYPE C MULTI-TENANT MONUMENT IDENTIFICATION (Address Sign)


C3
OCEAN RANCH II

SIGN LOCATIONS - SITE PLAN

NOT TO SCALE


C3 SIGN LOCATION
17'-0"
4'-0"
4'-0"
22
4' TO 6'
4' TO 6'
22
4'-0"
5'-0"
7'-0"
LIGHT POLE
18'-0"
SIDEWALK
10'-0"

C3 SIGN LOCATION - SITE DETAIL

SCALE: 1/4"=1-0"

OCEAN RANCH VILLAGE II SIGN PLAN

SIGN TYPE C MULTI-TENANT MONUMENT IDENTIFICATION (Address Sign)

PAINTS

ID	COLOR	FINISH	DESCRIPTION
P1	TEAL GREEN	SEMIGLOSS	TO MATCH PMS #321 C
P2	CREAM	SEMIGLOSS	TO MATCH PMS #9180 C
P3	PURPLE	SEMIGLOSS	TO MATCH PMS #259 C
P4	COPPER	METALLIC	* TO MATCH COPPER LEAF #205

* BY CRES-LITE 800-445-6810

ACRYLICS/PLASTICS

ID	COLOR	OPQ./TRNSL.	DESCRIPTION
A1	WHITE	TRANSLUCENT	PLEXIGLAS 7328
A2	TUROUOISE	TRANSLUCENT	PLEXIGLAS 2308

NEON

ID	COLOR	GAS	DESCRIPTION
N1	WHITE	ARGON	EGL 4500 WHITE

NOTE:
NEW MONUMENT C3 MUST MATCH COLORS, MATERIALS AND DIMENSIONS OF EXISTING MONUMENTS. SIGN CONTRACTOR TO EXAMINE & MEASURE EXISTING MONUMENTS ON SITE PRIOR TO SUBMITTING SHOP DRAWINGS.

SIGN SPECIFICATIONS

1 **FOOTING:** CONCRETE FOOTING PER SIGN CONTRACTOR'S ENGINEERING.

2 **MOW STRIP:** 6" WIDE CONCRETE MOW STRIP. SLOPE AWAY FROM MONUMENT.

3 **ELECTRICAL CONDUIT:** CONCEALED 20 AMP DEDICATED CIRCUIT.

4 **CUT OFF SWITCH:** CUT OFF SWITCH MOUNTED ON SIDE AWAY FROM STREET. FACE OF SWITCH TO BE FLUSH WITH FACE OF ROCK VENEER.

5 **STONE VENEER:** STONE VENEER TO MATCH PROJECT "BOUQUET CANYON" VENEER. STONE, GROUT, GROUT JOINTS & PATTERN TO MATCH EXISTING MONUMENTS.

6 **INTERNAL STRUCTURE:** ALUMINUM FRAMING FASTENED TO CONCRETE PAD AS REQUIRED. 3/4" CEMENT BOARD FASTENED TO FRAME FOR STONE ATTACHMENT.

7 **ACCESS PANEL:** WATERPROOF PANELS FOR ACCESS TO INTERNAL RACEWAY WITH STONE VENEER COVERING. PROVIDE INSET LIFTING HANDLES.

8 **PERFORATED PANEL:** PERFORATED ALUMINUM PANEL TO MATCH PANELS ON EXISTING MONUMENTS. WELDED TO ALUMINUM FRAMING.

9 **FRAME:** 1"x1" EXTERNAL ALUMINUM FRAME.

10 **BOTTOM PANEL:** 1/8" THICK ALUMINUM BOTTOM PANEL WELDED (CONTINUOUS) TO ALUMINUM FRAME.

11 **FLUORESCENT TUBE:** FLUORESCENT LIGHT FIXTURE POSITIONED IN CENTER OF VERTICAL SPACE. MOUNT TO STONE VENEER. FABRICATOR TO "FOG" ENDS OF TUBES TO CREATE CENTER ILLUMINATION GLOW. LIGHTING EFFECT & COLOR TO MATCH EXISTING MONUMENTS.

12 **ACRYLIC PANEL:** TRANSLUCENT WHITE (7328) 1/4" ACRYLIC PANEL MOUNTED BEHIND PERFORATED ALUMINUM.

13 **ACCESS PANEL:** REMOVABLE ACCESS PANEL. FACE MOUNTED TO FRAME.

14 **SCREWS:** FLAT HEAD COUNTER SUNK STAINLESS STEEL SHEET SCREWS. PAINTED TO MATCH SURROUNDING MATERIAL.

15 **ELECTRICAL SUPPLY:** CONCEALED ELECTRICAL SUPPLY.

16 **FRAME:** ALUMINUM FRAME FLUSH MOUNTED TO STONE VENEER. HORIZONTAL GROUT JOINTS TO BE FILLED.

17 **LETTER:** 1/2" ALUMINUM LETTERS DRILLED & TAPPED. BACKPINNED INTO INTERNAL SUPPORT STRUCTURE WITH THREADED STAINLESS STEEL BACKPINS & EPOXY ADHESIVE.

18 **BACKPINS:** THREADED STAINLESS STEEL BACKPINS PAINTED TO MATCH GROUT COLOR.

19 **LIGHT BAR:** HALF ROUND, 2 1/2" DIAMETER, FORMED ALUMINUM LIGHT BAR WITH ENCLOSED ENDS & ACRYLIC FACE.

20 **ACRYLIC PANEL:** 1/4" ACRYLIC FACE PANEL SECURED TO ALUMINUM LIGHT BAR.

21 **NEON:** INTERNAL NEON ILLUMINATION.

22 **LIGHT FIXTURE:** BELOW GRADE LIGHT FIXTURE POSITIONED TO EVENLY ILLUMINATE MONUMENT FACE. KIM LTV732 WW 150MH.

23 **TENANT PANEL:** 1/8" STAINLESS STEEL WITH #4 BRUSH FINISH. 1 1/2" RADIUS CORNERS. SECURED TO ROCK VENEER WITH NON-RUSTING BACKPINS & EPOXY. PANELS MUST BE IN PLANE WITH EACH OTHER & MUST NOT TILT OR BOW.

24 **TENANT COPY:** 1/2" ACRYLIC LETTERS/GRAPHICS. PAINTED TO MATCH CORPORATE COLORS. MOUNTED FLUSH TO STAINLESS STEEL PANEL.

25 **BRACKET:** ALUMINUM ANGLE BRACKET FOR LIGHT BAR. PAINTED MATTE GRAY TO MATCH STONE VENEER.

Page 46

EXHIBIT I
GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is entered into as of the ____ day of 7/15/2022 | 5:34:52 PM PDT, 20___, by YOSHIHARU HOLDINGS CO., a California corporation ("Holdings Guarantor"), and JAMES CHAE and JENNIE CHAE, a married couple ("Chae Guarantor") (Holdings Guarantor and Chae Guarantor, collectively, referred to in this Guaranty as "Guarantor"), for the benefit of OCEAN RANCH II, LLC, a California limited liability company ("Landlord"), with reference to the following facts:

A. Landlord and YOSHIHARU GLOBAL CO., a Delaware corporation ("Tenant"), have entered or will enter into a lease of even date herewith (the "Lease").

B. By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor's said covenants.

1. Guarantor irrevocably and unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed.

2. If Tenant shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed, Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Tenant. Guarantor shall also pay to Landlord all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant's failure to perform, which expenses shall include reasonable attorneys' fees and interest on all sums due and owing Landlord by reason of Tenant's failure to pay same, at the maximum rate allowed by law.

3. Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Tenant may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

4. The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Tenant's part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

5. The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditor's, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statutes or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant or the subletting of all or any portion of the Premises (as defined in the Lease); (e) any disability or other defense of Tenant; (f) the cessation from any cause whatever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

6. If Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Tenant shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Tenant, or if a receiver of any part of Tenant's property or assets shall be appointed by any court, Guarantor shall pay to Landlord the amount of all accrued, unpaid and accruing Minimum Annual Rent and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Landlord all accrued, unpaid and accruing Minimum Annual Rent and other charges under the Lease for the remainder of the Lease Term. At the option of Landlord, Guarantor shall either: (a) pay Landlord an amount equal to the Minimum Annual Rent and other charges which would have been payable for the unexpired portion of the Lease Term reduced to present-day value; or (b) execute and deliver to Landlord a new lease for the balance of the Lease Term with the same terms and conditions as the Lease, but with Guarantor as tenant thereunder. Any operation of any present or future debtor's relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

7. Guarantor may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatever against Tenant or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof including, without limitation, the provisions of California Civil Code Section 2845 or any similar, related or successor provision

of law. Guarantor also hereby waives the provisions of Sections 2809, 2810, 2819 and 2850 of the California Civil Code and their successors, and all other waivable defenses.

8. Until all of the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

9. This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease Term granted under the Lease, or any extension or renewal thereof.

10. In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys' fees and expenses.

11. If there is more than one undersigned Guarantor, (a) the term "Guarantor", as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and severally liable hereunder; and (c) Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

12. This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

13. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

14. Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

15. Any action to declare or enforce any right or obligation under the Lease may be commenced by Landlord in the Superior Court of Orange County, California. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Landlord and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Guarantor or Guarantor against Landlord on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

16. This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor, but it may not be assigned by Guarantor without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

17. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

18. Any married person who signs this Guaranty expressly agrees that recourse may be had against his or her separate property for all obligations hereunder.

19. This Guaranty may be signed in multiple counterparts each of which shall be deemed an original, but all of which shall, taken together, be but one and the same instrument.

20. Notwithstanding anything to the contrary set forth in this Guaranty, this Guaranty shall expire and be of no further force or effect (except for any claims, losses, liabilities or any other sums which relate to acts or omissions of Tenant accruing prior to Chae Guarantor's release (which such claims, losses, liabilities or other sums Chae Guarantor shall remain fully responsible for)) with respect to Chae Guarantor only (without any effect on the liability of Holdings Guarantor under this Guaranty) upon the Chae Guarantor Termination Date. "Chae Guarantor Termination Date" means the last to occur of (a) the date upon which an initial public offering by either of Tenant or Holdings Guarantor occurs where the aggregate funds raised by the sale of the applicable shares is no less than Thirteen Million and 00/100 Dollars ($13,000,000.00), and (b) the date on which Landlord receives from Chae Guarantor written notice (and reasonable documentation evidencing the same) of the occurrence of the events described in the foregoing subclause (a). Notwithstanding anything to the contrary set forth in this Guaranty, the release of Chae Guarantor shall not occur unless, as of the Chae Guaranty Termination Date, Tenant has not been in default of the Lease beyond any applicable notice and cure periods at any time.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“GUARANTOR”

HOLDINGS GUARANTOR:

YOSHIHARU HOLDINGS CO.,
a California corporation

By:
Name:
Its:

Fed. Tax ID No. .: 87-3821974

CHAE GUARANTOR:

DocuSigned by:
James Chae
2C84C2C53F4B47B...

JAMES CHAE, an individual
Social Security No. .: 557-65-3840

DocuSigned by:
Jennie Chae
5AA1D41C384E4B8...

JENNIE CHAE, an individual
Social Security No. .: 609304860

Landlord’s Address for Notices:

OCEAN RANCH II, LLC
c/o Shea Properties
130 Vantis, Suite 200
Aliso Viejo, CA 92656
Attn: Senior VP of Asset Management

With a Copy to:

OCEAN RANCH II, LLC
c/o Shea Properties
130 Vantis, Suite 200
Aliso Viejo, CA 92656
Attn: Legal Department

Guarantor’s Addresses for Notices:

Address: 15476 Canon Lane, Chino Hills, CA 91709

Telephone No.: (213) 272-1780

EXHIBIT J

PROHIBITED, RESTRICTED AND EXCLUSIVE USES

The provisions set forth in this Exhibit are taken from leases and other agreements relating to the Project which are effective, executed or in the process of being negotiated. Although certain provisions may be stated in terms of prohibitions or restrictions regarding Landlord, or may provide that a tenant or occupant of the Project has rent reduction, termination or other special rights upon the violation of certain provisions or the failure of certain conditions, Tenant acknowledges and agrees that it shall not use the Premises in any way that will violate (or cause Landlord to violate) any such provisions or conditions or in any manner that will give the tenant or occupant under the agreement any such special remedy. In each instance in which a provision below refers to premises of a particular store, the provisions shall continue to be applicable to the premises originally occupied or to be occupied by such store, including in respect of the operations of any successor, transferee or other occupant under the applicable agreement or otherwise in possession of the store premises. In each instance in which the terms of any provision below are stated to be applicable to a particular area or zone, Tenant acknowledges that the provision is not material to Tenant's operations or that Tenant has obtained from Landlord a description of the area or zone to which the provision is applicable and has determined that the Premises are not located within such area or zone. The provisions set forth below reflect revisions to the clauses included in particular agreements to conform to certain of the defined terms used in the Lease (except that references below to "Tenant" refer to the tenant benefited by the provision), redact certain language not relevant for purposes of this Exhibit, and in other respects appropriately describe the applicable restrictions. In no event shall Tenant have the right to enforce any of the following provisions against Landlord or any other tenant or occupant of the Project.

EXCLUSIVE, RESTRICTIVE AND PROHIBITED USES

A. **EXCLUSIVE USES**. The following exclusives have been granted or are expected to be granted to tenants of the Shopping Center and may not be violated by any tenant other than the tenant to whom such exclusive has been granted:

AMAZING LASH STUDIO

Section 7.9: Notwithstanding anything to the contrary contained in this Lease, provided (a) Tenant is not in default, and (b) Tenant is operating a business in the Premises in accordance with the Permitted Use, Landlord agrees not to lease any portion of the Project as a Competing Business. A "Competing Business" is hereby defined as any business whose primary use is providing eyelash extensions and refills, and eye enhancing services (such as eyebrow and eyelash tinting and eyelash perming). Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (i) any tenants in the Project, their successors and assigns, under leases in effect when Tenant initially took possession of the Premises and which permit (or do not prohibit) such tenants, their successors or assigns, to operate a Competing Business; or (ii) any tenant or occupant of the Project which leases more than 5,000 sq.ft

BOARD & BREW

Section 7.10(a): Notwithstanding anything to the contrary contained in this Lease, provided (i) Tenant is not in default after the lapse of any applicable notice and cure period, and (ii) Tenant is open and operating in the Premises in accordance with the Permitted Use, Landlord agrees not to lease any portion of the Project to a Competing Restaurant. A "**Competing Restaurant**" is hereby defined as a quick service restaurant primarily serving submarine style and/or deli style sandwiches for on-premises consumption; but expressly excluding quick service restaurants serving hamburgers, hot dogs, burritos, falafels and the like. For purposes of the preceding sentence, the words "primarily serving" shall mean that the sale of submarine and/or deli style sandwiches accounts for more than seventy-five (75%) of the annual Gross Sales of such business from its location in the Project. Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (A) operation by a tenant or occupant in the Project as a Competing Restaurant who has been permitted to do so based upon or as a result of a bankruptcy, insolvency or similar action or otherwise permitted to do so as a result of an action or order by a court, (B) a Pre-Existing Tenant (hereinafter defined), or (C) any tenant or occupant using or occupying more than fifteen thousand (15,000) square feet of Floor Area in the Project. For purposes hereof, a "Pre-Existing Tenant" shall mean any tenant (whether such tenant occupies its original premises or relocated and/or expanded its premises) (I) who is open for business on or prior to the Effective Date, or (II) whose lease is dated on or prior to the Effective Date hereof, or (III) who is in possession of its space pursuant to a renewal or extension of the lease of a tenant described in either of the immediately preceding clauses (I) or (II) (whether or not such renewal or extension is pursuant to an express right to renew or extend contained in the lease), or (IV) who is an assignee, sub lessee or licensee of a tenant described in any of the immediately preceding clauses (I), (II) and/or (III).

CHIPOTLE

Section 7.9: Landlord shall not enter into a lease for a term commencing during the Term for the operation

in the Project to an occupant that derives more than 20% of their gross sales from the sale of burritos, wraps, fajitas or tacos. Additionally, Landlord shall not enter into a lease for a term commencing during the Lease Term for the operation in the Project of the following named tenants: El Pollo Loco, Wahoo's, Qdoba, Rubio's, Café Rio, Chronic Tacos or Baja Fresh. This restriction does not apply to any tenant who occupies more than 5,000 square feet in the Project or any traditional Mexican fast food drive-thru national chain tenant such as Taco Bell or Del Taco.

CINEPOLIS

Section 7.9: From and after the Effective Date, Landlord shall not enter into a lease for a term commencing during the Term of this Lease for the operation in the Project of a movie theatre or cinema exhibiting motion pictures.

FACIALWORKS

Section 7.9: Notwithstanding anything to the contrary contained in this Lease, provided (a) Tenant is not in default, and (b) Tenant is operating a business in the Premises in accordance with the Permitted Use, Landlord agrees not to lease any portion of the Project as a Competing Business. A "Competing Business" is hereby defined as any business that generates more than twenty percent (20%) of its sales from non-surgical, non-medical facial and skin care treatments. Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (i) any tenants in the Project, their successors and assigns, under leases in effect when Tenant initially took possession of the Premises and which permit (or do not prohibit) such tenants, their successors or assigns, to operate a Competing Business; or (ii) any tenant or occupant of the Project which leases more than 5,000 sq.ft.

HAMMER & NAILS

Section 7.9: Notwithstanding anything to the contrary contained in this Lease, provided (a) Tenant is not in default beyond any applicable notice and cure periods, and (b) Tenant is operating a business in the Premises in accordance with the Permitted Use, subject to permitted closures as expressly set forth in Lease, Landlord agrees not to lease, rent, occupy, or permit any portion of the Project as a Competing Business. A "Competing Business" is hereby defined as any business that provides hand and foot grooming services specifically for men. Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (i) any tenants in the Project, their successors and assigns, under leases in effect when Tenant initially took possession of the Premises and which permit (or do not prohibit) such tenants, their successors or assigns, to operate a Competing Business, provided, however, that with respect to such pre-existing tenants, Landlord agrees that to the extent Landlord has reasonable control over any such tenant's use and changes in use, Landlord shall exercise such control to enforce and protect Tenant's exclusive use rights described herein; or (ii) any tenant or occupant of the Project which leases more than 5,000 sq.ft.

NEKTER JUICE BAR

Section 7.9: Landlord shall not enter into a lease for a term commencing during the Lease Term for the operation in the Project to an occupant operating a juice bar as its primary use.

OMNIPOINT COMMUNICATIONS

Section 7.9: During the Term, subject to the following terms and the satisfaction of each and all of the following conditions, Landlord shall not execute a lease for premises in the Project (other than the Premises) for the operation of more than one (1) "Competitive Store" (as defined below) (the "Competitive Store Restriction"); provided, however, that Tenant's sole and exclusive rights and remedies for Landlord's violation of the foregoing covenant shall be as specified in subsection (e) below. A "Competitive Store" shall mean a tenant or other occupant within the Project who sells wireless communication products and services.

PANDA EXPRESS

Section 1.10: Owner agrees not to lease space within the Shopping Center to more another tenant whose primary business is a Chinese restaurant operation.

PEET'S COFFEE & TEA

Section 1.10: So long as Tenant operates the Premises for the use set forth in this Section 1.10, and so long as Tenant is not in monetary default under the terms of this Lease, Landlord will not lease space in the Shopping Center to any tenant or consent to an assignment of subletting whose primary use is the sale of gourmet, brand-identified coffee or tea beverages, freshly ground or whole coffee beans and/or tea leaves; provided, however, other tenants in the Shopping Center shall be permitted to sell coffee and tea beverages so long as such sales are incidental to such tenant's primary use ("Tenant Exclusive"). . . all restaurant tenants within the Shopping Center shall be entitled to sell coffee and tea beverages provided such sales are incidental to the restaurant's primary use; provided, however, such restaurant tenants shall not be entitle to sell whole coffee beans or tea leaves for consumption off the premises of the Shopping Center.

RESTORE HYPER WELLNESS + CRYOTHERAPY

Section 7.11: Notwithstanding anything to the contrary contained in this Lease, provided (a) Tenant is not in default beyond applicable notice and cure periods, and (b) Tenant is operating a business in the Premises in accordance with the Permitted Use, Landlord agrees not to lease any portion of the Project as a Competing Business. A "Competing Business" is hereby defined as any business whose primary use is providing Cryotherapy, Cryoskin, allergy testing and shots or IV drip therapies. Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (i) any tenants in the Project, their successors and assigns, under leases in effect as of the date of this Lease and which permit (or do not prohibit) such tenants, their successors or assigns, to operate a Competing Business; (ii) any tenant or occupant of the Project which leases more than 5,000 sq.ft., or (iii) to any tenant or occupant of the Project providing Cryotherapy, Cryoskin, allergy testing and shots or IV drip therapies in conjunction with a licensed medical facility.

SAN DIEGO COUNTY CREDIT UNION

Section 7.9: During the Term, subject to the following terms and the satisfaction of each and all of the following conditions, Landlord shall not execute leases for premises or amend or modify any existing leases for premises in the Project (other than the Premises) for the operation of a "Credit Union" or an "Automated Teller Machine" (collectively, the "Credit Union/ATM Restriction"). A "Credit Union" shall mean a tenant or other occupant within the Project that is chartered by the State of California, another state of the United States of America or by the federal government as a credit union and that provides the following services to the public: deposit services, including, without limitation, the depositing and cashing of checks, monies or other negotiable instruments, the maintaining of deposit accounts, and/or the issuance of cashier's checks, traveler's checks or other similar negotiable instruments, real estate loans, vehicle loans, business loans, personal loans, safety deposit boxes, lines of credit, credit cards, debit cards or similar credit facilities (collectively, "Financial Institution Services"). An "Automated Teller Machine" shall mean an electronic information processing device that is installed or placed indoors (i.e., within another premises or structure) within the Project or outdoors (i.e., a free standing structure or in or through the exterior walls of a building or other structure) within the Project that (v) dispenses monies, (w) accepts the deposit of monies, (x) transfers monies, (y) allows users to obtain information about their Financial Institution Services accounts; and/or (z) provides customary Financial Information Services or a customer/financial institution communication terminal system, provided that in no event shall a device be considered to be an Automated Teller Machine hereunder if it does not dispense monies.

Notwithstanding anything contained herein to the contrary, the ATM Restriction shall not apply to any grocery store or drug store now or hereafter located in the Project nor to any other current or future occupant of the Project whose business usually and customarily includes an Automated Teller Machine as part of its use.

SEASURF FISH COMPANY

Section 7.9: . . . Landlord agrees not to lease any portion of the Project to a Competing Business during the Term. A "Competing Business" is hereby defined as a seafood restaurant where more than twenty percent (20%) of the appetizers and entrees (collectively) on such restaurant's menu contain seafood products.

SPORT CLIPS

Section 7.9: . . . Landlord agrees not to lease any portion of the Project as a Competing Business. A "Competing Business" is hereby defined as any business operating as a value prices hair salon or barber shop. Notwithstanding anything to the contrary in the foregoing, this provision shall not be applicable to (i) any tenants in the Project, their successors and assigns, under leases in effect when Tenant initially took possession of the Premises and which permit (or do not prohibit) such tenants, their successors or assigns, to operate a Competing Business; or (ii) any tenant or occupant of the Project which leases more than 5,000 sq.ft.

TRADER JOE'S

Section 6.5: Landlord agrees that no other tenant or occupant of the Shopping Center shall be entitled to sell alcoholic beverages for off-site consumption, prepared take-home dinners or fresh produce. . .The exclusive right to sell prepared take home dinners shall also not be applicable to any permitted restaurants in the Shopping Center.

B. **PROHIBITED USES**. None of the following uses shall be conducted in the Project: (i) funeral homes; (ii) any production, manufacturing, industrial, or storage use of any kind or nature, except for storage and/or production of products incidental to the retail sale thereof from the Project; (iii) entertainment or recreational facilities ("entertainment or recreational facilities" shall include, but are not limited to, a bowling alley, skating rink, game room, electronic or mechanical games arcade, auditorium, sports or other entertainment viewing facility (except that single or multiple television and "big screen" television units within restaurants shall be permitted), billiard room or pool hall (except that pool tables may be included within restaurants permitted hereunder), off-track betting parlor, health spa, massage parlor (excluding "Massage Envy" or similar national chain therapeutic massage retailer operating in a first-class manner), discotheque,

dance hall, banquet hall, night club, lounge, bar or tavern (except that bars or the service of alcoholic beverages and/or dancing, music and other forms of entertainment may be included within restaurants permitted hereunder), "head shop," pornographic or "adult" store (including, without limitation, an adult bookstore or other establishment engaged in the business of selling, exhibiting or delivering pornographic or obscene materials), or other place of public amusement); (iv) training or education facilities ("training or educational facilities" shall include, but are not limited to, a beauty school, child care facility, barber college, library, classroom, reading room, church, school, or any other operation catering primarily to students or trainees rather than to customers, but shall exclude “Sylvan,” “Kumon” or similar national chain tenants operating in a first-class manner); (v) car washes, gasoline or service stations, or the displaying, repairing, renting, leasing, or sale of any motor vehicle, boat, or trailer; (vi) dry cleaner with on-premises cleaning; (vii) any use which creates a nuisance or materially increases noise or the emission of dust, odor, smoke, gases, or materially increases fire, explosion, or radioactive hazards in the Project; (viii) any business with drive-up or drive-through lanes except as designated on the Site Plan; (ix) second-hand or thrift stores (but excluding designer consignment stores), pawn shops or flea markets; (x) recycling facility (other than free-standing recycling machines); (xi) hotels or motor inns; and (xii) any use involving hazardous materials, except as may be customary in first class neighborhood shopping centers in the metropolitan area where the Project is located. Except as specifically provided for above, the Project shall only be used for the conduct of retail sales of goods (including food) and/or services found in comparable shopping centers of a similar size in the metropolitan marketing area in which the Project is located. The parking and other common facilities shall not be burdened by either large scale or protracted use by persons other than customers of occupants of the Project.

EXHIBIT K

MENU

[See attached]

Menu



TONKOTSU SHOYU
Pork Bone Broth with Flavored Soy Sauce Base and Garlic Paste

Toppings : Pork Chashu, Green Onions, Bean Sprouts, Bamboo Shoots, Wakame and Sesame Seeds

$14.50



TONKOTSU BLACK
Pork Bone Broth with Flavored Soy Sauce Base and Garlic Paste

Toppings : Pork Chashu, Green Onions, Bean Sprouts, Wood Ear Mushrooms, Bamboo Shoots, Roasted Black Garlic Oil and Sesame Seeds

$15.50



TONKOTSU SPICY BLACK
Pork Bone Broth with Miso Paste Base

Toppings: Pork Chashu, Green Onions, Bean Sprouts, Wood Ear Mushrooms, Bamboo Shoots, Roasted Black Garlic Oil, House Spicy Paste, Flavored Egg and Sesame Seeds

$16.50



TONKOTSU SPICY MISO
Pork Bone Broth with Miso Paste Base

Spicy Level *LV1 - Mild*
LV2 - Spicy
LV3 - Hot

Toppings : Pork Chashu, Flavored Egg, Green Onions, Bean Sprouts, Corn, House Spicy Paste, Wakame and Sesame Seeds

$15.50



TONKOTSU MISO
Pork Bone Broth with Miso Paste Base

Toppings : Pork Chashu, Flavored Egg, Green Onions, Bean Sprouts, Wood Ear Mushrooms, Wakame and Sesame Seeds

$14.50



TONKOTSU SHIO
Pork Bone Broth with Shio Tare (Seasoned salt base)

Toppings : Pork Chashu, Bean Sprouts, Green Onions, Flavored Egg and Sesame Seeds

$14.50



VEGETABLE RAMEN
Vegetable Broth with Flavored Soy Sauce Base and Garlic Paste

Toppings : Assorted Vegetables, Green Onions, Bean Sprouts, Wood Ear Mushrooms, Wakame and Sesame Seeds

$14.00 (Regular Noodles)

EXTRA TOPPINGS

CHASHU (PORK / CHICKEN) $2.95	MENMA Bamboo Shoots $1.50	TOFU $1.50	BLACK GARLIC OIL $2.00
AGI TAMA Flavored Egg $1.50	KIKURAGE Wood Ear Mushroom $1.00	WAKAME Wet Seaweed $1.00	CORN $1.00
SPICY PASTE $1.00	MOYASHI Bean Sprouts $1.00	KIZAMI NORI Dried Seaweed $1.00	GREEN ONIONS $1.00



CHICKEN RAMEN
Vegetable Broth with Chicken Base

Toppings: Chicken Chashu, Green Onions, Bean Sprouts, Wood Ear Mushrooms and Sesame Seeds

$14.50

SPICY BEEF $5.50
GRILLED CHICKEN $5.00
ASSORTED VEGETABLES .. $2.50
(Bok Choy, Spinach, Carrots, Broccoli)
EXTRA SOUP $3.50
EXTRA NOODLES $1.50
CHANGE TO
SPINACH NOODLES $2.00
(Substitution)



COLD RAMEN
(Seasonal)

Flavored Soy Sauce

Toppings: Chicken Chashu, Flavored Egg, Dried Seaweed, Bean Sprouts, Wakame, Corn, Cucumber, Mustard Sauce, Tomato and Sesame Seeds

$15.00

RAMEN COMBINATIONS

GYOZA $5.50
TAKOYAKI $5.50
KARA-AGE $5.50

YOSHIHARU
JAPANESE RAMEN

DocuSign Envelope ID: E45180C1-531F-4F07-8D01-8B6387FED33E



Appetizer
GYOZA
(Grilled or Deep Fried)
$6.00
EDAMAME
(Boiled Soy Bean)
$4.50
SPICY GARLIC EDAMAME
$6.00
TAKOYAKI
(Fish Cake Ball with Diced Octopus Stuffing)
$8.00
KARA AGE
(Popcorn Chicken)
$8.00
IIDAKO KARA AGE
(Fried Baby Octopus)
$8.00
EBI TEMPURA
(Fried Shrimp)
$8.00
POTATO SHRIMP
(Deep Fried Shrimp Wrapped with Potato Strings)
$8.00
IKA KARA AGE
(Fried Squid Legs)
$8.00
EGG ROLL
(Vegetables)
$6.00
KOROKKE
(Deep Fried Mashed Potatoes with Vegetable Mix)
$7.50
KAKI FRY
(Deep Fried Oyster)
$8.00
TOFU NUGGETS
(Deep Fried Tofu)
$7.00
SEAWEED SALAD
$7.50
BIG PLATTER
(Assorted Tempura, Including Ebi, Gyoza, Kakiage, Zucchini, Tofu Nuggets, Sweet Potato, Egg Roll Serves 3)
$17.00
Salad
CHICKEN SALAD
$10.50
TOFU SALAD
$10.50
Bento
DELUXE COMBINATION BENTO
$20.95
BEEF STEAK BENTO
$17.50
TERIYAKI CHICKEN BENTO
$15.50
TONKATSU BENTO
(Pork Cutlet)
$16.50
SALMON STEAK BENTO
$17.50
SPICY BEEF BENTO
$16.50
Rice Bowl
SPICY BEEF RICE BOWL
Thinly Sliced Ribeye, Onions, Spicy Paste
$11.50
TERIYAKI CHICKEN BOWL
Spicy Teriyaki Chicken, Carrots, Broccoli, Corn
$10.50
CHASHU BOWL
Pork Chashu, Green Onions, Dried Seaweed
$10.50
KARA AGE BOWL
Chicken Kara Age, Seaweed
$10.50
CURRY BOWL
(SPICY, CONTAINS DAIRY)
Curry with Ground Pork, Pickled Radish
$11.00
SPICY TUNA BOWL
(CONTAINS SESAME SEED OIL)
Spicy Tuna Mix, Avocado, White Pickled Ginger, Seaweed, Green Onion
$13.00
SPICY CHICKEN BOWL
Teriyaki Chicken, Carrots, Broccoli, Corn, Special Spicy Sauce
$11.00
UNAGI BOWL
Baked freshwater eel, Seaweed, Red Pickled Ginger
$15.50
Kid's Meal
AGE LIMIT 7-AND-UNDER
SMALL RAMEN (CHASHU 1PC)
WITH DEEP FRIED GYOZA (4 PCS)
$8.00
* STEAMED RICE $2.00
* MISO SOUP $2.00
Roll
SALMON & SHRIMP DYNAMITE ROLL
$14.00
BAKED SALMON & SHRIMP TEMPURA ROLL
$14.00
BAKED SALMON ROLL
$13.00
DELUXE SPICY TUNA ROLL
$10.50
SHRIMP TEMPURA ROLL
$10.50
CLASSIC SPICY TUNA ROLL
$9.50
CLASSIC CALIFORNIA ROLL
$8.50
SPICY CALIFORNIA ROLL
$8.50
SPAM MUSUBI
$4.50
SPICY SALMON & SHRIMP DYNAMITE ROLL $14.00
SPICY BAKED SALMON & SHRIMP TEMPURA ROLL $14.00
SPICY BAKED SALMON ROLL $13.00
SPICY SHRIMP TEMPURA ROLL $10.50
Drink
COKE / DIET COKE $2.50
SPRITE $2.50
CALPICO $3.00
UCC GREEN TEA $3.00
RAMUNE $3.50
MELON CREAM SODA .. $4.00
Beer
SAPPORO $5.00
SAPPORO LIGHT $5.00
ASAHI $5.00
SAPPORO DRAFT BEER
Pint $4.50
Pitcher $17.00
KIRIN DRAFT BEER
Pint $4.50
Pitcher $17.00
Sake
NIGORI $13.00
FLAVORED NIGORI .. $17.00
(Strawberry / Mango)
GINJO $13.00
KIKUSUI $17.00
*Drink menu may vary by location
Please ask a server for additional details
MACARON ICE CREAM
(Mango / Raspberry / Vanilla / Green Tea / Chocolate)
$4.00 (EACH)
MOCHI ICE CREAM
(Mango / Matcha(Green Tea) / Strawberry / Black Sesame)
$4.00 (2PCS) $11.00 (1CASE)
MATCHA CHEESECAKE
$8.00 (1SLICE)
YOSHIHARU
JAPANESE RAMEN
Follow us @YoshiharuRamen
http:// www.yoshiharuramen.com

DocuSign

Certificate Of Completion

Envelope Id: E45180C1531F4F078D018B6387FED33E		Status: Completed
Subject: Please DocuSign: Lease - Yoshiharu Ramen (Ocean Ranch II) (Execution Version).pdf		
Source Envelope:		
Document Pages: 104	Signatures: 5	Envelope Originator:
Certificate Pages: 5	Initials: 0	Mary Jewett
AutoNav: Enabled		130 Vantis Suite 200
EnvelopeId Stamping: Enabled		Aliso Viejo, CA 92656
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		mary.jewett@sheaproperties.com
		IP Address: 64.58.181.66

Record Tracking

Status: Original 7/11/2022 6:59:26 AM	Holder: Mary Jewett mary.jewett@sheaproperties.com	Location: DocuSign

Signer Events

Signer Events	Signature	Timestamp
James Chae jchae@yoshiharuramen.com President & CEO Security Level: Email, Account Authentication (None)	DocuSigned by: James Chae 3C04C2C53F4B47B... Signature Adoption: Pre-selected Style Using IP Address: 209.65.140.9	Sent: 7/11/2022 7:16:23 AM Resent: 7/12/2022 8:49:48 AM Resent: 7/12/2022 8:50:29 AM Resent: 7/14/2022 10:32:21 AM Viewed: 7/15/2022 11:08:28 AM Signed: 7/15/2022 11:10:30 AM

Electronic Record and Signature Disclosure:
Accepted: 7/15/2022 11:08:28 AM
ID: 2e9989d7-6b2f-40e8-bf82-d9508931fdeb

Jennie Chae Jenniechae@gmail.com Security Level: Email, Account Authentication (None)	DocuSigned by: Jennie Chae 5AA1D41C384E4B8... Signature Adoption: Pre-selected Style Using IP Address: 172.115.43.85	Sent: 7/15/2022 11:10:32 AM Viewed: 7/15/2022 5:34:17 PM Signed: 7/15/2022 5:34:52 PM

Electronic Record and Signature Disclosure:
Accepted: 7/15/2022 5:34:17 PM
ID: 3b7c1098-dab9-4126-9f6b-bb035ff1d399

Timothy Sullivan tim.sullivan@sheaproperties.com VP, Asset Management Security Level: Email, Account Authentication (None)	DocuSigned by: Timothy Sullivan FE4AA30D4A74447... Signature Adoption: Pre-selected Style Using IP Address: 50.113.79.202	Sent: 7/15/2022 5:34:54 PM Viewed: 7/17/2022 8:22:51 PM Signed: 7/17/2022 8:27:41 PM

Electronic Record and Signature Disclosure:
Accepted: 7/17/2022 8:22:51 PM
ID: f32f45f8-e810-4356-90d5-cab65a0743d1

Lillian Kuo Lillian.kuo@sheaproperties.com Assistant Secretary Security Level: Email, Account Authentication (None)	DocuSigned by: Lillian Kuo 93F677CB17734D2... Signature Adoption: Pre-selected Style Using IP Address: 68.4.115.96	Sent: 7/17/2022 8:27:43 PM Viewed: 7/18/2022 8:08:19 PM Signed: 7/18/2022 8:10:54 PM

Electronic Record and Signature Disclosure:
Accepted: 7/18/2022 8:08:19 PM
ID: b46f7c7d-9144-4001-9f60-181f63b105cd

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/11/2022 7:16:23 AM
Certified Delivered	Security Checked	7/18/2022 8:08:19 PM
Signing Complete	Security Checked	7/18/2022 8:10:54 PM
Completed	Security Checked	7/18/2022 8:10:54 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

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